UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.   )

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☒	Definitive Proxy Statement

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AKARI THERAPEUTICS, PLC

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AKARI THERAPEUTICS, PLC

22 Boston Wharf Road, FL 7

Boston, Massachusetts 02210

June 6, 2025

2025 Annual General Meeting of Akari Therapeutics, Plc (the “Meeting” or “AGM”)

This letter, the notice of the Meeting set out in this document (the “Notice”) and associated materials for the Meeting are being sent to you because, as of June 4, 2025 (being the latest practicable date before the circulation of this document), you are registered as a holder of ordinary shares in the register of members of Akari Therapeutics, Plc (the “Company”). However, this letter, the Notice and associated materials will also be available to holders of our American Depositary Shares (“ADS”) and contain information relevant to holders of ADSs.

Our Meeting will take place at 2:30 p.m., London time, on June 30, 2025, at 75/76 Wimpole Street, London, W1G 9RT. The Notice is set out in this document, and it contains the resolutions to be proposed at the Meeting (the “Resolutions”).

For the purposes of the Meeting, a quorum will be obtained by two or more qualifying persons present at a meeting and between them holding (or being the proxy or corporate representative of the holders of) at least 33 1⁄3% of the Company’s share capital (excluding any shares held as treasury shares) entitled to attend and vote on the business to be transacted at the Meeting. A “qualifying person” is an individual who is a member, a person authorized to act as the representative of a member (being a corporation) in relation to the Meeting, or a person appointed as proxy of a member in relation to the Meeting.

Action to be taken by holders of ordinary shares in the Company

If you are a holder of ADSs, please ignore this section and refer instead to the section below - “Holders of American Depositary Shares”. If you are a holder of ordinary shares in the register of members of the Company, please vote on the Resolutions by appointing a proxy. A form of proxy for use at the Meeting is enclosed. You are encouraged to appoint the Chairman of the Meeting as your proxy. If you appoint any person other than the Chairman of the Meeting as your proxy, that person may not be allowed to attend the Meeting.

You are advised to complete and return the form of proxy in accordance with the instructions printed on it and so as to arrive at the Company’s registrar, Equiniti Limited, at Aspect House, Spencer Road, Lancing, BN99 6DA (“Equiniti Limited”), England as soon as possible but in any event by no later than 2:30 pm London time (9:30 am Eastern time) on June 26, 2025.

In order to attend and vote at the Meeting as an ordinary shareholder, you must continue to be registered as a holder of ordinary shares in the Company’s register of members as of 6:30 pm London time (1:30 pm Eastern time) on June 26, 2025.

Therefore, if you sell or transfer your ordinary shares in the Company on or prior to June 26, 2025, your form of proxy can no longer be used and if submitted (whether before or after you sell or transfer your ordinary shares) will be treated as invalid. Please pass this document to the person who arranged the sale or transfer for delivery to the purchaser or transferee. The purchaser or transferee should contact Equiniti Limited by telephone at +44 (0) 371 384 2030, to request a new form of proxy for its use.

Should you elect to convert your holding of ordinary shares in the capital stock of the Company into an interest in the capital of the Company represented by ADSs before the Meeting, you will cease to be a holder of ordinary shares in your own name and will not be entitled to vote at the Meeting as an ordinary shareholder. You will also not be able to use the enclosed form of proxy. However, you may be able to exercise your vote as a holder of an interest in the capital of the Company represented by American Depositary Shares. Please refer to the next section - “Holders of American Depositary Shares”.

Holders of American Depositary Shares

In order to exercise your vote as a holder of an interest in the capital of the Company represented by ADSs, you or your bank, broker or nominee must be registered as a holder of ADSs in the ADS register maintained by our depositary, Deutsche Bank Trust Company Americas (“Deutsche Bank”) as of 5:00 p.m. Eastern Time on Friday, May 23, 2025 (the record date for ADS holders). If you hold ADSs through a bank, broker or nominee on May 23, 2025, the Meeting documentation, including the ADS proxy card, will be sent to your broker who should forward the materials to you. Please reach out to your broker to provide your voting instructions.

Please note that ADS proxy cards submitted by ADS holders must be received by Deutsche Bank no later than 1:00 p.m. Eastern Time on June 18, 2025.

Contacts for ADS holders

If you have queries about how you can deliver voting instructions, please contact Deutsche Bank c/o Equiniti Trust Company by telephone: +1 (800) 937-5449 (toll free within the United States) or +1 (718) 921 8137 (for international callers) or by email at adr@equiniti.com or by mail at Deutsche Bank Trust Company Americas, c/o Equiniti Trust Company, Peck Slip Station PO Box 2050 New York, NY 10272-2050.

If at any point you require guidance, please contact Prism Cosec Limited, Company Secretary, by telephone at +44 20 3048 1996.

Recommendation

You will find an explanatory note in relation to each of the Resolutions in the attached proxy statement (the “Proxy Statement”). Your directors consider that each Resolution is in the best interests of the Company and its shareholders as a whole and is likely to promote the success of the Company. Accordingly, your directors unanimously recommend that you vote in favor of the Resolutions as each of the directors with personal holdings of equity interests in the Company intends to do in respect of their own beneficial holdings.

Thank you for your ongoing support of Akari Therapeutics, Plc.

Yours sincerely,

/s/ Abizer Gaslightwala
Abizer Gaslightwala
President and Chief Executive Officer

AKARI THERAPEUTICS, PLC

(Registered in England & Wales, No. 05252842)

Registered office:

Highdown House

Yeoman Way

Worthing

West Sussex

BN99 3HH

NOTICE OF 2025 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MONDAY, JUNE 30, 2025

NOTICE is hereby given that the 2025 Annual General Meeting (referred to herein as the “Meeting” or “AGM”) of Akari Therapeutics, Plc, a public limited company registered in England & Wales (referred to herein as “Akari”, the “Company,” “our” or “we”), will be held on Monday, June 30, 2025, at 2:30 p.m. London time (9:30 a.m. Eastern Time), at 75/76 Wimpole Street, London, W1G 9RT for transaction of the following business:

Ordinary resolutions

1.	To receive the report of the Board of Directors and the accounts for the year ended December 31, 2024, together with the report of the statutory auditor and the strategic report.

2.	To approve, on an advisory-basis, the Board of Directors’ Remuneration Report (excluding the Board of Directors’ Remuneration Policy), as set out in the Company’s annual report and accounts for the financial year ended December 31, 2024.

3.	To re-elect Hoyoung Huh as a director of Akari, as a Class A Director as stated in Article 18.2.1 of the Company’s articles of association (the “Articles”).

4.	To re-elect Robert Bazemore as a director of Akari, as a Class A Director as stated in Article 18.2.1 of the Articles.

5.	To re-elect James Neal as a director of Akari, as a Class A Director as stated in Article 18.2.1 of the Articles.

6.	To re-elect Sandip I. Patel as a director of Akari, as a Class A Director as stated in Article 18.2.1 of the Articles.

7.	To re-elect Samir R. Patel as a director of Akari, as a Class A Director as stated in Article 18.2.1 of the Articles.

8.	To re-elect Abizer Gaslightwala as a director of Akari, as a Class A Director as stated in Article 18.2.1 of the Articles.

9.	To ratify the appointment of BDO USA, P.C. as independent registered public accounting firm of Akari for the year ending December 31, 2025.

10.	To re-appoint HaysMac LLP as statutory auditors of Akari to hold office until the conclusion of the next annual general meeting at which accounts are laid before Akari shareholders.

11.	To authorize the audit committee of the Board of Directors of Akari to fix the statutory auditors’ remuneration.

12.	To generally and unconditionally authorize an increase in the number of shares available for the grant of awards under the Company’s 2023 Equity Incentive Plan (the “2023 Plan”) by 11,026,000,000 ordinary shares (the equivalent of 5,513,000 American Depositary Shares (“ADSs”)) to 19,806,000,000 ordinary shares (the equivalent of 9,903,000 ADSs) plus such additional number of ordinary shares (up to 855,637,300 ordinary shares) subject to awards granted under the Celsus Therapeutics PLC 2014 Equity Incentive Plan (the “2014 Plan”), to the extent such awards are forfeited or cancelled, or expire unexercised.

13.	To approve, on a non-binding, advisory basis, the compensation of our named executive officers (“NEOs”) as disclosed in the Proxy Statement.

14.	To approve the time-vested one time grant stock option awards over 225,000 ADSs (representing 450,000,000 ordinary shares) granted, conditional on shareholder approval, to each of certain of the Company’s directors (being Hoyoung Huh, Raymond Prudo-Chlebosz, Robert Bazemore, James Neal, Sandip I. Patel and Samir R. Patel) on March 20, 2025 (the “Stock Option Awards”), which would represent, in aggregate, time-vested one time grant options over 1,350,000 ADSs (representing 2,700,000,000 ordinary shares) (4.2% of the Company’s current issued share capital) with each of the Stock Option Awards vesting 25% on March 20, 2025, 25% at December 31, 2025 and the remaining 50% vesting monthly over the next 24 months thereafter.

15.	That, in accordance with section 551 of the U.K. Companies Act 2006, our directors or any duly authorized committee of the directors be generally and unconditionally authorized to allot shares in Akari and to grant rights to subscribe for or to convert any security into shares in Akari up to an aggregate nominal amount of USD 20,000,000 for a period expiring (unless otherwise renewed, varied or revoked by Akari at a general meeting) on June 30, 2030, save that Akari may, before such expiry, make offers or agreements which would or might require such shares to be allotted or such rights to be granted after such expiry and the directors may allot such shares or grant such rights in pursuance of such offers or agreements notwithstanding that the authority conferred by this resolution has expired; and this resolution revokes and replaces all unexercised authorities previously granted to the directors to allot shares or grant rights to subscribe for or convert any security into shares, but without prejudice to any allotment of shares or grant of rights already made, offered or agreed to be made pursuant to such authorities.

Special Resolution

16.	That, conditional on resolution 15 above (the “General Allotment Proposal”) being duly passed, in accordance with section 570 of the U.K. Companies Act 2006, the directors of Akari (or any duly authorized committee of the directors of Akari) be generally empowered to allot equity securities (as defined in section 560 of the U.K. Companies Act 2006) for cash pursuant to the authorization conferred on them by the General Allotment Proposal as if section 561 of the U.K. Companies Act 2006 and any pre-emption provisions in the Articles (or howsoever otherwise arising) did not apply to the allotment for a period expiring (unless previously renewed, varied or revoked by Akari prior to or on that date) five years after the date on which this resolution is passed save that Akari may, before such expiry, make an offer or agreement which would or might require shares to be allotted after such expiry and the directors may allot shares in pursuance of any such offer or agreement notwithstanding that the power conferred by this resolution has expired (the “Pre-emption Rights Proposal”).

Each of Resolutions 1 to 15 is proposed as an ordinary resolution that will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, shareholders representing a majority of the total voting rights of shareholders present at the Meeting in person or by proxy and voting on the proposal vote in favor of the resolution. Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast on a given proposal and therefore will not impact the outcomes of the items on the agenda.

Resolution 16 is proposed as a special resolution that will be approved if (i) on a show of hands, a majority of not less than 75% of the shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, shareholders representing a majority of not less than 75% of the total voting rights present at the Meeting in person or by proxy and voting on the proposal vote in favor of the resolution. Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast on a given proposal and therefore will not impact the outcomes of the items on the agenda.

The result of the shareholder votes on the ordinary resolutions in proposals 1, 2, 9, and 13 regarding receipt of our U.K. statutory annual accounts and reports for the year ended December 31, 2024, approval of our U.K. statutory directors’ annual report on remuneration for the year ended December 31, 2024, ratification of the appointment of BDO USA, P.C., a Virgina professional corporation, as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and approval of the compensation of our named executive officers for the year ended December 31, 2024 will not require our Board of Directors or any committee thereof to take any action. Our Board of Directors values the opinions of our shareholders as expressed through such votes and will carefully consider the outcome of the votes on proposals 1, 2, 9, and 13.

Pursuant to Regulation 41 of the Uncertificated Securities Regulations 2001, as amended, the Company specifies that entitlement to attend and vote at the Meeting, and the number of votes which may be cast at the Meeting, will be determined by reference to the Company’s register of members at 6:30 pm(London time) on June 26, 2025 or, if the Meeting is adjourned, at 6:30 pm (London time) two working days before the time of the adjourned Meeting. In each case, changes to the register of members after such time will be disregarded. The accompanying Proxy Statement more fully describes the details of the business to be conducted at the Meeting. After careful consideration, our Board of Directors has unanimously approved the proposals and recommends that you vote FOR each proposal described in the accompanying Proxy Statement.

The Company’s principal executive offices are located at 22 Boston Wharf Road FL 7, Boston, MA 02210. The registered office of Akari Therapeutics, Plc is at Highdown House, Yeoman Way, Worthing, West Sussex, BN99 3HH, United Kingdom. Except as set out in this Notice, any communication with the Company in relation to the Meeting, should be sent to the Company’s registrars, Equiniti Limited, at Aspect House, Spencer Road, Lancing, BN99 6DA (“Equiniti Limited”). No other means of communication will be accepted. In particular, you may not use any electronic address provided within this notice or in any related documents (including the annual report and accounts for the year ended December 31, 2024 and the proxy form) to communicate with the Company except as expressly permitted.

You are reminded that you can update your preferences for communications by Akari at any time through www.shareview.co.uk. You can contact Equiniti Limited for assistance with the process on +44 (0)371 384 2030. There is no charge for this service. Akari encourages you to agree to the use of electronic communications as it will enable you to receive information quicker and reduce the Company’s costs and environmental impact.

A copy of the Statutory Accounts can be accessed by visiting the Akari website at http://investor.akaritx.com/.

Your vote is important. The affirmative vote (on a show of hands or a poll) of shareholders present in person or by proxy in accordance with the requisite majority set forth in the accompanying Proxy Statement is required for approval of the Resolutions. We encourage you to read the Proxy Statement carefully.

Please complete, date, sign and return the enclosed proxy form as promptly as possible (and in any event by 2:30 pm (London time) on June 26, 2025) in order to ensure your representation at the Meeting. Please note, however, that if your shares are represented by American Depositary Shares and held on deposit by Deutsche Bank Trust Company Americas, as depositary, or if your ordinary shares are held of record by a broker, bank or other nominee, and you wish to have your votes cast at the Meeting, you must obtain, complete and timely return a proxy form issued in your name from that intermediary in accordance with any instructions provided therewith.

By Order of the Board of Directors of Akari Therapeutics, Plc,

/s/ Hoyoung Huh
Hoyoung Huh, M.D.
Chairman

June 6, 2025

THE AKARI BOARD OF DIRECTORS HAS DETERMINED AND BELIEVES THAT EACH OF THE RESOLUTIONS OUTLINED ABOVE IS ADVISABLE TO, AND IN THE BEST INTERESTS OF AKARI AND ITS SHAREHOLDERS AND HAS APPROVED EACH SUCH RESOLUTION. THE AKARI BOARD OF DIRECTORS RECOMMENDS THAT AKARI SHAREHOLDERS VOTE “FOR” EACH SUCH RESOLUTION.

Notes:

(a)	Only those members registered in the register of members of the Company at 6:30 pm London time (1:30 pm Eastern time) on June 26, 2025 will be entitled to attend and vote at the Meeting (“AGM”) in respect of the number of ordinary shares registered in their name at the time. Changes to entries on the relevant register after that deadline will be disregarded in determining the rights of any person to attend and vote at the AGM. Should the AGM be adjourned or postponed to a time not more than 48 hours after the deadline, the same deadline will also apply for the purpose of determining the entitlement of members to attend and vote (and for the purpose of determining the number of votes they may cast) at the adjourned or postponed AGM. Should the AGM be adjourned or postponed for a longer period, then to be so entitled, members must be entered on the register of members at the time which is 48 hours before the time fixed for the adjourned or postponed AGM or, if the Company gives notice of the adjourned or postponed AGM, at the time specified in the notice.

(b)	Any member may appoint a proxy to attend, speak and vote on his or her behalf. A member may appoint more than one proxy in relation to the AGM provided that each proxy is appointed to exercise the rights attached to a different share or shares of the member. A proxy need not be a member but must attend the meeting in person. If a member wishes his or her proxy to speak on his or her behalf at the AGM, he or she will need to appoint his or her own choice of proxy and give his or her instructions directly to them. Completion and return of a proxy form will not preclude a member from attending, speaking and voting at the AGM or any adjournment or postponement thereof in person. If a proxy is appointed and the member attends the AGM in person, the proxy appointment will automatically be terminated. A validly appointed proxy shall be authorized (at his or her discretion) to consent to any adjournment or postponement of the AGM and, unless otherwise terminated or amended in accordance with these notes or the notes to the proxy form, the submitted proxy form shall remain effective at any such adjourned or postponed AGM. The proxy form, used by the holders of ordinary shares to vote, should be lodged with the Company’s registrar (Equiniti Limited) not later than 2:30 pm London time (9:30 am Eastern time) on June 26, 2025. The accompanying Proxy Statement explains proxy voting and the matters to be voted on in more detail. Please read the Proxy Statement carefully. For specific information regarding the voting of your ordinary shares, please refer to the Proxy Statement under the section entitled “Questions and Answers About Voting”.

(c)	Any corporation that is a member can appoint one or more corporate representatives who may exercise on its behalf all of its powers as a member provided that, if it is appointing more than one corporate representative, it does not do so in relation to the same shares.

(d)	In the case of joint holders, the vote of the senior holder who tenders the vote whether in person or by proxy will be accepted to the exclusion of the votes of any other joint holders. For these purposes, seniority shall be determined by the order in which the names stand in the Company’s relevant register or members for the certificated or uncertificated shares of the Company (as the case may be) in respect of the joint holding.

(e)	Certificateless Registry for Electronic Share Transfer (“CREST”) members who wish to appoint a proxy or proxies through the CREST electronic proxy appointment service may do so for the AGM and any adjournments or postponements of it by using the procedures described in the CREST Manual (available via www.euroclear.com). CREST personal members or other CREST sponsored members, and those CREST members who have appointed voting service providers, should refer to their sponsors or voting service providers, who will be able to take the appropriate action on their behalf. For a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with Euroclear’s specifications and must contain the information required for those instructions as described in the CREST Manual (available via www.euroclear.com). The message, regardless of whether it relates to the appointment of a proxy or to an amendment to the instruction given to the previously appointed proxy, must, to be valid, be transmitted so as to be received by the Company’s agent (ID: RA19) by 2:30 pm London time (9:30 am Eastern time) on June 26, 2025. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which the Company’s agent is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time, any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means. CREST members and, where applicable, their CREST sponsors or voting service providers should note that Euroclear UK does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will, therefore, apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed voting service providers, to procure that its CREST sponsors or voting service providers take) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings. The Company may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

(f)	If you are an institutional investor you may be able to appoint a proxy electronically via the Proxymity platform, a process which has been agreed by the Company and approved by the Registrar. For further information regarding Proxymity, please go to www.proxymity.io. Your proxy must be lodged by 2:30 pm London time (9:30 am Eastern time) on June 26, 2025 in order to be considered valid. Before you can appoint a proxy via this process you will need to have agreed to Proxymity’s associated terms and conditions. It is important that you read these carefully as you will be bound by them and they will govern the electronic appointment of your proxy.

(g)	As of June 4, 2025 (being the last practicable date before circulation of this Notice), the Company’s issued ordinary share capital consisted of 64,352,739,523 ordinary shares, carrying one vote each. Therefore, the total voting rights in the Company as of that date are 64,352,739,523. Each ADS of the Company represents two thousand (2,000) ordinary shares.

(h)	Under section 527 of the U.K. Companies Act 2006, members meeting the threshold requirement set out in that section have the right to require the Company to publish on a website a statement setting out any matter relating to: (i) the audit of the Company’s accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the AGM; or (ii) any circumstance connected with an auditor of the Company ceasing to hold office since the previous meeting at which annual accounts and reports were laid in accordance with section 437 of the U.K. Companies Act 2006. The Company may not require the shareholders requesting any such website publication to pay its expenses in complying with sections 527 or 528 of the U.K. Companies Act 2006. Where the Company is required to place a statement on a website under section 527 of the U.K. Companies Act 2006, it must forward the statement to the Company’s auditor not later than the time when it makes the statement available on the website. The business which may be dealt with at the AGM includes any statement that the Company has been required, under section 527 of the U.K. Companies Act 2006, to publish on a website.

(i)	Except as set out in the notes to this Notice, any communication with the Company in relation to the AGM, including in relation to proxies, should be sent to the Company’s Registrar, Equiniti Limited, Aspect House, Spencer Road, Lancing, West Sussex, BN99 6DA, England. No other means of communication will be accepted. In particular, you may not use any electronic address provided either in this notice or in any related documents to communicate with the Company for any purpose other than those expressly stated.

(j)	Copies of the service agreement for our executive director and of the letters of appointment for our non-executive directors will be available for inspection at the registered office of the Company during normal business hours on any weekday (public holidays excepted) and at the place of the AGM for one hour before the meeting and at the meeting itself.

(k)	Any ordinary shareholder attending the meeting has the right to ask questions. The Company must cause to be answered any such question relating to the business being dealt with at the meeting but no such answer need be given if: (i) to do so would interfere unduly with the preparation for the meeting or involve the disclosure of confidential information; (ii) the answer has already been given on a website in the form of an answer to a question; or (iii) it is undesirable in the interests of the Company or the good order of the meeting that the question be answered.

Explanatory Notes to the Notice of Annual General Meeting

Resolution 1 – Statutory Accounts

As a public limited company, it is a requirement under English company law that the Board of Directors lay the report of the Company’s directors and the Company’s accounts for the year ended December 31, 2024, together with the report of the statutory auditor and the strategic report (the “Statutory Accounts”) before the shareholders at a general meeting. The Statutory Accounts have been prepared in accordance with the U.K. Companies Act 2006 and International Financial Reporting Standards. The Statutory Accounts are available for download on the Company’s website (http://investor.akaritx.com/). In addition, hard copies of the Statutory Accounts may be obtained by contacting the Registrars.

Resolution 2 – Approval of Director’s Remuneration Report

Our U.K. statutory directors’ remuneration report is set out in Annex A. The directors’ remuneration report includes the annual report on remuneration. This document describes in detail our remuneration policies and procedures and explains how these policies and procedures help to achieve our compensation objectives with regard to our directors and the retention of high-quality directors. Our Board of Directors and the compensation committee believe that the policies and procedures as articulated in the directors’ remuneration report are effective and that as a result of these policies and procedures we have and will continue to have high-quality directors. Our Board of Directors has approved and signed the report in accordance with English law.

The affirmative vote of holders representing a simple majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to pass this resolution. This vote is advisory and non-binding and the directors’ entitlement to receive remuneration is not conditional on it. Payments made or promised to directors will not have to be repaid, reduced or withheld in the event that the resolution is not passed. Although non-binding, our Board of Directors and compensation committee will review and consider the voting results when making future decisions regarding our director remuneration program. Following the AGM, and as required under English law, the directors’ annual report on remuneration will be delivered to the U.K. Registrar of Companies.

Resolutions 3 to 8 – Re-appointment of Directors

Under the Company’s Articles of Association, there are three classes of Board members (Class A, Class B and Class C) with each class having a specific office term. Hoyoung Huh, Robert Bazemore, James Neal, Sandip I. Patel, Samir R. Patel and Abizer Gaslightwala currently serve as Class A directors and Raymond Prudo-Chlebosz, M.D. currently serves as a Class C director. We currently do not have any Class B directors. Subject to the matters described below, Hoyoung Huh, Robert Bazemore, James Neal, Sandip I. Patel, Samir R. Patel and Abizer Gaslightwala have been nominated by the Board of Directors to be re-elected as Class A directors at the Meeting. A Class A director re-elected at the Meeting will hold office until the 2026 annual general meeting unless they resign or their seats become vacant due to death, removal, or other cause in accordance with the Articles.

In connection with resolutions 3, 4, 5, 6, 7 and 8, we set forth the biographical information for the nominees to our Board of Directors.

Hoyoung Huh, MD, PhD, has served as Chairman of our board of directors since November 2024, following our merger with Peak Bio, Inc. Dr. Huh is the founder of Peak Bio Inc. (f/k/a pH Pharma) and has held positions of Chief Executive Officer and Board Chairman since founding pH Pharma in 2015. Dr. Huh is a Silicon Valley-based entrepreneur and investor in healthcare and technology-based businesses and has served as Lead Director of Pliant Therapeutics since December 2017. Dr. Huh has been involved in the formation and management of multiple biotechnology and innovation-based companies, including holding board positions. He previously served as the Chairman of the board of directors of Geron Corporation from September 2011 to December 2018 and CytomX Therapeutics, Inc. from February 2012 to December 2018, and served as a member of the board of directors of Rezolute, Inc. (f/k/a AntriaBio, Inc.) from 2013 to January 2019. He holds an A.B. in Biochemistry from Dartmouth College, an M.D. from Cornell University Medical College and a Ph.D. in Cell Biology and Genetics from Cornell University Sloan Kettering Institute.

Robert Bazemore has served as a member of our board of directors since September 2024. Mr. Bazemore has spent over 30 years on the development and commercialization of novel medicines. From 2015 to 2021, Mr. Bazemore served as the President, Chief Executive Officer and member of the Board of Directors of Epizyme, Inc., developing and launching TAZVERIK ® for patients with Follicular Lymphoma and Sarcoma while building on the company’s pipeline of promising epigenetic candidates in oncology. Prior to that, Mr. Bazemore served as the Chief Operating Officer of Synageva BioPharma Corp., where he established the company’s global commercial and medical organization to support the first product launch, helping lead the broader transition to a sustainable commercial enterprise through the company’s acquisition by Alexion Pharmaceuticals, Inc. Mr. Bazemore served in increasing levels of responsibility at Johnson & Johnson including Vice President of Centocor Ortho Biotech Sales & Marketing from 2008 to 2010 and President of Janssen Biotech, where he led the successful launches of numerous products and indications, including the US launches of the oncology therapies ZYTIGA ® and IBRUVICA ®. He was also Vice President of Global Surgery at Ethicon. Prior to Johnson & Johnson, Mr. Bazemore worked at Merck & Co. Inc., where he served in a variety of roles in medical affairs, sales and marketing, including supporting the launch of SINGULAIR ® in the U.S. Mr. Bazemore previously served on the board of Neon Therapeutics prior to its acquisition by BioNTech and served as Board Chairman for Pennsylvania BIO. Mr. Bazemore received a B.S. in Biochemistry from the University of Georgia.

James Neal, MS, MBA, has served as a member of our board of directors since November 2024, following our merger with Peak Bio, Inc. He comes to our board of directors as an experienced business professional serving as XOMA Corporation’s Chief Executive Officer and Chairman of the Board, joining that company in 2009. Mr. Neal has more than 25 years’ experience in forming and maximizing business and technology collaborations globally and in bringing novel products and technologies to market. Prior to XOMA, Mr. Neal was Acting Chief Executive Officer of Entelos, Inc., a leading biosimulation company that acquired Iconix Biosciences, a privately held company where Mr. Neal was Chief Executive Officer. At Iconix, Mr. Neal established multi-year collaborations with Bristol-Myers Squibb, Abbott Labs, Eli Lilly and the U.S. Food and Drug Administration. Mr. Neal earned his B.S. in Biology and his M.S. in Genetics and Plant Breeding from the University of Manitoba, Canada, and holds an Executive MBA degree from Washington University in St. Louis, Missouri.

Sandip I. Patel JD, BBA, has served as a member of our board of directors since November 2024, following our merger with Peak Bio, Inc. Mr. Patel has been involved in the formation, development, growth, and successful exits of several companies in the healthcare services and technology sector, insurance, and financial services. He has served on numerous boards including AtlasClear Holdings, Inc. (NYSE: ATCH), Quantum Fintech (NYSE: QFTA), Monterey Bio (NASDAQ: MTRY), Anderen Bank, Avatar Property & Casualty, and Morton Plant Mease Hospital as a trusted advisor and entrepreneur. Additionally, he has served in executive roles with leading organizations, including American Managed Care, Orion Communities, and WellCare. Mr. Patel received his law degree from the Stetson University College of Law, and a B.B.A in Finance from the University of Georgia.

Samir R. Patel, M.D., has served as a member of our board of directors since November 2023 and as President and Chief Executive Officer since December 16, 2024, after previously serving as Interim President and Chief Executive Officer effective May 1, 2024. Dr. Patel is founder and, since April 2017, principal of PranaBio Investments, LLC, a firm providing consulting, strategic advisory, and investment services for small cap biotechnology companies. He is also a consultant to GE Global Research, Inc., GE’s innovation engine that is creating novel products and solutions across several sectors including biomanufacturing and biotechnology, since May 2019. Dr. Patel has more than 20 years of experience in life sciences including co-founding SPEC Pharma, LLC, a company that develops and manufactures injectables used in rheumatology, obstetric, orthopedic, and veterinary applications. He holds multiple patents, has been an author on several publications and has been an investigator in numerous clinical research studies. Dr. Patel received his medical degree from the Medical College of Ohio (now University of Toledo) in Toledo, Ohio, and completed his internal medicine internship and residency, as well as rheumatology fellowship, at University of New Mexico School of Medicine Affiliated Hospitals.

Abizer Gaslightwala has served as a member of our board of directors since December 2024. Mr. Gaslightwala is a well-established leader in the biotechnology and pharmaceutical industry. He has a successful track record spanning over 25 years in the development and commercialization of novel medicines across a range of companies and therapeutic areas. Mr. Gaslightwala serves as the Senior Vice President and Franchise Head for Oncology at Jazz Pharmaceuticals, where he manages a portfolio of products spanning both solid and hematological malignancies. Mr. Gaslightwala has led and driven growth in several leadership roles at Amgen, Pfizer, and Johnson & Johnson. His experience spans business unit leadership, brand marketing, sales leadership, commercial pipeline planning, advanced analytics and insights, and business development. Mr. Gaslightwala also helped lead R&D strategic planning within the autoimmune/inflammation portfolio at Johnson & Johnson, as well as lead commercial planning for Remicade® and several novel pipeline molecules focused on rheumatoid arthritis, inflammatory bowel disease, psoriasis, and atopic dermatitis. Additionally, Mr. Gaslightwala advised several life science companies through his time at the Boston Consulting Group. Mr. Gaslightwala holds a BS in Chemical Engineering from Cornell University, and an MBA from the Sloan School of Management, and a MS in Chemical Engineering from the Massachusetts Institute of Technology.

The affirmative vote of the holders of a majority of the shares entitled to vote and who are present at the Meeting or represented by proxy at the Meeting will be required to re-appoint Hoyoung Huh, Robert Bazemore, James Neal, Sandip I. Patel, Samir R. Patel and Abizer Gaslightwala as Class A Directors of Akari.

Resolution 9 – Ratification of appointment of Independent Registered Public Accounting Firm

Our audit committee has appointed BDO USA, P.C. to serve as our independent registered public accounting firm for the year ending December 31, 2025. The audit committee and the Board of Directors are requesting, as a matter of policy, that shareholders ratify the selection of BDO USA, P.C. The audit committee and the Board of Directors are not required to take any action as a result of the outcome of the vote on this resolution. Even if the appointment is ratified, the Board of Directors may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders. If the appointment is not ratified, the Board of Directors will consider its options.

BDO USA, P.C. has indicated its willingness to act as the Company’s auditor. A representative of BDO USA, P.C. is not expected to be present at the Meeting.

Fees for BDO USA, P.C.

The table below sets forth a summary of the fees billed to the Company by BDO USA, P.C. for professional services rendered during the financial years ended December 31, 2024 and December 31, 2023, respectively. All such services and fees were pre-approved by the audit committee, which concluded that the provision of such services was compatible with the maintenance of each firm’s independence in the conduct of its auditing functions.

Fee Category	2024	2023
Audit Fees	$527,845	$344,384
Tax Fees	-	40,000
Total Fees	$527,845	$384,384

Audit Fees

Audit fees represent the aggregate fees for professional services rendered by our independent registered public accounting firm for: (i) the audit of our annual consolidated financial statements, (ii) review of our interim financial statements filed on Form 10-Q that are customary under the standards of the Public Company Accounting Oversight Board (United States), and (iii) issuance of consents in connection with the filing of registration statements and related post-effective amendments.

Tax Fees

Tax fees consist of all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax compliance and reporting. Tax fees during 2023 primarily related to the conduct of an IRS Section 382 study. No such services were provided by BDO during 2024.

Audit Committee Pre-Approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee, or the engagement is entered into pursuant to the pre-approval procedures described below.

From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. All of the services described above under the headings “Audit Fees” and “Tax Fees” were pre-approved by our audit committee.

Resolution 10 – RE-Appointment of Statutory Auditor

At every general meeting at which accounts are presented to shareholders, Akari is required to appoint statutory auditors to serve from the end of the meeting until the conclusion of the next general meeting at which accounts are laid before Akari shareholders. HaysMac LLP has indicated that it is willing to continue as our statutory auditor to hold office during this period. You are asked to approve their re-appointment.

Resolution 11 – Authorization for the Audit Committee to Determine the Statutory Auditors’ Remuneration for the Financial Year Ending December 31, 2025

Resolution 11 authorizes the audit committee to determine our statutory auditors’ remuneration for the financial year ending December 31, 2025.

RESOLUTION 12 - TO GENERALLY AND UNCONDITIONALLY AUTHORIZE AN INCREASE IN THE NUMBER OF SHARES AVAILABLE UNDER THE 2023 PLAN.

The Board is seeking approval of the shareholders to increase the number of shares available for the grant of awards under the Company’s 2023 Plan by 11,026,000,000 ordinary shares (corresponding to 5,513,000 ADSs) to 19,806,000,000 ordinary shares (corresponding to 9,903,000 ADSs) plus such additional number of ordinary shares (up to 855,637,300 ordinary shares) subject to awards granted under the 2014 Plan, to the extent such awards are forfeited or cancelled, or expire unexercised. We believe that the increase in the number of shares available for issuance under the 2023 Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors. Accordingly, our Board believes approval to increase the aggregate number of shares available for issuance under the 2023 Plan is in our best interests and those of our shareholders.

RESOLUTION 13 – TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION OF AKARI’S NEOs AS DISCLOSED IN THE PROXY STATEMENT.

We are providing our shareholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our NEOs as disclosed in the Proxy Statement in accordance with the SEC’s rules. This resolution, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Act, which added Section 14A to the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our executive compensation program is designed to reward value creation for shareholders and to attract, motivate, and retain our executive officers, who are critical to our success. Under this program, our NEOs are rewarded for the achievement of our short- and long-term strategic and financial goals, which we believe serves to enhance short- and long-term value creation for our shareholders. Our compensation program contains elements of cash and equity-based compensation and is designed to align the interests of our executives with those of our shareholders.

The section of the Proxy Statement entitled “Named Executive Officer Compensation,” describes in detail our executive compensation program and the decisions made by our compensation committee.

As an advisory vote, the outcome of the vote on this resolution is not binding and does not overrule any decision by the company or the Board of Directors (or any committee thereof), create or imply any change to the fiduciary duties of the company or the Board of Directors (or any committee thereof), or create or imply any additional fiduciary duties for the company or the Board of Directors (or any committee thereof). However, our compensation committee and Board of Directors value the opinions expressed by our shareholders in their vote on this resolution and intend to consider carefully the outcome of the vote when making future compensation decisions for any NEOs.

RESOLUTION 14 – TO APPROVE STOCK OPTION AWARDS CONDITIONALLY GRANTED TO AKARI’S DIRECTORS ON MARCH 20, 2025.

The Board is seeking approval of the shareholders for the time-vested one time grant stock option awards over 225,000 ADSs (representing 450,000,000 ordinary shares) granted, conditional on shareholder approval, to each of certain of the Company’s directors (being Hoyoung Huh, Raymond Prudo-Chlebosz, Robert Bazemore, James Neal, Sandip I. Patel and Samir R. Patel) on March 20, 2025 (the “Stock Option Awards”). The Stock Option Awards represent, in aggregate, time-vested one time grant options over 1,350,000 ADSs (representing 2,700,000,000 ordinary shares) (4.2% of the Company’s current issued share capital) with each of the Stock Option Awards vesting 25% on March 20, 2025, 25% at December 31, 2025 and the remaining 50% vesting monthly over the next 24 months thereafter. This grant is intended to recognize and align our directors’ important contributions to driving and executing our strategic reprioritization of our ADC focused research and discovery activities resulting from the business combination with Peak Bio Inc.

At the time of the grant of the Stock Option Awards, we did not have a sufficient number of shares available under the 2023 Plan to cover the Stock Option Awards. Nasdaq Listing Rule 5635(c) requires, with limited exceptions, that we obtain shareholder approval prior to the issuance of securities when any equity compensation arrangement is made pursuant to which stock may be acquired by officers, directors, employees, or consultants. Therefore we are seeking shareholder approval.

This proposal is contingent on shareholders approving the Share Increase. If this proposal or the Share Increase is not approved, then we will determine whether to resubmit this proposal at a future meeting of shareholders or take other compensatory actions to retain the services of certain of our directors.

RESOLUTION 15 - TO GENERALLY AND UNCONDITIONALLY AUTHORIZE TO ALLOT SHARES.

Under the U.K. Companies Act 2006, the Company’s directors may not allot shares, or grant rights to subscribe for or convert securities into shares, in the Company, unless they have been authorized by shareholders. The Board is seeking authority to allot, or grant rights to subscribe for or convert any securities into, shares in the Company up to an aggregate nominal value of USD 20,000,000 in the period to June 30, 2030. This will allow up to 200,000,000,000 ordinary shares of USD 0.0001 each (corresponding to 100,000,000 ADSs) to be allotted. This resolution revokes and replaces all unexercised authorities previously granted to the directors to allot shares or grant rights to subscribe for or convert any security into shares, but without prejudice to any allotment of shares or grant of rights already made, offered or agreed to be made pursuant to such authorities. Akari, in common with other similar-sized biotechnology companies, intends to seek additional fundraisings when necessary to implement its operating plan. Failure to do so may delay research and development activities. In the light of our size and status of being a pre-revenue-generating company, the Board believes that equity financings are an appropriate method to support any potential future funding requirements. The Board believes that, in the event of an equity financing, having authorization to allot, or grant rights to subscribe for or convert securities into, our shares without needing to seek approval from shareholders at the time should allow Akari to raise funds more efficiently on the best terms available and in a timely fashion.

RESOLUTION 16 – DISAPPLICATION OF STATUTORY PRE-EMPTION RIGHTS.

Under the U.K. Companies Act 2006, the Company’s directors may not allot equity securities (that is, ordinary shares in the Company or rights to subscribe for or to convert securities into ordinary shares in the Company) or sell treasury shares for cash without first offering them to existing shareholders in proportion to their existing holdings, unless they have been authorized by shareholders. The Board is seeking the dis-application of these pre-emption rights until June 30, 2030 in respect of shares allotted and rights granted pursuant to the authorization proposed in Resolution 15 and any treasury shares the Company may hold from time to time in consequence of any share buy-back. This will replace the existing equivalent dis-application in respect of the share allotment authority granted at the Company’s annual general meeting in 2024, which is due to expire on June 30, 2029 and the share allotment authority granted to at the Company’s general meeting held on 7 November 2024, which is due to expire on November 6, 2029. As noted in respect of Resolution 15, the Board intends to seek additional fundraisings when necessary to implement its operating plan. The Board believes that, in the event of an equity financing, having authorization to allot equity securities or sell our shares without having to comply with statutory pre-emption rights should allow Akari to raise funds more efficiently on the best terms available and in a timely fashion.

TABLE OF CONTENTS

Page

INFORMATION CONCERNING PROXY SOLICITATION AND VOTING	1

QUESTIONS AND ANSWERS ABOUT VOTING	2

RESOLUTION 1 – STATUTORY ACCOUNTS	9

RESOLUTION 2 - APPROVAL OF DIRECTORS’ REMUNERATION REPORT SET FORTH IN ANNEX A	9

RESOLUTIONS 3 TO 8 - RE-APPOINTMENT OF DIRECTORS	9

RESOLUTION 9 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	11

RESOLUTION 10 – RE-APPOINTMENT OF STATUTORY AUDITOR	12

RESOLUTION 11 - AUTHORIZATION FOR THE AUDIT COMMITTEE TO DETERMINE THE STATUTORY AUDITORS’ REMUNERATION FOR THE FINANCIAL YEAR ENDING DECEMBER 31, 2025	13

RESOLUTION 12 - TO GENERALLY AND UNCONDITIONALLY AUTHORIZE AN INCREASE IN THE NUMBER OF SHARES AVAILABLE UNDER THE 2023 PLAN.	13

RESOLUTION 13 – TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION OF AKARI’S NEOs AS DISCLOSED IN THIS PROXY STATEMENT.	18

RESOLUTION 14 - TO APPROVE STOCK OPTION AWARDS CONDITIONALLY GRANTED TO AKARI’S DIRECTORS ON MARCH 20, 2025.	18

RESOLUTION 15 - TO GENERALLY AND UNCONDITIONALLY AUTHORIZE TO ALLOT SHARES.	19

RESOLUTION 16 – TO APPROVE THE PRE-EMPTION RIGHTS PROPOSAL	19

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	20

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS	27

DIRECTOR COMPENSATION	30

EXECUTIVE OFFICERS OF THE COMPANY	31

NAMED EXECUTIVE OFFICER COMPENSATION	32

REPORT OF THE AUDIT COMMITTEE	44

DELIVERY OF PROXY MATERIALS	45

ADDITIONAL INFORMATION	45

ANNEX A	A-1

ANNEX B	B-1

i

AKARI THERAPEUTICS, PLC

(Registered in England & Wales, No. 05252842)

Registered office:

Highdown House, Yeoman Way, Worthing, West Sussex BN99 3HH

PROXY STATEMENT FOR THE 2025 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 30, 2025

INFORMATION CONCERNING PROXY SOLICITATION AND VOTING

We have sent you this Proxy Statement and the enclosed proxy card because the Board of Directors (the “Board of Directors” or “Board”) of Akari Therapeutics, Plc (referred to herein as the “Company”, “we”, “us” or “our”) is soliciting your proxy to vote at our annual general meeting of shareholders (referred to herein as the “Meeting” or the “AGM”) to be held at 2:30 p.m. London time (9:30 a.m. Eastern Time), on June 30, 2025, at 75/76 Wimpole Street, London, W1G 9RT.

This Proxy Statement summarizes information about the resolutions to be considered at the Meeting and other information you may find useful in determining how to vote. The form of proxy is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be covered by us.

We are mailing the Notice of AGM, this Proxy Statement, the proxy card and our Annual Report on Form 10-K for the financial year ended December 31, 2024 (the “Annual Report on Form 10-K”) to our ordinary shareholders of record as of June 4, 2025 (being the latest practicable date before the circulation of this document) for the first time on or about June 6, 2025 and to our ADS holders on or about June 11, 2025. In addition, we have provided brokers, dealers, bankers, and their nominees, at our expense, with additional copies of our proxy materials so that our record holders can supply these materials to the beneficial owners of our ordinary shares.

Our U.K. statutory annual accounts and reports for the financial year ended December 31, 2024 (the “2024 U.K. Annual Report”) shall only be made available in the Investors Relations section of our website at http://investor.akaritx.com/ no later than 21 days prior to the AGM. We will not be mailing copies of the 2024 U.K. Annual Report or the Annual Report on Form 10-K to our ordinary shareholders.

While this document is being sent to our ordinary shareholders of record as of May 23, 2025 (being the latest practicable date before the circulation of this document), this document will also be sent to holders of American Depositary Shares (“ADSs”) and contains information relevant to holders of ADSs.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on

June 30, 2025

Our Notice of the AGM, this Proxy Statement, the Annual Report on Form 10-K and our proxy card are available in the Investors Relations section of our website at http://investor.akaritx.com/ and the 2024 U.K. Annual Report will be available in the Investors Relations section of our website at http://investor.akaritx.com/ no less than 21 days prior to the AGM.

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QUESTIONS AND ANSWERS ABOUT VOTING

Why am I receiving these materials?

We have sent you our Notice of AGM, this Proxy Statement and the enclosed proxy card because you are either (i) an ordinary shareholder of record or (ii) an ADS holder of record and our Board of Directors is soliciting your proxy to vote at the Meeting, including at any adjournments or postponements of the Meeting. You do not need to attend the Meeting to vote your shares but you may if you wish. You may vote by proxy and your vote will be cast on your behalf at the Meeting. To vote your shares whilst you are not in attendance, please simply complete, sign and return the enclosed form of proxy in accordance with the instructions set out in this Proxy Statement. All proxies, however submitted, must be lodged with our registrar, Equiniti Limited, by no later than 2:30 pm London time (9:30 am Eastern time) on Tuesday, June 26, 2025. CREST members may appoint a proxy by using the CREST electronic proxy appointment service described above.

We intend to mail this Proxy Statement, the Annual Report on Form 10-K and the accompanying proxy card on or about June 6, 2025 to all ordinary shareholders of record as of June 4, 2025 (being the latest practicable date before the circulation of this document).

Materials for ADS holders of record, including this Proxy Statement, the Annual Report on Form 10-K and an ADS proxy card, will be mailed on or about June 6, 2025 to all ADS holders, including banks, brokers and nominees, who are registered as holders of ADSs in the ADS register as of 5:00 p.m. Eastern Time on May 23, 2025 (the record date for ADS holders).

The 2024 U.K. Annual Report will be available in the Investors Relations section of our website at http://investor.akaritx.com/ no less than 21 days prior to the AGM.

Who can vote at the Meeting?

Ordinary shareholders

Only ordinary shareholders of record registered in the register of members at 6:30 p.m. London time (1:30 p.m. Eastern time) on Thursday, June 26, 2025 will be entitled to vote at the Meeting. As of June 4, 2025 (being the last practicable date before the circulation of this proxy statement) there were 64,352,739,523 ordinary shares, carrying one vote each, issued and outstanding and entitled to vote. Each ADS of the Company represents two thousand (2,000) ordinary shares. As an ordinary shareholder of record, you may vote at the AGM or by proxy. We encourage you to vote by proxy as instructed below to ensure your vote is counted.

Beneficial owners of ordinary shares which are registered in the name of a broker, bank or other agent

If, on June 4, 2025, your ordinary shares were held in an account at a brokerage firm, bank or other similar organization and you are the beneficial owner of shares, these proxy materials should be forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Meeting. You are encouraged to provide voting instructions to your broker or other agent so that they may submit a proxy.

Holders of American Depositary Shares

You are entitled to exercise your vote as a holder of an interest in the capital of the Company represented by ADSs if you or your brokerage firm, bank or nominee is registered as a holder of ADSs in the ADS register maintained by Deutsche Bank as of 5:00 p.m. Eastern Time on Friday, May 23, 2025 (the record date for ADS holders). If you hold ADSs through a brokerage firm, bank or nominee on May 23, 2025, the materials for ADS holders, including the ADS proxy card, will be sent to that organization. The organization holding your account is considered the ADS holder of record. Please reach out to that organization to provide your voting instructions. Please note that ADS proxy cards submitted by ADS holders must be received by Deutsche Bank no later than 1:00 p.m. Eastern Time on June 18, 2025.

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Deutsche Bank will collate all votes properly submitted by ADS holders and submit a vote on behalf of all ADS holders.

What are the differences between ADS holders and ordinary shareholders?

Deutsche Bank, as depositary, executes and delivers ADSs on our behalf. We are requesting the depositary, which holds the ordinary shares underlying the ADSs, to seek ADS holders’ instructions as to voting for the AGM. As a result, ADS holders may instruct the depositary to vote the ordinary shares underlying their ADSs.

Because we have asked the depositary to seek the instructions of ADS holders, the depositary will notify ADS holders of the upcoming vote and arrange to deliver the proxy materials to them. The depositary then tries, as far as practicable, to vote the ordinary shares as our ADS holders instruct. The depositary does not vote or attempt to exercise the right to vote other than in accordance with the instructions of the ADS holders. We cannot guarantee that ADS holders will receive this Proxy Statement and the other proxy materials from the depositary in time to permit them to instruct the depositary to vote their shares. In addition, there may be other circumstances in which ADS holders may not be able to exercise voting rights. Furthermore, ADS holders can exercise their right to vote the ordinary shares underlying their ADSs by exchanging their ADSs for ordinary shares. However, even though we are subject to U.S. domestic issuer proxy rules and our shareholder meetings are announced via press release and filed with the U.S. Securities and Exchange Commission (“SEC”), ADS holders may not know about the Meeting early enough to exchange their ADSs for ordinary shares.

ADS holders are not required to be treated as holders of ordinary shares and do not have the rights of holders of ordinary shares.

What is the difference between a shareholder of record and a beneficial owner?

These terms describe how your ordinary shares are held. If your ordinary shares are registered directly in our register of members maintained by Equiniti Limited, our registrar, you are a shareholder of record and the proxy materials are being sent directly, or otherwise being made available, to you. If your ordinary shares are held in the name of a broker, bank, or other nominee, you are a beneficial owner of the shares held by your broker, bank or other nominee and the proxy materials are being made available or forwarded to you by your broker, bank, or other nominee, who is treated as the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your ordinary shares by following the instructions on the voting instructions provided to you by such broker, bank or other nominee.

What are the requirements to elect the directors and approve each of the resolutions?

You may cast your vote for or against resolutions 1 through 16 or abstain from voting your shares on one or more of these resolutions. It is intended that voting on all resolutions at the Meeting will be conducted by way of poll. Each of Resolutions 1 to 15 is proposed as an ordinary resolution that will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, shareholders representing a majority of the total voting rights of shareholders present at the Meeting in person or by proxy and voting on the proposal vote in favor of the resolution. Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast on a given proposal and therefore will not impact the outcomes of the items on the agenda.

Resolution 16 is proposed as a special resolution that will be approved if (i) on a show of hands, a majority of not less than 75% of the shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, shareholders representing a majority of not less than 75% of the total voting rights present at the Meeting in person or by proxy and voting on the proposal vote in favor of the resolution. Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast on a given proposal and therefore will not impact the outcomes of the items on the agenda.

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Each of Resolutions 1, 2, 9, and 13 is proposed on an advisory basis, meaning the outcome of the vote is non-binding. The Board of Directors values shareholder feedback and considers the result of this advisory vote when making future decisions regarding executive compensation. The vote does now, however, require the Board to take specific action.

Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast on a given proposal and therefore will not impact the outcomes of the items on the agenda.

What are the voting recommendations of our Board regarding the election of directors and other resolutions?

The following table summarizes the items that will be brought for a vote of our shareholders at the Meeting, along with the Board’s voting recommendations.

Resolution	Description of Resolution	Board’s Recommendation
1	To receive the report of the Board of Directors and the accounts for the year ended December 31, 2024, together with the report of the statutory auditor and the strategic report.	FOR
2	To approve, on an advisory basis, the Board of Directors’ Remuneration Report (excluding the Board of Directors’ Remuneration Policy), as set out in the Company’s annual report and accounts for the financial year ended December 31, 2024.	FOR
3	Re-appointment of Hoyoung Huh as a director of Akari, as a Class A Director as stated in Article 18.2.1 of the Company’s Articles.	FOR
4	Re-appointment of Robert Bazemore as a director of Akari, as a Class A Director as stated in Article 18.2.1 of the Articles.	FOR
5	Re-appointment of James Neal as a director of Akari, as a Class A Director as stated in Article 18.2.1 of the Articles.	FOR
6	Re-appointment of Sandip I. Patel as a director of Akari, as a Class A Director as stated in Article 18.2.1 of the Articles.	FOR
7	Re-appointment of Samir R. Patel as a director of Akari, as a Class A Director as stated in Article 18.2.1 of the Articles.	FOR
8	Re-appointment of Abizer Gaslightwala as a director of Akari, as a Class A Director as stated in Article 18.2.1 of the Articles.	FOR
9	To ratify the appointment of BDO USA, P.C. as independent registered public accounting firm of Akari for the year ending December 31, 2025.	FOR
10	To re-appoint HaysMac LLP as statutory auditors of Akari to hold office until the conclusion of the next annual general meeting at which accounts are laid before Akari shareholders.	FOR
11	To authorize the audit committee of the Board of Directors of Akari to fix the statutory auditors’ remuneration.	FOR
12	To generally and unconditionally authorize an increase in the number of shares available under the 2023 Plan.	FOR
13	To approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement.	FOR
14	To authorize the grant of the Stock Option Awards.	FOR
15	To generally and unconditionally authorize to allot shares.	FOR
16	To approve the Pre-emption Rights Proposal.	FOR

4

What constitutes a quorum?

Consistent with the Nasdaq Stock Market LLC (“Nasdaq”) rules applicable to us as a U.S. domestic registrant and in accordance with our Articles of Association, we require qualified persons present at a meeting and between them holding (or being the proxy or corporate representative of the holders of) at least 33 1/3% of the Company’s share capital (excluding any shares held as treasury shares) entitled to vote on the business to be transacted at the Meeting.

If you are an ordinary shareholder of record, your shares will be counted towards the quorum only if you are present in person or represented by proxy at the Meeting. If you are a beneficial owner of ordinary shares held in an account at a brokerage firm, bank or other similar organization your shares will be counted towards the quorum if your broker or nominee submits a proxy for those shares and the proxy represents the holder at the Meeting. A member represented by a proxy at the Meeting will be counted towards the quorum requirement even where the proxy abstains from voting. If a form of proxy does not instruct the proxy how to vote, the proxy may vote as he or she sees fit or abstain in relation to any business of the Meeting, but the member represented by that proxy at the Meeting will be counted towards the quorum requirement.

If a quorum is not present (and unless the Meeting was convened on requisition of, or by, members), it will stand adjourned to the same day in the next week at the same time and place (or places), or to such other day and at such other time and place (or places) as the Board of Directors may determine. We require a quorum of at least 331/3 percent of the Company’s share capital (excluding any shares held as treasury shares) entitled to attend and vote on the business to be transacted if the Meeting is reconvened, consistent with the Nasdaq rules applicable to us as a U.S. domestic registrant and our Articles of Association. If such quorum is not present at the adjourned meeting within 15 minutes, the member or members present in person or by proxy and entitled to vote will have power to decide upon all matters which could properly have been disposed of at the meeting as originally convened.

How do I vote my shares?

You may vote “For,” “Against,” or abstain from voting on the applicable resolutions.

If you are an ordinary “shareholder of record,” you may appoint a proxy to vote on your behalf by completing and signing the form of proxy and returning it in the envelope provided. We urge you to vote by proxy as instructed below to ensure your vote is counted. You may still attend the AGM and vote in person during the AGM even if you have already voted by proxy.

All proxies must be lodged with our registrar (Equiniti Limited) by no later than 2:30 p.m. London time (9:30 a.m. Eastern Time) on Thursday, June 26, 2025.

You may appoint more than one proxy in relation to the AGM (provided that each proxy is appointed to exercise the rights attached to a different ordinary share(s)). To appoint more than one proxy, you should contact our registrar, Equiniti Limited. Such proxy need not be a shareholder of record but must attend the AGM to represent you for your vote to be counted. You are encouraged to appoint the Chairman of the Meeting as your proxy. If you appoint any person other than the Chairman of the Meeting as your proxy, that person may not be entitled to attend the Meeting.

If you properly give instructions as to your proxy appointment by executing and returning a form of proxy and your proxy appointment is not subsequently revoked, your shares will be voted in accordance with your instructions.

If your ordinary shares are held in an account at a brokerage firm, bank or similar organization, you should follow directions provided by your broker, bank or other nominee.

If you are a holder of ADSs, you should follow the directions on the ADS proxy card you received. Please note that ADS proxy cards submitted by ADS holders must be received by Deutsche Bank no later than no later than 1:00 p.m. Eastern Time on June 18, 2025. Deutsche Bank will collate all votes properly submitted by ADS holders and submit a vote on behalf of all ADS holders. Holders of ADSs are not entitled to attend and vote at the AGM in person.

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How will my shares or ADSs be voted if I do not specify how they should be voted?

If you sign and send your form of proxy but do not indicate how you want your shares to be voted, your shares may be voted by the person that you appoint as your proxy as he or she sees fit or such person may abstain in relation to any business of the Meeting. As a reminder, we urge all shareholders to appoint the Chairman of the AGM as your proxy.

If you are a beneficial owner of ordinary shares and your broker, bank or nominee does not receive instructions from you about how your shares are to be voted, such broker, bank or nominee may either vote these shares on behalf of the beneficial owners if permitted by applicable rules or return a proxy leaving these shares un-voted (a “broker non-vote”). A “broker non-vote” refers to a share represented at the meeting held by an organization, as to which instructions have not been received from the beneficial owner or person entitled to vote such shares and with respect to which, on one or more, but not all matters, the broker does not have discretionary voting power to vote such share. Generally, brokers have discretionary voting power to vote shares with respect to resolutions that are considered “routine”, while they do not have such power with respect to resolutions that are “non-routine”. Resolutions 2-8 and 12-14 are considered non-routine matters under applicable rules, while resolutions 1, 9-11, 15 and 16 are considered routine matters. We encourage you to submit your proxy with instructions and exercise your right to vote as a shareholder.

With respect to any properly completed voting instructions received by Deutsche Bank on or prior to 6:30 p.m. London time (1:30 p.m. Eastern time) on June 18, 2025, Deutsche Bank shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the deposit agreement by and among the Company, Deutsche Bank, as depositary, and holders and beneficial owners of ADSs issued thereunder dated as of December 7, 2012 (as amended), and the Articles, to vote or cause its custodian to vote the shares (in person or by proxy) represented by ADSs in accordance with such voting instructions, for holders of ADSs as of 5:00 p.m. Eastern Time on May 23, 2025 (the record date for ADS holders). Shares represented by ADSs for which no specific voting instructions are received by Deutsche Bank from the ADS holder shall not be voted.

Can I change my vote or revoke a proxy?

A registered ordinary shareholder can revoke his or her proxy before the time of voting at the Meeting by:

a)	Mailing a revised form of proxy dated later than the prior form of proxy; or
b)	Notifying our Company Secretary in writing that you are revoking your proxy. Your revocation must be received at our registered office before the Meeting to be effective.

A shareholder would also be able to revoke his or her proxy by voting in person at the Meeting. If your ordinary shares are held in an account at a brokerage firm, bank or similar organization, you may change or revoke your voting instructions by contacting the broker, bank or other nominee holding the shares or by your broker, bank or other nominee validly appointing you as proxy to attend at the Meeting. See also “What if I plan to attend the Meeting?”

If you hold ADSs, directly or through a broker, bank or other nominee, you must follow the instructions provided by Deutsche Bank or such broker, bank or other nominee if you wish to change your vote. The last instructions you submit prior to the deadline indicated by Deutsche Bank or the broker, bank or other nominee, as applicable, will be used to instruct Deutsche Bank how to vote your ADSs.

Who counts the votes?

Equiniti Limited has been engaged as our independent agent to tabulate shareholder votes. If you are an ordinary shareholder of record, you can return your executed form of proxy to Equiniti Limited for tabulation (see instructions on the form of proxy).

If you hold your ordinary shares through a broker, your broker will return the form of proxy to Equiniti Limited.

If you are a holder of record of ADSs, you can return your executed ADS proxy card to Deutsche Bank for tabulation. If you hold your ADSs through a broker, bank or other organization, that organization can return the ADS proxy card to Deutsche Bank following your instruction. Deutsche Bank will submit your votes to Equiniti Limited for tabulation.

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What is an “abstention” and how would it affect the vote?

An abstention is not a vote in law and will not be counted in the calculation of the proportion of the votes for or against a particular resolution.

How many votes do I have?

On a show of hands, each ordinary shareholder of record present in person, and each duly authorized representative present in person of a shareholder that is a corporation, has one vote. On a show of hands, each proxy present in person who has been duly appointed by one or more shareholders has one vote, but a proxy has one vote for and one vote against a resolution if, in certain circumstances, the proxy is instructed by more than one shareholder to vote in different ways on a resolution. On a poll, each shareholder present in person or by proxy or, in the case of a corporation, by a duly authorized representative has one vote for each share held by the ordinary shareholders of record as of 6:30 p.m. London time (1:30 p.m. Eastern time) on Thursday, June 26, 2025.

On each matter to be voted upon, each holder of ADSs has one vote for each ADS held as of May 23, 2025. Each ADS of the Company represents two thousand (2,000) ordinary shares.

What about joint holders?

In the case of joint holders of record of an ordinary share, the vote of the senior who tenders the vote (whether in person or by proxy) will be accepted to the exclusion of the votes of any other joint holders. For these purposes, seniority shall be determined by the order in which the names stand in our relevant register of members of the company (as the case may be) in respect of the joint holding (with the first named being the most senior).

What if I plan to attend the Meeting?

Ordinary shareholders can attend the Meeting, but attendance will be limited to ordinary shareholders of record. In order to obtain admittance to the Meeting each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. If your ordinary shares are held through brokerage accounts or by a bank or other nominee you may be able to attend at the discretion of the Chairman. Any corporation which is an ordinary shareholder of record may by resolution of its directors authorize one or more persons to act as its representative(s) at the AGM and the person(s) so authorized shall (on production of a certified copy of such resolution at the AGM) be entitled to exercise these same powers on behalf of the corporation as the corporation could exercise if it were one of our individual shareholders.

How do you solicit proxies?

We will solicit proxies and will bear the entire cost of this solicitation. The initial solicitation of proxies may be supplemented by additional mail communications and by telephone, fax, e-mail, internet and personal solicitation by our directors, officers or other employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other employees for their proxy solicitation efforts. We also reimburse Deutsche Bank for their expenses in sending materials, including ADS proxy cards, to ADS holders of record.

What do I do if I receive more than one notice or form of proxy?

If you hold your ordinary shares in more than one account, you will receive a form of proxy for each account. To ensure that all of your shares are voted, please sign, date and return all forms of proxy. Please be sure to vote all of your shares.

If you hold ADSs in your own name registered on the books of the depositary, you are considered the registered holder of the ADSs and will receive the proxy materials from the Depositary. If you hold ADSs through a broker, bank or other nominee, you are considered the beneficial owner of the ADSs and you will receive the proxy materials from your broker, bank or other nominee.

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Will there be any other business conducted at the Meeting?

Subject to any shareholder resolutions submitted in accordance with section 338 of the U.K. Companies Act 2006 (as summarized below). In accordance with our Articles of Association, no matters other than resolutions 1 through 15 may be presented at this Meeting. We have not been notified of, and our Board is not aware of, any other matters to be presented for action at the Meeting.

Under section 338 of the U.K. Companies Act 2006, shareholders meeting the threshold requirement in that section may require us to give to our shareholders entitled to receive this notice of the AGM notice of a resolution which may properly be moved and is intended to be moved at the AGM unless (i) it would, if passed, be ineffective whether by reason of inconsistency with any enactment or our constitution or otherwise, (ii) it is defamatory of any person or (iii) it is frivolous or vexatious. Such a request may be in hard copy form or in electronic form, must identify the resolution of which notice is to be given, must be authorized by the person or persons making it and must have been received by us not later than May 19, 2025, the date six weeks before the AGM.

What is Equiniti Limited’s role?

Equiniti Limited is our registrar. All communications concerning ordinary shareholder of record accounts, including address changes, name changes, ordinary share transfer requirements and similar issues can be handled by contacting Equiniti Limited by writing to Equiniti Limited at, Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA.

Communications concerning ADS holder of record accounts can be handled by contacting Deutsche Bank c/o Equiniti Trust Company, by telephone at: +1 (800) 937-5449 (toll free within the United States) or +1 (718) 921 8137 (for international callers) or by email: adr@equiniti.com or by mail at Deutsche Bank, Deutsche Bank Trust Company Americas, c/o Equiniti Trust Company, Peck Slip Station PO Box 2050 New York, NY 10272-2050.

How can I find out the results of the voting at the Meeting?

Voting results will be announced by the filing of a current report on Form 8-K with the SEC within four business days following the Meeting. If final voting results are unavailable at that time, we will file an amended current report on Form 8-K within four business days of the day the final results are available.

Who do I contact regarding my ADS holdings?

If you are an ADS holder of record and have queries about how to deliver voting instructions, please contact Deutsche Bank c/o Equiniti Trust Company, by telephone at +1 (800) 937-5449 (toll free within the United States) or +1 (718) 921 8137 (for international callers) or by email at adr@equiniti.com or at by mail at Deutsche Bank, Deutsche Bank Trust Company Americas, c/o Equiniti Trust Company, Peck Slip Station PO Box 2050 New York, NY 10272-2050. If you hold your ADSs through a custodian, broker or other agent, you should refer to the contact information provided by your agent.

What do I do if I have additional questions?

If you have any further questions about voting or attending the AGM, please contact Prism Cosec Limited, Company Secretary, by email at danielle.zayat@akaritx.com or by telephone at +44 20 3048 1996.

8

RESOLUTION 1 – STATUTORY ACCOUNTS

As a public limited company, it is a requirement under English company law that the Board of Directors lay the report of the Company’s directors and the Company’s accounts for the year ended December 31, 2024, together with the report of the statutory auditor and the strategic report (the “Statutory Accounts”) before the shareholders at a general meeting. The Statutory Accounts have been prepared in accordance with the U.K. Companies Act 2006 and International Financial Reporting Standards. The Statutory Accounts are available for download on the Company’s website (http://investor.akaritx.com/). In addition, hard copies of the Statutory Accounts may be obtained by contacting the Registrars.

THE BOARD OF DIRECTORS RECOMMEND A VOTE

FOR THE RESOLUTION TO RECEIVE AND ADOPT THE COMPANY’S STATUTORY

ACCOUNTS

RESOLUTION 2 - APPROVAL OF DIRECTORS’ REMUNERATION REPORT SET FORTH IN ANNEX A

Our U.K. statutory directors’ remuneration report is set forth as Annex A to this Proxy Statement. The directors’ remuneration report includes the annual report on remuneration. This document describes in detail our remuneration policies and procedures and explains how these policies and procedures help to achieve our compensation objectives with regard to our directors and the retention of high-quality directors. Our Board of Directors and the compensation committee believe that the policies and procedures as articulated in the directors’ remuneration report are effective and that as a result of these policies and procedures we have and will continue to have high-quality directors. Our Board of Directors has approved and signed the report in accordance with English law.

At the Meeting, the shareholders will vote on the annual report on remuneration. This vote is advisory and non-binding. Although non-binding, our Board of Directors and compensation committee will review and consider the voting results when making future decisions regarding our director remuneration program. Following the Meeting, and as required under English law, the directors’ annual report on remuneration will be delivered to the U.K. Registrar of Companies.

The affirmative vote of holders representing a simple majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to pass this resolution. This vote is advisory and non-binding and the directors’ entitlement to receive remuneration is not conditional on it. Payments made or promised to directors will not have to be repaid, reduced or withheld in the event that the resolution is not passed. Although non-binding, our Board of Directors and compensation committee will review and consider the voting results when making future decisions regarding our director remuneration program. Following the AGM, and as required under English law, the directors’ annual report on remuneration will be delivered to the U.K. Registrar of Companies.

THE BOARD OF DIRECTORS RECOMMEND YOU VOTE

FOR APPROVAL OF OUR U.K. STATUTORY DIRECTORS’ ANNUAL REPORT ON REMUNERATION

SET FORTH IN ANNEX A

RESOLUTIONS 3 TO 8 - RE-APPOINTMENT OF DIRECTORS

Under the Company’s Articles of Association, there are three classes of Board members (Class A, Class B and Class C) with each class having a specific office term. Hoyoung Huh, Robert Bazemore, James Neal, Sandip I. Patel, Samir R. Patel and Abizer Gaslightwala currently serve as Class A directors and Raymond Prudo-Chlebosz, M.D. currently serves as a Class C director. We currently do not have any Class B directors. Subject to the matters described below, Hoyoung Huh, Robert Bazemore, James Neal, Sandip I. Patel, Samir R. Patel and Abizer Gaslightwala have been nominated by the Board of Directors to be re-elected as Class A directors at the Meeting. A Class A director re-elected at the Meeting will hold office until the 2026 annual general meeting unless they resign or their seats become vacant due to death, removal, or other cause in accordance with the Articles.

9

In connection with resolutions 3, 4, 5, 6, 7 and 8, we set forth the biographical information for the nominees to our Board of Directors. For biographical information for the other directors, see Board of Directors and Corporate Governance.

Hoyoung Huh, MD, PhD, has served as Chairman of our board of directors since November 2024, following our merger with Peak Bio, Inc. Dr. Huh is the founder of Peak Bio Inc. (f/k/a pH Pharma) and has held positions of Chief Executive Officer and Board Chairman since founding pH Pharma in 2015. Dr. Huh is a Silicon Valley-based entrepreneur and investor in healthcare and technology-based businesses and has served as Lead Director of Pliant Therapeutics since December 2017. Dr. Huh has been involved in the formation and management of multiple biotechnology and innovation-based companies, including holding board positions. He previously served as the Chairman of the board of directors of Geron Corporation from September 2011 to December 2018 and CytomX Therapeutics, Inc. from February 2012 to December 2018, and served as a member of the board of directors of Rezolute, Inc. (f/k/a AntriaBio, Inc.) from 2013 to January 2019. He holds an A.B. in Biochemistry from Dartmouth College, an M.D. from Cornell University Medical College and a Ph.D. in Cell Biology and Genetics from Cornell University Sloan Kettering Institute.

Robert Bazemore has served as a member of our board of directors since September 2024. Mr. Bazemore has spent over 30 years on the development and commercialization of novel medicines. From 2015 to 2021, Mr. Bazemore served as the President, Chief Executive Officer and member of the Board of Directors of Epizyme, Inc., developing and launching TAZVERIK ® for patients with Follicular Lymphoma and Sarcoma while building on the company’s pipeline of promising epigenetic candidates in oncology. Prior to that, Mr. Bazemore served as the Chief Operating Officer of Synageva BioPharma Corp., where he established the company’s global commercial and medical organization to support the first product launch, helping lead the broader transition to a sustainable commercial enterprise through the company’s acquisition by Alexion Pharmaceuticals, Inc. Mr. Bazemore served in increasing levels of responsibility at Johnson & Johnson including Vice President of Centocor Ortho Biotech Sales & Marketing from 2008 to 2010 and President of Janssen Biotech, where he led the successful launches of numerous products and indications, including the US launches of the oncology therapies ZYTIGA ® and IBRUVICA ®. He was also Vice President of Global Surgery at Ethicon. Prior to Johnson & Johnson, Mr. Bazemore worked at Merck & Co. Inc., where he served in a variety of roles in medical affairs, sales and marketing, including supporting the launch of SINGULAIR ® in the U.S. Mr. Bazemore previously served on the board of Neon Therapeutics prior to its acquisition by BioNTech and served as Board Chairman for Pennsylvania BIO. Mr. Bazemore received a B.S. in Biochemistry from the University of Georgia.

James Neal, MS, MBA, has served as a member of our board of directors since November 2024, following our merger with Peak Bio, Inc. He comes to our board of directors as an experienced business professional serving as XOMA Corporation’s Chief Executive Officer and Chairman of the Board, joining that company in 2009. Mr. Neal has more than 25 years’ experience in forming and maximizing business and technology collaborations globally and in bringing novel products and technologies to market. Prior to XOMA, Mr. Neal was Acting Chief Executive Officer of Entelos, Inc., a leading biosimulation company that acquired Iconix Biosciences, a privately held company where Mr. Neal was Chief Executive Officer. At Iconix, Mr. Neal established multi-year collaborations with Bristol-Myers Squibb, Abbott Labs, Eli Lilly and the U.S. Food and Drug Administration. Mr. Neal earned his B.S. in Biology and his M.S. in Genetics and Plant Breeding from the University of Manitoba, Canada, and holds an Executive MBA degree from Washington University in St. Louis, Missouri.

Sandip I. Patel JD, BBA, has served as a member of our board of directors since November 2024, following our merger with Peak Bio, Inc. Mr. Patel has been involved in the formation, development, growth, and successful exits of several companies in the healthcare services and technology sector, insurance, and financial services. He has served on numerous boards including AtlasClear Holdings, Inc. (NYSE: ATCH), Quantum Fintech (NYSE: QFTA), Monterey Bio (NASDAQ: MTRY), Anderen Bank, Avatar Property & Casualty, and Morton Plant Mease Hospital as a trusted advisor and entrepreneur. Additionally, he has served in executive roles with leading organizations, including American Managed Care, Orion Communities, and WellCare. Mr. Patel received his law degree from the Stetson University College of Law, and a B.B.A in Finance from the University of Georgia.

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Samir R. Patel, M.D., has served as a member of our board of directors since November 2023 and as President and Chief Executive Officer since December 16, 2024, after previously serving as Interim President and Chief Executive Officer effective May 1, 2024. Dr. Patel is founder and, since April 2017, principal of PranaBio Investments, LLC, a firm providing consulting, strategic advisory, and investment services for small cap biotechnology companies. He is also a consultant to GE Global Research, Inc., GE’s innovation engine that is creating novel products and solutions across several sectors including biomanufacturing and biotechnology, since May 2019. Dr. Patel has more than 20 years of experience in life sciences including co-founding SPEC Pharma, LLC, a company that develops and manufactures injectables used in rheumatology, obstetric, orthopedic, and veterinary applications. He holds multiple patents, has been an author on several publications and has been an investigator in numerous clinical research studies. Dr. Patel received his medical degree from the Medical College of Ohio (now University of Toledo) in Toledo, Ohio, and completed his internal medicine internship and residency, as well as rheumatology fellowship, at University of New Mexico School of Medicine Affiliated Hospitals.

Abizer Gaslightwala has served as a member of our board of directors since December 2024. Mr. Gaslightwala is a well-established leader in the biotechnology and pharmaceutical industry. He has a successful track record spanning over 25 years in the development and commercialization of novel medicines across a range of companies and therapeutic areas. Mr. Gaslightwala serves as the Senior Vice President and Franchise Head for Oncology at Jazz Pharmaceuticals, where he manages a portfolio of products spanning both solid and hematological malignancies. Mr. Gaslightwala has led and driven growth in several leadership roles at Amgen, Pfizer, and Johnson & Johnson. His experience spans business unit leadership, brand marketing, sales leadership, commercial pipeline planning, advanced analytics and insights, and business development. Mr. Gaslightwala also helped lead R&D strategic planning within the autoimmune/inflammation portfolio at Johnson & Johnson, as well as lead commercial planning for Remicade® and several novel pipeline molecules focused on rheumatoid arthritis, inflammatory bowel disease, psoriasis, and atopic dermatitis. Additionally, Mr. Gaslightwala advised several life science companies through his time at the Boston Consulting Group. Mr. Gaslightwala holds a BS in Chemical Engineering from Cornell University, and an MBA from the Sloan School of Management, and a MS in Chemical Engineering from the Massachusetts Institute of Technology.

The affirmative vote of the holders of a majority of the shares entitled to vote and who are present at the Meeting or represented by proxy at the Meeting will be required to re-appoint Hoyoung Huh, Robert Bazemore, James Neal, Sandip I. Patel, Samir R. Patel and Abizer Gaslightwala as Class A Directors of Akari.

THE BOARD OF DIRECTORS RECOMMEND A VOTE
FOR THE RE-APPOINTMENT OF HOYOUNG HUH, ROBERT BAZEMORE, JAMES NEAL, SANDIP I. PATEL, SAMIR R. PATEL, AND ABIZER GASLIGHTWALA AS CLASS A DIRECTORS OF AKARI, EACH OF WHOM WILL RETIRE BY ROTATION IN ACCORDANCE WITH THE ARTICLES

RESOLUTION 9 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Background to Resolution 9

Our audit committee has appointed BDO USA, P.C. to serve as our independent registered public accounting firm for the year ending December 31, 2025. The audit committee and the Board of Directors are requesting, as a matter of policy, that shareholders ratify the selection of BDO USA, P.C. The audit committee and the Board of Directors are not required to take any action as a result of the outcome of the vote on this resolution. Even if the appointment is ratified, the Board of Directors may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders. If the appointment is not ratified, the Board of Directors will consider its options.

BDO USA, P.C. has indicated its willingness to act as the Company’s auditor. A representative of BDO USA, P.C. is not expected to be present at the Meeting.

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Fees for BDO USA, P.C.

The table below sets forth a summary of the fees billed to the Company by BDO USA, P.C. for professional services rendered during the financial years ended December 31, 2024 and December 31, 2023, respectively. All such services and fees were pre-approved by the audit committee, which concluded that the provision of such services was compatible with the maintenance of each firm’s independence in the conduct of its auditing functions.

Fee Category	2024	2023
Audit Fees	$527,845	$344,384
Tax Fees	-	40,000
Total Fees	$527,845	$384,384

Audit Fees

Audit fees represent the aggregate fees for professional services rendered by our independent registered public accounting firm for: (i) the audit of our annual consolidated financial statements, (ii) review of our interim financial statements filed on Form 10-Q that are customary under the standards of the Public Company Accounting Oversight Board (United States), and (iii) issuance of consents in connection with the filing of registration statements and related post-effective amendments.

Tax Fees

Tax fees consist of all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax compliance and reporting. Tax fees during 2023 primarily related to the conduct of an IRS Section 382 study. No such services were provided by BDO during 2024.

Audit Committee Pre-Approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee, or the engagement is entered into pursuant to the pre-approval procedures described below.

From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. All of the services described above under the headings “Audit Fees” and “Tax Fees” were pre-approved by our audit committee.

THE BOARD OF DIRECTORS RECOMMEND A VOTE

FOR THE RATIFICATION OF THE RE-APPOINTMENT OF BDO USA, P.C., AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FINANCIAL YEAR ENDING DECEMBER 31, 2025

RESOLUTION 10 – RE-APPOINTMENT OF STATUTORY AUDITOR

At every general meeting at which accounts are presented to shareholders, Akari is required to appoint statutory auditors to serve from the end of the meeting until the conclusion of the next general meeting at which accounts are laid before Akari shareholders. HaysMac LLP has indicated that it is willing to continue as our statutory auditor to hold office during this period. You are asked to approve their re-appointment.

The statutory auditors of an English-incorporated company are responsible for conducting the statutory audit of such company’s UK statutory accounts in accordance with the U.K. Companies Act 2006. In accordance with the U.K. Companies Act 2006, our UK statutory auditors must be appointed or re-appointed at each meeting at which the Company’s annual report and accounts are presented to our shareholders.

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THE BOARD OF DIRECTORS RECOMMEND A VOTE

FOR RE-APPOINTMENT OF HAYSMAC LLP AS AKARI’S STATUTORY AUDITORS, TO SERVE UNTIL THE CONCLUSION OF THE NEXT GENERAL MEETING AT WHICH THE COMPANY’S ANNUAL ACCOUNTS ARE LAID BEFORE THE COMPANY’S SHAREHOLDERS

RESOLUTION 11 - AUTHORIZATION FOR THE AUDIT COMMITTEE TO DETERMINE THE STATUTORY AUDITORS’ REMUNERATION FOR THE FINANCIAL YEAR ENDING DECEMBER 31, 2025

Resolution 11 authorizes the audit committee to determine our statutory auditors’ remuneration for the financial year ending December 31, 2025.

THE BOARD OF DIRECTORS RECOMMEND A VOTE

FOR THE AUTHORIZATION OF OUR AUDIT COMMITTEE TO DETERMINE OUR STATUTORY AUDITORS’ REMUNERATION FOR THE FINANCIAL YEAR ENDING DECEMBER 31, 2025

RESOLUTION 12 - TO GENERALLY AND UNCONDITIONALLY AUTHORIZE AN INCREASE IN THE NUMBER OF SHARES AVAILABLE UNDER THE 2023 PLAN.

At the Meeting, we are asking our shareholders to consider and vote upon a proposal to approve an amendment to the 2023 Plan to an increase in the number of shares available for the grant of awards under the 2023 Plan by 11,026,000,000 ordinary shares (corresponding to 5,513,000 ADSs) from 8,780,000,000 corresponding to ordinary shares to an aggregate of 19,806,000,000 ordinary shares (corresponding to 9,9903,000 ADSs) under the 2023 Plan (the “Share Increase”) plus such additional number of ordinary shares (up to 855,637,300 ordinary shares) subject to awards granted under the Celsus Therapeutics PLC 2014 Equity Incentive Plan (the “2014 Plan”), to the extent such awards are forfeited or cancelled, or expire unexercised. On May 22, 2025, upon the recommendation of the compensation committee of the Board of Directors, the Board of Directors approved the Share Increase to the 2023 Plan, subject to approval of such Share Increase by our shareholders at the Meeting (the 2023 Plan as amended by the Share Increase to the 2023 Plan, the “Amended Plan”). We believe that the increase in the number of shares available for issuance under the 2023 Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors. Accordingly, the Board of Directors believes approval of the Share Increase to the 2023 Plan is in our best interests and those of our shareholders.

We are currently permitted to issue up to 8,780,000,000 ordinary shares under the 2023 Plan, plus such additional number of ordinary shares (up to 855,637,300 ordinary shares) subject to awards granted under the 2014 Plan, to the extent such awards are forfeited or cancelled, or expire unexercised. As of June 6, 2025, there were stock options to acquire 8,491,340,000 ordinary shares outstanding under our 2023 Plan and 2014 Plan, with a weighted average exercise price of $0.0009 and a weighted average remaining term of 9.7 years. In addition, as of June 6, 2025, there were no outstanding unvested restricted stock units subject to time-based vesting. Other than the foregoing and other than with respect to stock options to acquire 3,236,162,000 ordinary shares under the Peak Bio 2022 Long Term Incentive Plan, no awards were outstanding under our equity compensation plans as of June 6, 2025. As of June 6, 2025, there were 305,176,210 ordinary shares available for awards under our 2023 Plan.

Summary of the Amended Plan

The following description of certain features of the Amended Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2023 Plan and the proposed Share Increase to the 2023 Plan, which is attached hereto as Annex B.

Share Reserve. The number of our ordinary shares that may be issued under the Amended Plan and under incentive stock options under the Amended Plan is 19,806,000,000 ordinary shares, plus such additional number of ordinary shares (up to 855,637,300 ordinary shares) subject to awards granted under the 2014 Plan, to the extent such awards are forfeited or cancelled, or expire unexercised. Accordingly, the total number of ordinary shares that may ultimately be issued under the Amended Plan, including shares subject to outstanding grants under the 2014 Plan, shall not exceed 20,661,637,300 ordinary shares. In addition, if an award issued under the Amended Plan is terminated or results in any shares not being issued, the unissued or reacquired shares shall again be available for issuance under the Amended Plan. However, any portion of an award tendered to us for the payment of the exercise price or to satisfy a participant’s tax withholding obligation will be deemed to have been issued and will reduce the number of shares authorized under the Amended Plan.

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Administration. The Amended Plan will continue to be administered by our compensation committee. Our compensation committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants and to determine the specific terms and conditions of each award, subject to the provisions of the Amended Plan. To the extent permitted by applicable law, our Board or our compensation committee may allocate all or any portion of its responsibilities and powers to one or more of its members and may delegate all or a portion of its responsibilities and powers to any other person selected by it.

Eligibility; Plan Limits. All of our employees, directors and consultants are eligible to participate in the Amended Plan, subject to the discretion of our compensation committee. As of June 6, 2025, approximately 17 individuals would have been eligible to participate in the Amended Plan had it been effective on such date, which includes two executive officers, 5 employees who are not executive officers, 6 directors who are not executive officers and 4 consultants who are not executive officers.

Stock Options. The Amended Plan permits the granting of (1) options to purchase ordinary shares intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Amended Plan will be non-qualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to our employees and our subsidiaries. Non-qualified options may be granted to employees, directors and consultants. The option exercise price of each option is determined by our compensation committee. The exercise price of an incentive stock option may not be less than 100% of the fair market value of an ordinary share on the date of grant and the exercise price of a non-qualified option shall be at least equal to the greater of the par value or the fair market value of an ordinary share on the date of grant. Fair market value for this purpose will generally be determined by reference to the closing price of the ordinary shares on Nasdaq. The exercise price of an option may not be reduced after the date of the option grant without the approval of our shareholders, other than to appropriately reflect changes in our capital structure.

The term of each option is fixed by our compensation committee and may not exceed ten years from the date of grant except in the case of options granted participants who are foreign nationals or employed outside the United States. Our compensation committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by our compensation committee. In general, unless otherwise permitted by our compensation committee, no option granted under the Amended Plan is transferable by the optionee other than by will or by the laws of descent and distribution.

Upon exercise of an option, the option exercise price must be paid in full (i) in United States dollars in cash or such other currencies as may be determined by our compensation committee, (ii) at the discretion of our compensation committee, through delivery of ordinary shares held for at least six months (if required to avoid negative accounting treatment) having a fair market value as of the date of the exercise equal to the aggregate exercise price, (iii) at the discretion of our compensation committee, by having us from the ordinary shares otherwise issuable upon exercise of the option, a number of ordinary shares having a fair market value as of the date of exercise equal to the aggregate exercise price, (iv) at the discretion of our compensation committee, in accordance with a cashless exercise program established with a securities brokerage firm and approved by our compensation committee, (v) at the discretion of our compensation committee, by any combination of (i), (ii), (iii) and (iv) above or (vi) at the discretion of our compensation committee, payment of such other lawful consideration as our compensation committee may determine.

To qualify as incentive stock options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options that first become exercisable by a participant in any one calendar year.

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Stock Grants and Other Stock-Based Awards. Our compensation committee may award ordinary shares to participants subject to such conditions and restrictions as our compensation committee may determine. Our compensation committee may award stock-based awards other than options and stock grants having such terms and conditions as our compensation committee may determine, including, without limitation, the grant of ordinary shares based upon certain conditions, the grant of securities convertible into ordinary shares and the grant of stock appreciation rights, phantom stock awards or stock units. Any stock grant or stock-based award requiring payment of a purchase price for the ordinary shares as to which such award is being granted shall be made (i) in United States dollars in cash or such other currencies as may be determined by our compensation committee, (ii) at the discretion of our compensation committee, through delivery of ordinary shares held for at least six months (if required to avoid negative accounting treatment) and having a fair market value equal as of the date of payment equal to the purchase price of the stock grant or stock-based award, (iii) at the discretion of our compensation committee, by any combination of (i) and (ii) above or (iv) at the discretion of our compensation committee, by payment of such other lawful consideration as our compensation committee may determine.

Change of Control Provisions. In the event of a “corporate transaction,” as defined in the Amended Plan, our compensation committee or the board of directors of any entity assuming the obligations of us under the Amended Plan (the “Successor Board”) shall, as to outstanding options, either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the ordinary shares then subject to such options either the consideration payable with respect to the outstanding ordinary shares in connection with the corporate transaction or securities of any successor or acquiring entity, (ii) upon written notice to the participants, provide that such options must be exercised within a specified number of days of the date of such notice, at the end of which period such options that have not been exercised shall terminate or (iii) terminate such options in exchange for payment of an amount equal to the consideration payable upon the consummation of such corporate transaction to a participant of the number of ordinary shares into which such option would have been exercisable less the aggregate exercise price thereof.

With respect to outstanding stock grants, our compensation committee or the Successor Board, shall make appropriate provision for the continuation of such stock grants on the same terms and conditions by substituting on an equitable basis for the ordinary shares then subject to such stock grants either the consideration payable with respect to the outstanding ordinary shares in connection with the corporate transaction or securities of any successor or acquiring entity. In lieu of the foregoing, in connection with any corporate transaction, our compensation committee may provide that, upon consummation of the corporate transaction, each outstanding stock grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such corporate transaction to a holder of the number of vested ordinary shares underlying such stock grant. Our compensation committee or the Successor Board shall determine any adjustments to be made to other stock-based awards in the event of a corporate transaction.

Adjustments for Stock Dividends, Stock Splits, Etc. The Amended Plan requires our compensation committee to make appropriate adjustments to awards under the Amended Plan and the number of ordinary shares underlying such awards to reflect stock dividends, stock splits and similar events.

Tax Withholding. Participants in the Amended Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold with respect to awards under the Amended Plan. We may withhold from a participant’s compensation, if any, or may require that a participant advance in cash to us or any of our affiliates the statutory minimum amount of any tax withholdings unless a different withholding arrangement, including the use of ordinary shares or a promissory note, is authorized by our compensation committee (and permitted by law).

Amendments and Termination. Our compensation committee and our shareholders may at any time terminate or amend the Amended Plan. However, no such action shall, without the consent of a participant, adversely affect any rights under any outstanding award without the participant’s consent.

Effective Date of Plan. The Share Increase to the 2023 Plan was approved by our Board on May 23, 2025. No awards may be granted under the Amended Plan after June 5, 2033.

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New Plan Benefits

Because the grant of awards under the Amended Plan is within the discretion of our compensation committee, we cannot determine the dollar value or number of ordinary shares that will in the future be received by or allocated to any participant in the Amended Plan. The following table provides information concerning the benefits granted to the following persons and groups under the 2023 Plan: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group.

2023 Equity Incentive Plan
	Dollar		Number
Name and Position	value ($) (1)		of units
Samir Patel, Former President and Chief Executive Officer	251,550		450,000,000
Torsten Hombeck, Chief Financial Officer	—		—
Rachelle Jacques, Former President and Chief Executive Officer	—		—
Wendy DiCicco, Former Interim Chief Financial Officer	—		—
All current executive officers, as a group	—		—
All current directors who are not executive officers, as a group	1,509,300	(2)	2,700,000,000
All employees, including all current officers who are not executive officers, as a group	—		—

(1)	The valuation of stock option awards is based on the grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, disregarding estimated forfeitures related to service-based vesting.

(2)	Represents the aggregate grant date fair value for the group.

Tax Aspects Under the Code

The following is a summary of the principal United States federal income tax consequences of certain transactions under the Amended Plan. It does not describe all U.S. federal tax consequences under the Amended Plan, nor does it describe non-U.S., state or local tax consequences.

Incentive Stock Options No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If ordinary shares issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) we will not be entitled to any deduction for U.S. federal income tax purposes. The exercise of an incentive stock option will give rise to an item of U.S. federal tax preference that may result in alternative minimum tax liability for the optionee.

If ordinary shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the exercise price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering ordinary shares.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

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Non-Qualified Options. No income is realized by the optionee at the time a non-qualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the ordinary shares on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the ordinary shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering ordinary shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. We generally will be entitled to a tax deduction in connection with other awards under the Amended Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a corporate transaction) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% U.S. federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, our deduction for awards under the Amended Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

Akari Equity Compensation Plan Information

We have three compensation plans under which our equity securities are authorized for issuance. The 2014 Equity Incentive Plan, the 2023 Equity Incentive Plan and the Peak Bio Inc. Long Term Incentive Plan. The following table sets forth certain information relating to these equity compensation plans as of December 31, 2024:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by shareholders(1)
2014 Equity Incentive Plan	253,434,688	0.01	—
2023 Equity Incentive Plan	726,191,815	0.00	8,148,713,522
Peak Bio Inc. Long Term Incentive Plan	3,236,162,000	0.00	—

Total	4,215,788,503	0.01	8,148,713,522
Equity compensation plans not approved by shareholders	N/A	N/A	N/A

(1)	Consists of the 2014 Plan and the 2023 Plan. As of December 31, 2024, new awards are only available for issuance under the 2023 Plan.

(2)	The calculation of the weighted-average exercise price does not consider the effect of 385,954,925 RSUs included in the number of securities reported in column (a).

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THE BOARD OF DIRECTORS RECOMMEND A VOTE

FOR THE APPROVAL TO GENERALLY AND UNCONDITIONALLY AUTHORIZE AN INCREASE IN THE NUMBER OF SHARES AVAILABLE UNDER THE 2023 PLAN.

RESOLUTION 13 – TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION OF AKARI’S NEOs AS DISCLOSED IN THIS PROXY STATEMENT.

We are providing our shareholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules. This resolution, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Act, which added Section 14A to the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our executive compensation program is designed to reward value creation for shareholders and to attract, motivate, and retain our executive officers, who are critical to our success. Under this program, our NEOs are rewarded for the achievement of our short- and long-term strategic and financial goals, which we believe serves to enhance short- and long-term value creation for our shareholders. Our compensation program contains elements of cash and equity-based compensation and is designed to align the interests of our executives with those of our shareholders.

The section of this Proxy Statement entitled “Named Executive Officer Compensation,” describes in detail our executive compensation program and the decisions made by our compensation committee.

As an advisory vote, the outcome of the vote on this resolution is not binding and does not overrule any decision by the company or the Board of Directors (or any committee thereof), create or imply any change to the fiduciary duties of the company or the Board of Directors (or any committee thereof), or create or imply any additional fiduciary duties for the company or the Board of Directors (or any committee thereof). However, our compensation committee and Board of Directors value the opinions expressed by our shareholders in their vote on this resolution and intend to consider carefully the outcome of the vote when making future compensation decisions for any NEOs.

THE BOARD OF DIRECTORS RECOMMEND A VOTE

FOR THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NEOs AS DISCLOSED IN THIS PROXY STATEMENT.

RESOLUTION 14 - TO APPROVE STOCK OPTION AWARDS CONDITIONALLY GRANTED TO AKARI’S DIRECTORS ON MARCH 20, 2025.

We are seeking approval of the shareholders for the time-vested one time grant stock option awards over 225,000 ADSs (representing 450,000,000 ordinary shares) granted, conditional on shareholder approval, to each of certain of the Company’s directors (being Hoyoung Huh, Raymond Prudo-Chlebosz, Robert Bazemore, James Neal, Sandip I. Patel and Samir R. Patel) on March 20, 2025 (the “Stock Option Awards”). The Stock Option Awards represent, in aggregate, time-vested one time grant options under the 2023 Plan of over 1,350,000 ADSs (representing 2,700,000,000 ordinary shares) (4.2% of the Company’s current issued share capital) with each of the Stock Option Awards vesting 25% on March 20, 2025, 25% at December 31, 2025 and the remaining 50% vesting monthly over the next 24 months thereafter. This grant is intended to recognize and align our directors’ important contributions to driving and executing our strategic reprioritization of our ADC focused research and discovery activities resulting from the business combination with Peak Bio Inc.

At the time of the grant of the Stock Option Awards, we did not have a sufficient number of shares available under the 2023 Plan to cover the Stock Option Awards. Nasdaq Listing Rule 5635(c) requires, with limited exceptions, that we obtain shareholder approval prior to the issuance of securities when any equity compensation arrangement is made pursuant to which stock may be acquired by officers, directors, employees, or consultants. Therefore we are seeking shareholder approval.

This proposal is contingent on shareholders approving the Share Increase. If this proposal or the Share Increase is not approved, then we will determine whether to resubmit this proposal at a future meeting of shareholders or take other compensatory actions to retain the services of certain of our directors.

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THE BOARD OF DIRECTORS RECOMMEND A VOTE

FOR THE APPROVAL OF STOCK OPTION AWARDS CONDITIONALLY GRANTED TO AKARI’S DIRECTORS ON MARCH 20, 2025.

RESOLUTION 15 - TO GENERALLY AND UNCONDITIONALLY AUTHORIZE TO ALLOT SHARES.

Under the U.K. Companies Act 2006, the Company’s directors may not allot shares, or grant rights to subscribe for or convert securities into shares, in the Company, unless they have been authorized by shareholders. The Board is seeking authority to allot, or grant rights to subscribe for or convert any securities into, shares in the Company up to an aggregate nominal value of USD 20,000,000 in the period to June 30, 2030. This will allow up to 200,000,000,000 ordinary shares of USD 0.0001 each (corresponding to 100,000,000 ADSs) to be allotted. This will replace the existing equivalent dis-application in respect of the share allotment authority granted at the Company’s annual general meeting in 2024, which is due to expire on June 30, 2029 and the share allotment authority granted to at the Company’s general meeting held on 7 November 2024, which is due to expire on November 6, 2029. Akari, in common with other similar-sized biotechnology companies, intends to seek additional fundraisings when necessary to implement its operating plan. Failure to do so may delay research and development activities. In the light of our size and status of being a pre-revenue-generating company, the Board believes that equity financings are an appropriate method to support any potential future funding requirements. The Board believes that, in the event of an equity financing, having authorization to allot, or grant rights to subscribe for or convert securities into, our shares without needing to seek approval from shareholders at the time should allow Akari to raise funds more efficiently on the best terms available and in a timely fashion.

THE BOARD OF DIRECTORS RECOMMEND A VOTE

FOR THE APPROVAL TO GENERALLY AND UNCONDITIONALLY AUTHORIZE TO ALLOT SHARES.

RESOLUTION 16 – TO APPROVE THE PRE-EMPTION RIGHTS PROPOSAL

Under the U.K. Companies Act 2006, the Akari Board may not allot equity securities (that is, ordinary shares or rights to subscribe for or to convert securities into ordinary shares) without first offering them to existing Akari shareholders in proportion to their existing holdings, unless they have been authorized by Akari shareholders. The Akari Board is seeking the dis-application of all pre-emption rights until, 2030 in respect of shares allotted and rights granted pursuant to the authorization proposed in the General Allotment Proposal (Resolution 12). As expressed above, if the General Allotment Proposal and this disapplication of pre-emption rights are approved, the authority to allot (and associated disapplication of pre-emption) would be in addition to the subsisting Existing Authority and would mean that in total there are approximately 200,000,000,000 ordinary shares (equivalent of 100,000,000 ADSs) available for allotment by the Akari Board under its aggregate authority to allot shares (or grant rights to subscribe for shares or securities) in Akari free from statutory pre-emption rights.

Pursuant to the U.K. Companies Act 2006, the Akari Board may only allot shares or grant rights over shares if authorized to do so by Akari shareholders. If so authorized, the U.K. Companies Act 2006 requires Akari, where the allotment is for cash, to offer them in the first instance to our existing shareholders in proportion to their holdings, unless the shareholders have sanctioned the disapplication of their statutory rights of pre-emption under the U.K. Companies Act 2006 in respect of such allotment or grant of rights. In practice, the operation of such pre-emption rights is onerous and can result in significant delay and additional expense to the cost of an equity fundraising. It is therefore customary for the Akari Board to seek authority from our shareholders to allot shares and dis-apply statutory pre-emption rights for cash issues of shares, or rights to subscribe for shares, up to a limit approved by our shareholders. Given Akari is solely listed on Nasdaq, and our peers, key shareholders and primary target market being the United States, the Akari Board is mindful of the fact that equivalent United States incorporated companies are not required to seek authorization from shareholders to allot shares or to offer such shares to existing shareholders on a pre-emptive basis in the event they are pursuing an equity fundraising (or other transaction requiring the allotment and issuance of shares for cash). The Akari Board considers that this may place the Company at a competitive disadvantage.

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As noted in the General Allotment Proposal (Resolution 12), the Akari Board seeks authorization to allot equity securities for various reasons, including in order to effect the PIPE Investment and to seek additional fundraisings when necessary to implement its operating plan. The Akari Board believes that having authorization to allot equity securities or sell our shares without having to comply with statutory and any other pre-emption rights should allow Akari to raise funds more efficiently on the best terms available and in a timely fashion. The Akari Board believes that it is appropriate to avoid Akari potentially being at a competitive disadvantage as compared to our peer companies listed on Nasdaq, many of whom are incorporated in the United States. In particular, the requirement to first offer shares that Akari propose to issue for cash to all of our existing shareholders in time-consuming pro-rata rights offerings would add expense and considerably reduce the speed at which Akari could complete capital-raising activities undertaken in furtherance of our growth strategy and would potentially make it difficult for us to complete such transactions. Many of our strategic competitors are incorporated in the United States where they are not subject to restrictions on their ability to issue shares.

The Pre-emption Rights Proposal is proposed as a special resolution that will be approved if, assuming that a quorum is present (i) on a show of hands, at least 75% of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, at least 75% of the shares present at the Akari General Meeting in person or by proxy and voting on the proposal are voted in favor of the resolution. Any shares not present or represented by proxy (including due to the failure of a holder of ordinary shares who holds shares in “street name” through a bank, broker or other nominee to provide voting instructions with respect to any proposals at the Akari General Meeting to such bank, broker or other nominee) will have no effect on the outcome of the Pre-emption Rights Proposal, provided that a quorum is otherwise present. An abstention by any shares present or represented by proxy on the Share Issuance Proposal will not be counted as votes cast in favor or against the Pre-emption Rights Proposal but will count for the purpose of determining whether a quorum is present. Broker non-votes, if any, will have no effect on the Pre-emption Rights Proposal.

With respect to any properly completed voting instructions received by the Depositary Bank on or prior to 6:30 p.m. London time (1:30 p.m. Eastern time) on June 18, 2025, the Depositary Bank shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Deposit Agreement and the Articles, to vote or cause its custodian to vote the shares (in person or by proxy) represented by Akari ADSs in accordance with such voting instructions, for holders of ADSs as of 5:00 p.m. Eastern Time on the Akari ADS Record Date. Shares represented by Akari ADSs for which no specific voting instructions are received by Deutsche Bank from the ADS holder shall not be voted.

THE AKARI BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PRE-EMPTION RIGHTS PROPOSAL.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

BOARD OF DIRECTORS

Structure of Our Board of Directors

Our Articles of Association provide that our business is to be managed by the Board of Directors (subject to any directions made by the members of the Company by special resolution). Our Board of Directors is divided into three classes for purposes of election (Class A Directors, who serve a one year term before being subject to re-election at the Company’s annual general meeting; Class B Directors, who serve a two year term before being subject to re-election at the annual general meeting; and Class C Directors who serve a three year term before being subject to re-election at the annual general meeting, provided also that in any two year period, a majority of the Board of Directors must stand for re-election).

Information about our Directors

Set forth below is information about each member of our board of directors, including (a) the year in which each director first became a director, (b) their age as of May 15, 2025, and (c) their positions and offices with our Company. We believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and our board of directors.

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The following table provides information about those persons who currently serve as directors of the Company.

			Committee Memberships (1)
Name	Age	Relationship	Audit	Comp	N&CG	Class - Election Year
Hoyoung Huh, M.D.	56	Chair of the Board			X	Class A Director - 2025
Ray Prudo, M.D.	80	Director			X	Class C Director - 2024
Samir R. Patel, M.D.	55	Director				Class A Director - 2025
Robert Bazemore	57	Director	X	X	C	Class A Director - 2025
James Neal	69	Director	X	C		Class A Director - 2025
Sandip I. Patel	58	Director	C	X		Class A Director - 2025
Abizer Gaslightwala	51	Director				Class A Director - 2025

(1) “C” indicates Chair of applicable committee.

During the year ended December 31, 2024, there were four full meetings of our Board of Directors. All of our directors attended at least 75% of meetings in aggregate of the Board of Directors and meetings of the committees of which he or she was a member during the year ended December 31, 2024.

Director Nominees

The biographical information for the Class A directors in the table immediately above, including (a) their principal occupations and business experience during at least the past five years and (b) the names of other public companies for which they currently serve, or have served within the past five years, as a director, and (c) information about each director’s specific experience, qualifications, attributes, or skills that led our board of directors to conclude that such individual should serve as one of our directors, is provided in “Resolutions 3 to 8 - Re-Appointment of Directors.”

CORPORATE GOVERNANCE

Board Committees

Audit Committee

Our Board of Directors has established a formal standing audit committee. The current members of our audit committee are Mr. Patel (Chair), Mr. Bazemore, and Mr. Neal. Our Board of Directors has determined that Mr. Patel is an “audit committee financial expert” within the meaning of SEC rules and regulations. Each member of the audit committee is independent as defined under applicable rules of the Nasdaq, including the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

The Board of Directors has adopted a written audit committee charter. The composition and responsibilities of the audit committee and the attributes of its members, as reflected in its charter, are intended to be in accordance with certain listing requirements of Nasdaq and the rules of the SEC for corporate audit committees. The audit committee charter may be found in the “Investor Relations – Corporate Governance” section of our website, which is located at http://investor.akaritx.com/.

The audit committee held four meetings during the year ended December 31, 2024.

Compensation Committee

Our compensation committee currently consists of three members, appointed by the Board of Directors: Mr. Neal (Chair), Mr. Bazemore, and Mr. Patel, each of whom are independent within the meaning of SEC corporate governance rules of independence for purposes of the compensation committee.

The Board of Directors has adopted a written compensation committee charter. The composition and responsibilities of the compensation committee and the attributes of its members, as reflected in its charter, are intended to be in accordance with certain listing requirements of Nasdaq and the rules of the SEC for corporate compensation committees. The compensation committee charter may be found in the “Investor Relations – Corporate Governance” section of our website, which is located at http://investor.akaritx.com/.

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The compensation committee held four meetings during the year ended December 31, 2024.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee currently consists of three members, appointed by our Board of Directors: Mr. Bazemore (Chair), Dr. Huh, and Dr. Prudo, all of whom are independent within the meaning of SEC corporate governance rules of independence for purposes of the nominating and corporate governance committee. None of our non-employee directors have any service contracts with us or any of our subsidiaries that provide for benefits upon termination of employment.

The Board of Directors has adopted a written nominating and corporate governance committee charter. The composition and responsibilities of the nominating and corporate governance committee and the attributes of its members, as reflected in its charter, are intended to be in accordance with certain listing requirements of Nasdaq and the rules of the SEC for corporate nominating and corporate governance committees. The nominating and corporate governance committee charter may be found in the “Investor Relations – Corporate Governance” section of our website, which is located at http://investor.akaritx.com/.

The nominating and corporate governance committee held four meetings during the year ended December 31, 2024.

Independence of our Board of Directors

Our securities are listed on the Nasdaq Capital Market, and we use the standards of “independence” prescribed by rules set forth by Nasdaq. Under Nasdaq rules, a majority of a listed company’s board of directors must be comprised of independent directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit committee and compensation committee be independent and satisfy additional independence criteria set forth in Rules 10A-3 and 10C-1, respectively, under the Exchange Act. Under the applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors determined that each of Dr. Huh, Dr. Prudo, Mr. Bazemore, Mr. Neal, and Mr. Patel are independent as defined under applicable rules of the Nasdaq, and, in the case of all members of the audit and compensation committees, the independence requirements contemplated by Rule 10A-3 and Rule 10C-1 under the Exchange Act. Additionally, the Board of Directors determined that Mr. Michael Grissinger, Mr. Wa’el Hashad, and Mr. Donald Williams, each of whom served on the Board of Directors during 2024, were independent. As Mr. Gaslightwala is our current President and Chief Executive Officer and Dr. Patel was our former President and Chief Executive Officer, they are not independent.

Board’s Role in Risk Oversight

Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of our operations and corporate functions, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each of our board committees also oversees the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Principal Financial Officer reports to the audit committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our audit committee meets privately with representatives from our independent registered public accounting firm and our Principal Financial Officer. The audit committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks, and reports to our Board of Directors regarding these activities.

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Currently, the offices of the Chairman of the Board and the Chief Executive Officer are held by two different people. Hoyoung Huh is our independent, non-executive Chairman of the Board and Mr. Gaslightwala is our Chief Executive Officer. The Chief Executive Officer is responsible for the day to day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the Board. We believe that separation of the positions reinforces the independence of the Board in its oversight of the business and affairs of the Company, and creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its shareholders.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our principal executive officer (“PEO”), principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the Code of Business Conduct and Ethics in the “Investor Relations – Corporate Governance” section of our website, which is located at http://investor.akaritx.com/. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our code of business conduct and ethics by posting such information on our website at www.akaritx.com.

Insider Trading Policy, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) could create a heightened compliance risk or the appearance of misalignment between management and shareholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. We believe it is improper and inappropriate for Company personnel to engage in short-term or speculative transactions involving the Company’s securities and therefore the Company’s insider trading policy states that our personnel and any related persons not engage in specific types of activities, including but not limited to, short sales, the placement of any standing or limit orders on the Company’s securities, use of the Company’s securities to secure a margin or other loan, transactions in straddles, collars or other similar risk reduction or hedging devices, and transactions in publicly-traded options relating to the Company’s securities, except, in each case, under limited circumstances and with prior approval of our policy administrator.

Director Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, including through the use of search firms or other advisors, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our Board of Directors.

Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the Board of Directors’ approval to fill a vacancy or as director nominees for election to the Board of Directors by our shareholders each year in the class of directors whose term expires at the relevant annual general meeting.

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We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our shareholders through consideration of a number of facts and circumstances, including among other things, the skills of the prospective director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board of Directors.

Shareholder Recommendations and Nominees

Our nominating and corporate governance committee considers both recommendations and nominations for candidates to the Board of Directors from shareholders so long as such recommendations and nominations comply with our Articles of Association and applicable laws, including the rules and regulations of the SEC. Shareholders may recommend director nominees for consideration by the nominating and corporate governance committee by writing to our Company Secretary at the address below, or the Company’s registered office address from time to time, and providing evidence of the shareholder’s ownership of our ordinary shares and/or ADSs, the nominee’s name, home and business address, as well as the nominee’s detailed biographical data and qualifications for board membership, and information regarding any arrangements or understandings between the shareholder and the recommended candidate.

Following verification of the shareholder status of the person submitting the recommendation, all properly submitted recommendations will be promptly brought to the attention of the nominating and corporate governance committee. Shareholders who desire to nominate persons directly for election to the Board of Directors at an annual general meeting of shareholders must meet the deadlines and other requirements set forth under “Additional Information.” Any vacancies on the Board of Directors occurring between our annual general meetings of shareholders may be filled by persons selected by a majority of the directors then in office, in which case any director so elected will serve until the next annual general meeting of shareholders when such director will offer himself/herself for re-appointment, or by persons elected by an ordinary resolution of the shareholders of the Company.

You may write to the nominating and corporate governance committee at:

Prism Cosec Limited

Company Secretary

Akari Therapeutics, Plc

Highdown House

Yeoman Way, Worthing

West Sussex BN99 3HH

Director Attendance at Annual General Meeting of Shareholders

Directors are expected to try to attend our annual general meeting of shareholders to the extent practicable. Ray Prudo and Samir Patel attended our 2024 Annual General Meeting in person.

Shareholder Communication with the Board of Directors

Any interested party with concerns about our Company may report such concerns to the Board of Directors or the chairman of our Board of Directors and nominating and corporate governance committee. Communications may be addressed to the entire Board of Directors or to any individual director. All such communications will initially be received and processed by our Company Secretary. Spam, junk mail, advertisements and threatening, hostile, illegal and similar unsuitable communications will not be delivered to the Board of Directors. Shareholders can contact members of the Board of Directors by writing care of our Company Secretary at the Company’s registered office address at Highdown House, Yeoman Way, Worthing, West Sussex BN99 3HH.

A copy of any such written communication may also be forwarded to our external legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

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Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. We have also established a toll-free telephone number for the reporting of such activity, which is 844-440-0028.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 15, 2025 (except as otherwise indicated below), information we know about the beneficial ownership of our ordinary shares by:

•	each person or entity, including any “group” as that term is used in Section 13(d)(3) of the Exchange Act, who is known by us to own beneficially more than 5% of the issued and outstanding shares of our common stock;
•	each of our current directors and director nominees;
•	each of our NEOs, as set forth in the Summary Compensation Table set forth below;
•	all of our current directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information in the table below is not necessarily indicative of beneficial ownership for any other purpose. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. In computing the percentage ownership of each person, ordinary shares subject to options, warrants, or rights held by that person that are currently exercisable, or exercisable within 60 days of May 15, 2025, are deemed to be outstanding and beneficially owned by that person. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

To our knowledge and except as indicated in the notes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholders’ name. The percentage of ownership is based on 64,352,739,523 ordinary shares issued and outstanding on May 15, 2025. All fractional share amounts have been rounded to the nearest whole number. To our knowledge, except as noted below, no person or entity is the beneficial owner of more than 5% of the voting power of the Company’s ordinary shares.

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	Number of		Percentage of
	Ordinary Shares		Ordinary Shares
	Beneficially		Beneficially
Name and Address of Beneficial Owner(1)	Owned(2)		Owned (%)
5% Shareholders:
Hoyoung Huh and Affiliates	10,179,064,250	(3)	15.7%
PranaBio Investments LLC	6,920,775,584	(4)	10.7%
Ray Prudo and Affiliates	6,023,453,050	(5)	9.4%
Named Executive Officers and Directors:
Samir Patel	6,920,775,584	(4)	10.7%
Torsten Hombeck	400,000		*
Hoyoung Huh	10,179,064,250	(3)	15.7%
Raymond Prudo-Chlebosz	6,023,453,050	(5)	9.4%
Robert Bazemore	91,006,917	(6)	*
James Neal	254,480,250	(7)	*
Sandip I. Patel	1,268,522,250	(8)	2.0%
Abizer Gaslightwala	362,856,000	(9)	*
Rachelle Jacques**	306,146,000	(10)	*
Wendy DiCicco**	163,473,915	(11)	*
All current directors and executive officers as a group (8 individuals)	25,100,558,301	(12)	38.1%

* Denotes less than 1% beneficial owner.

** Denotes former named executive officer.

(1) Except as otherwise noted, the address for each person listed above is c/o Akari Therapeutics, Plc, 22 Boston Wharf Road FL 7, Boston, MA 02210.

(2) Our shareholders, named executive officers and directors may hold ordinary shares, ADSs or a combination of both. This column shows each holder’s beneficial ownership assuming all shares were held as ordinary shares, which may not be the case. Our ADSs are listed on The Nasdaq Capital Market under the trading symbol “AKTX.” Each ADS represents 2,000 ordinary shares.

(3) Consists of (i) 9,391,708,000 shares held of record by Dr. Huh, (ii) 464,960,250 shares underlying options exercisable within 60 days of May 15, 2025 granted to Dr. Huh, (iii) 103,482,000 shares underlying warrants exercisable within 60 days of May 15, 2025 and (iv) 218,914,000 shares held of record by Hannol Ventures LLC (“Hannol”). Excludes up to 3,571,428,000 shares underlying warrants exercisable within 60 days of May 15, 2025 issued to Dr. Huh which are subject to a 9.99% beneficial ownership limitation and with respect to which Dr. Huh disclaims beneficial ownership to the extent that any exercise of such warrants would exceed such percentage. Dr. Huh is the sole member of Hannol and exercises voting and dispositive power over the shares held of record by Hannol and may be deemed the beneficial owner of such shares. The principal office address of Hannol is 16703 Early Riser Avenue, Suite 563, Land O Lakes, FL 34638.

(4) Consists of (i) 285,336,000 shares held of record by Dr. Patel, (ii) 6,062,010,000 shares held of record by PranaBio Investments LLC (“PranaBio”) and (iii) 573,429,584 options exercisable within 60 days of May 15, 2025 granted to Dr. Patel. Excludes up to (i) 96,774,000 shares underlying prefunded warrants exercisable within 60 days of May 15, 2025 to PranaBio and (ii) 3,855,918,000 shares underlying warrants exercisable within 60 days of May 15, 2025 issued to Dr. Patel which are subject to a 9.99% beneficial ownership limitation and with respect to which Dr. Patel disclaims beneficial ownership to the extent that any exercise of such warrants would exceed such percentage. Dr. Patel is the manager of PranaBio and may be deemed the beneficial owner of the shares held of record by PranaBio. The principal office address of PranaBio is 1701 Chicon Street, Austin, TX 78745.

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(5) Consists of (i) 5,163,920,600 shares held of record by Dr. Prudo, (ii) 20,056,250 shares underlying options exercisable within 60 days of May 15, 2025 granted to Dr. Prudo, (iii) 800,766,600 shares held of record by RPC Pharma Limited (“RPC”) and (iv) 38,709,600 ordinary shares held of record by Praxis Trustees Limited as trustee of The Sonic Healthcare Holding Company (“Praxis”). Excludes up to 3,710,799,500 shares underlying warrants exercisable within 60 days of May 15, 2025 issued to Dr. Prudo which are subject to a 9.99% beneficial ownership limitation and with respect to which Dr. Prudo disclaims beneficial ownership to the extent that any exercise of such warrants would exceed such percentage. Dr. Prudo controls the voting and investment decisions with respect to the shares held of record by RPC and Praxis and thereby may be deemed the beneficial owner of such shares. The principal office address of RPC is c/o Landmark Fiduciare (Suisse) SA, 6 Place des Eaux-Vives, P.O. Box 3461, Geneva, V8 1211, Switzerland. The principal office address of Praxis is P.O. Box 296, Regency Court, Glategny Esplanade, St. Peter Port, Guernsey, GY1 4NA.

(6) Consists of (i) 89,284,000 shares held of record by Mr. Bazemore and (ii) 1,722,917 shares underlying options exercisable within 60 days of May 15, 2025.

(7) Consists of (i) 41,144,000 shares held of record by Mr. Neal, (ii) 193,766,250 shares underlying options exercisable within 60 days of May 15, 2025 and (iii) 19,570,000 shares underlying warrants exercisable within 60 days of May 15, 2025.

(8) Includes (i) 992,998,000 shares held of record by Mr. Patel, (ii) 155,024,250 shares underlying options exercisable within 60 days of May 15, 2025, (iii) 12,500,000 shares held of record by TT Insurance Investment LLC (“TTI”), (iv) 27,802,000 ordinary shares held of record by Innovative Lifesci Investments LLC (“Innovative Lifesci”), (v) 39,760,0000 ordinary shares held of record by Quest Bio LLC (“Quest”) and (vi) 40,438,000 ordinary shares held of record by Davis Island Ventures LLC (“Davis Island”). Mr. Patel, as the managing member of TTI, Innovative Lifesci, Quest Bio and Davis Island, exercises voting and dispositive power with respect to the ordinary shares held by such entities and therefore may be deemed to beneficially own the shares held of record by such entities. The principal office address of each of TTI, Innovative Lifesci and Quest is 4631 W El Prado Blvd., Tampa, FL 33629.

(9) Represent shares held of record by Mr. Gaslightwala.

(10) Represent shares held of record by Ms. Jacques.

(11) Consists of (i) 158,473,915 shares issuable to Ms. DiCicco and (ii) 5,000,000 shares underlying options exercisable within 60 days of May 15, 2025.

(12) Includes (i) 1,408,959,501 shares underlying options exercisable within 60 days of May 15, 2025, and (ii) 123,052,000 shares underlying warrants exercisable within 60 days of May 15, 2025.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Other than the compensation agreements and other arrangements described under “Executive Compensation” and the transactions described below, since January 1, 2023, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a participant in which the amount involved exceeded, or will exceed, $120,000 (or, if less, 1% of the average of our total assets at December 31, 2024 and 2023, as applicable) and in which any related person, had, or will have, a direct or indirect material interest.

CEO Agreement

On December 12, 2024, our board of directors approved the appointment of Dr. Patel to Chief Executive Officer and principal executive officer, effective December 16, 2024. There were no changes to Dr. Patel’s revised compensation as provided for under the September 16, 2024 Interim CEO Amendment Agreement, described below, following Dr. Patel’s appointment as President and Chief Executive Officer on December 16, 2024.

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On May 31, 2024, we and Dr. Patel entered into an Interim Chief Executive Officer Agreement, effective as of May 1, 2024 (the “Interim CEO Agreement”). Pursuant to the Interim CEO Agreement, Dr. Patel served as our Interim President and Chief Executive Officer as an independent contractor on an at-will basis. The Interim CEO Agreement could be terminated by us immediately for any reason. As the sole compensation for services provided under the Interim CEO Agreement, Dr. Patel was paid $50,000 per month in the form of fully vested ordinary shares. On September 16, 2024, we entered into an amendment to the Interim CEO Agreement (the “Amendment”), effective July 1, 2024, to revise Dr. Patel’s compensation in connection with the services as Interim President and Chief Executive Officer. Pursuant to the Amendment, in lieu of receiving the stated monthly compensation of $50,000 in the form of fully vested ordinary shares, Dr. Patel is paid in the form of fully vested NQSOs, with the number of ADSs underlying each such monthly NQSOs grant equal to two times the number determined by dividing (i) $50,000 by (ii) the closing price of our ADSs on the Nasdaq Capital Market on the last day of each month (or partial month) Dr. Patel serves as our Interim President and Chief Executive Officer.

During the year ended December 31, 2024, we recognized approximately $0.3 million in non-cash stock-based compensation costs pursuant to the Interim CEO Agreement, as amended, pertaining to (i) NQSOs granted to Dr. Patel to purchase 422,368,000 ordinary shares at an exercise price of less than $0.01 per ordinary share with a grant date fair value of approximately $0.3 million, and (ii) 91,396,000 fully vested ordinary shares granted to Dr. Patel.

Notes Payable Due to Dr. Huh

Pursuant to the acquisition of Peak Bio, which closed on November 14, 2024, we assumed three notes payable due to Dr. Huh, our Chairman of the Board.

January 2024 Note

We assumed a note in the amount of $0.75 million owed to Dr. Huh, which was entered into in January 2024 (the “January 2024 Note”). The January 2024 Note has a maturity date of January 23, 2025, and carries an interest rate of 15% per annum. In connection with the closing of the acquisition, Dr. Huh released Peak Bio of its rights to any security interest in all of the assets of Peak Bio and its subsidiaries.

As of the closing date, and as of December 31, 2024, the outstanding balance of the January 2024 Note was $0.75 million. We recognized interest expense of less than $0.1 million subsequent to the acquisition date, through December 31, 2024. As of December 31, 2024, accrued interest of $0.1 million is presented within accrued expenses in our consolidated balance sheets.

2021 Notes

We assumed a note in the amount of $0.9 million owed to Dr. Huh, which was entered into at various dates in 2021 (the “2021 Notes”). The 2021 Notes, which matured at various dates in 2022, carried an interest rate of 1.0% per annum.

As of the closing date, and as of December 31, 2024, the outstanding balance of the 2021 Notes was $0.9 million. We recognized interest expense of less than $0.1 million subsequent to the acquisition date, through December 31, 2024. As of December 31, 2024, accrued interest of $0.1 million is presented within accrued expenses in our consolidated balance sheets.

In connection with the March 2025 Purchase Agreement, Dr. Huh’s 2021 Notes and a portion of his January 2024 Note aggregating to $1.0 million were cancelled, extinguished and paid in full for an equal amount of ordinary shares and warrants.

May 2024 Convertible Notes

In May 2024, we entered into unsecured convertible promissory notes (the “May 2024 Notes”) with Dr. Prudo, our Chairman at the time, and our then Interim President and Chief Executive Officer and director, Dr. Patel, for an aggregate of $1.0 million in gross proceeds. The May 2024 Notes bear interest at 15% per annum, which may be increased to 17% upon the occurrence of certain events of default as described therein, and the principal and all accrued but unpaid interest is due on the date that is the earlier of (a) ten (10) business days following our receipt of a U.K. research and development tax credit from HM Revenue and Customs, and (b) November 10, 2024. Provided, however, at any time or times from the date of the note and until the tenth business day prior to closing of the acquisition, the note holders are entitled to convert any portion of the outstanding and unpaid amount, including principal and accrued interest, into our ADSs at a fixed conversion price equal to $1.59, representing the Nasdaq official closing price of our ADSs on the issuance date, subject to certain restrictions.

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In October 2024, the aggregate principal balance of $750,000 was repaid in cash with proceeds from our U.K. research and development tax credit from the U.K. HM Revenue and Customs. Drs. Prudo and Patel each elected to convert the $125,000 of remaining principal and accrued interest into our ADSs at a conversion price of $1.59 per ADS. These ordinary shares were issued on April 30, 2025.

The Doctors Laboratory

We lease office space for its U.K. headquarters in London from The Doctors Laboratory (“TDL”) and has incurred expenses of approximately $0.1 million plus VAT during each of the years ended December 31, 2024 and 2023, respectively. Dr. Ray Prudo, our Director, is the non-Executive Chairman of the Board of Directors of TDL.

We received certain laboratory testing services for its clinical trials provided by TDL, including certain administrative services, and incurred expenses of approximately $0.1 million during each of the years ended December 31, 2024 and 2023.

We recorded payable balances owed to TDL of less than $0.1 million as of December 31, 2024 and 2023.

Other

In November 2024, we assumed an amount due to an entity in which our Chairman, Dr. Hoyoung Huh, is a director. As of December 31, 2024, the amounts due totaled less than $0.1 million and are included in accounts payable in our consolidated balance sheets.

Policies and Procedures for Related Person Transactions

Our Board of Directors is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is our preference to avoid related party transactions.

In accordance with our audit committee charter, members of the audit committee, all of whom are independent directors, review and approve all related party transactions for which approval is required under applicable laws or regulations, including SEC and the Nasdaq Listing Rules. Current SEC rules define a related party transaction for smaller reporting companies to include any transaction, arrangement, or relationship in which we are a participant and the amount involved is the lesser of $120,000 or 1% of total assets, and in which any of the following persons has or will have a direct or indirect interest:

•	our executive officers, directors, or director nominees;
•	any person who is known to be the beneficial owner of more than 5% of our common stock;
•	any person who is an immediate family member, as defined under Item 404 of Regulation S-K, of any of our executive officers, directors, or director nominees or beneficial owners of more than 5% of our common stock; or
•	any firm, corporation, or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

Under our code of business conduct and ethics, our directors, officers, and employees are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. Under our code of business conduct and ethics, a director is required to promptly disclose to our Board of Directors any potential or actual conflict of interest involving him or her. In accordance with our code of business conduct and ethics, the Board of Directors will determine an appropriate resolution on a case-by-case basis. All directors must recuse themselves from any discussion or decision affecting their personal, business, or professional interests. In addition, the audit committee is responsible for reviewing with our primary counsel the results of their review of the monitoring of compliance with our code of business conduct and ethics.

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DIRECTOR COMPENSATION

Directors who are also employees are not compensated separately for serving on our Board of Directors or any of its committees. Each of our non-employee directors receives cash compensation for his or her services. In addition, to better align the interests of our Board of Directors with our shareholders, the compensation committee considers and recommends to the Board of Directors long-term equity compensation in the form of stock options to our non-employee directors. The compensation committee periodically conducts reviews of peer company director compensation practices, including before considering changes to our director compensation program.

Under our director compensation program, each director receives an annual cash retainer for service on the Board of Directors and for service on each committee of which the director is a member. The chairperson of each committee receives a higher retainer for such service. These fees are typically paid quarterly in arrears, with the exception of the Chairman of the Board of Directors who is paid monthly. The fees paid to non-employee directors for service on the board and for service on each committee of the Board of Directors on which the director was a member during 2024 were as follows:

	Member Annual Fee	Chairperson Annual Fee
Board of Directors	$41,305	$100,000
Audit Committee	$7,875	$18,375
Compensation Committee	$5,570	$11,139
Nominating and Corporate Governance Committee	$5,570	$11,139

A non-employee director may elect to receive annual cash payments in the form of fully vested ordinary shares. During 2024, no director elected to receive his or her annual cash retainer in shares.

Directors typically receive an initial grant of an option to purchase 5,000,000 ordinary shares (or 10,000,000 ordinary shares for the non-executive chairman) or equivalent value of ADSs, upon being appointed to the board and on the date of each annual general meeting. The board reserves the discretion to review and amend this amount.

These awards typically vest in full on the date of the next annual general meeting following the date of grant, subject to the non-employee director’s continued service on the board of directors through such date, have a term of 10 years from date of grant, and accelerate upon a change of control.

The following table below sets forth information for the fiscal year ended December 31, 2024 regarding the compensation of our non-employee directors.

	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Hoyoung Huh, M.D.	13,770	529,857	543,627
Ray Prudo, M.D.	93,059	10,853	103,912
Samir R. Patel, M.D.	15,138	11,233	26,371
Robert Bazemore	15,104	6,527	21,631
James Neal	7,868	220,774	228,642
Sandip I. Patel	8,511	176,619	185,130
Abizer Gaslightwala	1,796	-	1,796
Michael Grissinger(3)	63,203	5,427	68,630
Wa’el Hashad(3)	47,609	5,427	53,036
Donald Williams(3)	66,425	5,427	71,852

_____________________

(1) Represents cash fees earned (paid and unpaid) for service as a non-employee director for 2024.

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(2) Represents the aggregate grant date fair value of option awards made to each listed director in 2024, as computed in accordance with FASB ASC Topic 718, disregarding estimated forfeitures related to service-based vesting. As of December 31, 2024, our non-employee directors held options to purchase our ordinary shares as follows: Dr Huh: 704,400,000 shares; Dr. Prudo: 10,000,000 shares; Dr. Patel: 5,000,000 shares; Mr. Bazemore: 5,000,000 shares; Mr. Neal: 293,500,000 shares; Mr. Patel: 234,800,000 shares; Mr. Grissinger: 5,000,000 shares; Mr. Hasad: 5,000,000 shares; and Mr. Williams: 5,000,000 shares. Mr. Gaslightwala did not hold any outstanding options as of December 31, 2024. Dr. Patel’s options to purchase 5,000,000 shares were granted prior to his appointment as Interim CEO in May 2024. Messrs. Huh, Neal and Patel options were assumed from the acquisition of Peak Bio Inc., which closed on November 14, 2024.

(3) Former director.

EXECUTIVE OFFICERS OF THE COMPANY

Our currently-serving executive officers, their respective ages, positions, background and qualifications, as of May 15, 2025 are described below. Our executive officers serve until they resign, or the Board of Directors terminates their position. There are no family relationships between any of our executive officers, and there is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected.

Name	Age	Position
Abizer Gaslightwala *	51	President and Chief Executive Officer
Torsten Hombeck	55	Chief Financial Officer

* Mr. Gaslightwala is a member of our board of directors. See “Information about our Directors” above for more information about Mr. Gaslightwala.

Abizer Gaslightwala, has served as our President and Chief Executive Officer since April 21, 2025, and as director since December 2024. He is a well-established leader in the biotechnology and pharmaceutical industry. He has a successful track record spanning over 25 years in the development and commercialization of novel medicines across a range of companies and therapeutic areas, and in particular the Oncology therapeutic area over the last 10 years. Mr. Gaslightwala most recently served as the Senior Vice President and Franchise Head for Oncology at Jazz Pharmaceuticals, where he managed a portfolio of products spanning both solid tumors and hematological malignancies generating up to $1B in annual sales. Mr. Gaslightwala has also been in several leadership roles at Amgen, Pfizer, and Johnson & Johnson, where he has led development, launch, and growth of several products within Oncology and other therapeutics areas. His experiences at these leading companies spanned business unit leadership, brand marketing, sales leadership, commercial pipeline planning, advanced analytics and insights, and business development. Prior to these roles, Mr. Gaslightwala advised several life science companies through his time at the Boston Consulting Group. Mr. Gaslightwala holds a BS in Chemical Engineering from Cornell University, an MBA from the Sloan School of Management, and an MS in Chemical Engineering from the Massachusetts Institute of Technology.

Torsten Hombeck, Ph.D., has served as our Chief Financial Officer since December 2024. Dr. Hombeck has more than 20 years of experience in the life sciences industry, finance, capital markets and M&A transactions. Prior to joining Akari, Dr. Hombeck served as the CFO, Corporate Secretary and SVP at Aspira Women’s Health. Prior to that, Dr. Hombeck served as the Chief Financial Officer of Akari Therapeutics from June 2020 – June 2023. Additionally, his previous positions include Chief Commercial and Strategy Officer and Managing Director at Promethera Biosciences, and Co-Chief Executive Officer and Chief Business Officer at Cytonet where he played an integral role in its acquisition by Promethera. Dr. Hombeck also served as Chief Financial Officer at both Agennix and GPC Biotech. Dr. Hombeck holds an MBA and a Ph.D. in Finance from the EBS University of Business and Law, Ostrich-Winkel, Germany.

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NAMED EXECUTIVE OFFICER COMPENSATION

The following table provides information regarding the total compensation awarded to, earned by, and paid to our NEOs for services rendered to us in all capacities for the fiscal years indicated.

2024 Summary Compensation Table

This section discusses the material components of the Company’s executive compensation program for our NEOs for the fiscal year ended December 31, 2024:

•	Samir Patel, President and Chief Executive Officer
•	Torsten Hombeck, Chief Financial Officer
•	Rachelle Jacques, Former President and Chief Executive Officer
•	Wendy DiCicco, Former Interim Chief Financial Officer

Summary Compensation Table

The following table sets forth information concerning the compensation of our NEOs during the fiscal years ended December 31, 2024 and 2023:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (S)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Samir R. Patel	2024	-	-	127,497	308,270	-	435,767
President and Chief Executive Officer	2023	-	-	-	-	-	-

Torsten Hombeck(1)	2024	12,500	-	-	-	-	12,500
Chief Financial Officer	2023	138,945	-	-	-	28,561	167,506

Rachelle Jacques	2024	207,582	-	658,216	-	535,375	1,401,173
Former President and Chief Executive Officer	2023	615,750	-	729,393	198,498	16,500	1,560,141

Wendy DiCicco(2)	2024	440,000	15,000	140,249	-	265,595	860,844
Former Interim Chief Financial Officer	2023	226,184	45,000	-	6,480	-	277,664

(1) Dr. Hombeck serves as our Chief Financial Officer, effective December 16, 2024, having previously served as our Chief Financial Officer until June 15, 2023.

(2) Ms. DiCicco served as our Interim Chief Financial Officer from July 17, 2023 through December 6, 2024.

(3) Represents the aggregate grant date fair value of time-based restricted stock units (“RSUs”) issued under our 2014 Equity Incentive Plan (the “2014 Plan”) and 2023 Equity Incentive Plan (the “2023 Plan”), as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, disregarding estimated forfeitures related to service-based vesting.

(4) Represents the aggregate grant date fair value of options to purchase ordinary shares issued under our 2014 Plan and 2023 Plan, as computed in accordance with FASB ASC Topic 718, disregarding estimated forfeitures related to service-based vesting.

(5) For 2024, all other compensation includes the following amounts:

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Name	Company 401(k) Plan Match ($)	Separation ($)(a)	Other ($)(b)	Total ($)
Ms. Jacques	11,563	450,000	73,812	535,375
Ms. DiCicco	-	265,595	-	265,595

(a)	Amounts reported in the table above represent an accrued and unpaid one-time payment due to Ms. Jacques pursuant to her Separation Agreement (defined below). For Ms. DiCicco, the amount reported in the table above represents an accrued and unpaid payment due to be paid in nine equal monthly installments beginning in March 2025 relating to claims for unpaid consulting fees, consulting fees owed due to improper termination notice, unpaid bonuses and severance.

(b)	Amounts reported as “Other” in the table above represent earned and unused vacation paid upon termination of their employment with us.

Narrative Disclosure to Summary Compensation Table

Employment Agreements with Our NEOs

We have entered into employment agreements with each of our NEOs (or non-employee consulting services agreements in the case of Dr. Patel and Ms. DiCicco). All employee NEOs are at-will employees.

Samir Patel Consulting Services Agreement

We were a party to a consulting services agreement, effective May 1, 2024, with Dr. Patel, who served as our Interim President and Chief Executive Officer (the “Patel Agreement”) until April 21, 2025. Pursuant to the Patel Agreement, Dr. Patel is to be paid $50,000 per month which would be in the form of fully vested Ordinary Shares, and valued based on the closing price of the Ordinary shares on the Nasdaq Capital Market on the last day of each month (or partial month) Dr. Patel serves as President and Chief Executive Officer.

On September 16, 2024, we entered into an amendment to the Patel Agreement (the “Amended Patel Agreement”) to revise the compensation to be received. Pursuant to the Amended Patel Agreement, in lieu of receiving his stated monthly compensation of $50,000 in the form of fully vested Ordinary Shares, Dr. Patel shall be paid in the form of fully vested non-qualified stock options to purchase Ordinary Shares (“NQSOs”), with the number of ADSs underlying each such monthly NQSOs grant to be equal to two times the number determined by dividing (i) $50,000 by (ii) the closing price of our ADSs on the Nasdaq Capital Market on the last day of each month (or partial month) Dr. Patel serves as our President and Chief Executive Officer.

The Amended Patel Agreement includes no annual bonus provisions, no eligibility for employee benefits and no severance entitlements. Further, the Amended Patel Agreement can be terminated by us immediately for any reason.

There were no changes to the Amended Patel Agreement following Dr. Patel’s appointment as President and Chief Executive Officer on December 16, 2024.

Rachelle Jacques Employment Agreement

Ms. Jacques stepped down as our President and Chief Executive Officer, effective May 1, 2024 (the “Separation Date”). On August 19, 2024, we entered into a separation agreement with Ms. Jacques (the “Separation Agreement”). The Separation Agreement, in exchange for a release of claims and other agreements, acknowledgements and representations of Ms. Jacques set forth therein, provides for: (i) a one-time lump sum payment in the amount of $450,000 to be paid to Ms. Jacques on the earlier of (a) within 30 days of the closing date of our anticipated merger with Peak Bio, Inc. and (b) December 2, 2024; (ii) vesting of a portion of RSUs held by Ms. Jacques representing 276,000,000 ordinary shares; and (iii) forfeiture of a portion of RSUs held by Ms. Jacques representing 482,250,000 ordinary shares. In April 2025, the Separation Agreement was amended with a second separation agreement in which we agreed to pay Ms. Jacques $400,000 in five instalments.

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Prior to her departure in May 2024, we were a party to an executive employment agreement, effective February 28, 2022, with Ms. Jacques (the “Jacques Agreement”). Pursuant to the Jacques Agreement, Ms. Jacques’s initial annual base salary was $600,000, which is subject to review and increase on an annual basis and she is eligible to receive an annual cash bonus with a target of 50% of base salary based on the achievement of performance goals established by the chairman of the board of directors and the full board of directors, in consultation with Ms. Jacques. Under the terms of the Jacques Agreement, Ms. Jacques received a cash signing bonus of $650,000 in connection with her hire. Ms. Jacques was required to repay us 50% of the signing bonus if, prior to the first anniversary of her start date, her employment was terminated by us for “cause” (as defined in the Jacques Agreement) or by her without “good reason” (as defined in the Jacques Agreement) and she is required to repays us one-third of the signing bonus if her employment is terminated by us for cause or by her without good reason after the first anniversary but prior to the second anniversary of her start date. In addition, the Jacques Agreement provides for the following RSU awards: (i) RSUs having a face value of $262,000 within 75 days of her start date, which vest 50% on the first anniversary of the start date and monthly thereafter for the following year, (ii) RSUs having a value of $446,000 on the first anniversary of her start date, which vest 50% on the second anniversary of the start date and monthly thereafter for the following year, and (iii) RSUs having a value of $446,000 on the second anniversary of her start date, which vest 50% on the third anniversary of the start date and monthly thereafter for the following year. Such RSU grants are subject to full acceleration in the event of a “change in control” (as defined in the Jacques Agreement), involuntary termination of employment without cause, resignation for good reason, or termination of employment due to death or “disability” (as defined in the Jacques Agreement). In the event that any change in control, involuntary termination of employment without cause, resignation for good reason, or termination of employment due to death or disability occurs prior to any such grant, we are obligated to pay Ms. Jacques a lump sum in cash equal to the face value of the ungranted RSU award. The Jacques Agreement further provides that we will grant Ms. Jacques an option to purchase 237,396,700 ordinary shares, subject to ratable vesting on a semiannual basis over four years from her start date. Commencing with annual long-term incentive awards to senior executives in 2023, in addition to the RSU and option awards described above, the Jacques Agreement provides that Ms. Jacques will be eligible to receive awards under our equity incentive plan not less frequently than annually with a target grant value of not less than 100% of Ms. Jacques’s annual base salary for fiscal year 2023 and thereafter otherwise commensurate with awards to executives at similarly situated companies as recommended by a reputable compensation consultant engaged by the board of directors.

Upon termination of Ms. Jacques’s employment due to Ms. Jacques’s death or disability, Ms. Jacques or her estate or beneficiaries would be entitled to receive (i) a pro-rated portion of the annual bonus, if any, that she would have otherwise earned for the year in which the employment terminates had no termination occurred (the “Pro-Rata Bonus”).

Upon termination of Ms. Jacques’s employment by us without cause, or by Ms. Jacques for good reason, subject to her compliance with the confidentiality provisions of the Jacques Agreement and her execution and the effectiveness of a release of claims in favor of the Company and its affiliates in a form provided by the Company (the “Release”), Ms. Jacques would be entitled to receive (i) a lump sum payment equal to the sum of the annual base salary and target annual performance bonus in effect for the year in which the date of termination occurs (the “Cash Severance”), (ii) any earned but unpaid annual bonus for the previous year, (iii) the Pro-Rata Bonus, and (iv) provided she timely and properly elects COBRA coverage, reimbursement for the monthly COBRA premium paid by Ms. Jacques for her and her eligible dependents until the earliest of (x) 12 months following the date of termination, (y) the date on which she is no longer eligible to receive such coverage, and (z) the date on which Ms. Jacques becomes eligible to receive similar coverage from another employer or other source (the “COBRA Reimbursement”). In addition, if Ms. Jacques agrees in writing that the non-competition restrictions in the Jacques Agreement shall continue to apply following the termination of her employment, (i) all outstanding equity-based compensation awards that do not vest based on the attainment of performance goals shall fully vest, and (ii) all outstanding equity-based compensation awards that vest based on the attainment of performance goals shall remain outstanding and eligible to vest based on attainment of the applicable performance goals.

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In the event of a termination of Ms. Jacques’s employment by us without cause (other than on account of death or disability), or by Ms. Jacques for good reason, in each case within 18 months following a change in control, and subject to her compliance with the cooperation, confidentiality, restrictive covenants, and proprietary rights provisions of the Jacques Agreement and her execution and the effectiveness of a Release, in lieu of the severance payments and benefits described in the preceding paragraph, she is entitled to receive (i) the Cash Severance, (ii) a lump sum payment equal to her target bonus for the year in which the date of termination occurs (or the year in which the change in control occurs, if higher) and (iii) the COBRA Reimbursement. In addition, if Ms. Jacques agrees in writing that the non-competition restrictions in the Jacques Agreement will continue to apply following the termination of her employment, (i) all outstanding unvested stock options held by her will become fully vested and will remain exercisable for the remainder of their original term and (ii) all outstanding equity-based awards other than stock options that do not vest based on the attainment of performance goals will fully vest. If the payments or benefits payable to Ms. Jacques in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to Ms. Jacques.

The employment agreement also contains restrictive covenants for our benefit and Ms. Jacques is required to maintain the confidentiality of our confidential information.

Wendy DiCicco Consulting Services Agreements

Prior to her departure in December 2024, we were a party to a consulting services agreement, dated January 15, 2024, and amended on April 26, 2024, with an entity controlled by Ms. DiCicco, our former interim Chief Financial Officer (the “DiCicco Agreement”). The DiCicco Agreement provides for (i) a $40,000 per month fee (the “Consulting Base Pay”) for services up to 80 hours per month, paid in two equal installments on the 15th and 30th date of each month in which services are rendered and reimbursement of certain expenses; (ii) a 2024 target bonus percentage of 45% of the Consulting Base Pay; (iii) a transaction bonus of 10% of the Consulting Base Pay upon the successful closing of the planned merger between us and Peak Bio Inc.; and (iv) a one-time grant of RSUs on May 1, 2024 totaling 1% of our outstanding ordinary shares, which shall vest in full on May 1, 2025, subject to Ms. DiCicco’s continued service to us.

Pursuant to the DiCicco Agreement, if we terminated Ms. DiCicco’s services without cause and subject to Ms. DiCicco signing a separation agreement and release in a form and manner satisfactory to us (the “Separation Agreement and Release”), and (ii) the Separation Agreement and Release becoming irrevocable, all within 60 days after the Date of Termination (as defined in the DiCicco Agreement), Ms. DiCicco is entitled to a severance equal to nine months of her Consulting Base Rate plus eligible Target Bonus, prorated for the year of termination and for the same time period, payable as lump-sum.

Prior to entering into the DiCicco Agreement, we were party to a consulting services agreement, dated July 17, 2023, and amended on September 1, 2023 (as amended, the “Original DiCicco Agreement”), with an entity controlled by Ms. DiCicco. The Original DiCicco Agreement had a six-month term and provided for a $32,000 per month fee, which was increased to $40,000 effective September 1, 2023, a performance bonus in an amount of up to $70,000 upon achievement of certain milestones, and reimbursement of certain expenses. The Original DiCicco Agreement also provided that Ms. DiCicco would be granted an initial option to purchase 5,000,000 ordinary shares. If we terminate Ms. DiCicco’s engagement for any reason other than for cause prior to the date that such option is fully vested, the option will continue to vest through July 17, 2024 or be accelerated, at our option.

The DiCicco Agreement also contains restrictive covenants for our benefit and Ms. DiCicco is required to maintain the confidentiality of our confidential information.

Hombeck Employment Agreement

We are party to an executive employment agreement, effective December 16, 2024, with Dr. Hombeck (the “Hombeck Agreement”). Pursuant to the Hombeck Agreement, Dr. Hombeck’s initial annual base salary is $300,000, which is subject to review and increase on an annual basis and he is eligible to receive an annual cash bonus with a target of 100% of base salary based on the achievement of performance goals established by the board of directors, in consultation with Dr. Hombeck. Further, the Hombeck Agreement provides for participation in employee benefit plans and no severance for termination of services with or without cause.

The Hombeck Agreement also contains restrictive covenants for our benefit and Dr. Hombeck is required to maintain the confidentiality of our confidential information.

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Prior to his departure in June 2023, we were party to an executive employment agreement, effective as of June 30, 2020, with Dr. Hombeck (the “Original Hombeck Agreement”). The Original Hombeck Agreement had an initial term of one year from June 30, 2020 with automatic renewals for successive one-year periods, provided that either party could have given written notice of non-renewal of the current term at least three months prior to the expiration of the then-current term. Dr. Hombeck’s annual base salary for 2023 was $303,152 and he was eligible for an annual cash bonus with a target of 30% of base salary. The Original Hombeck Agreement also provided that Dr. Hombeck would be granted an initial option to purchase 7,000,000 shares and an additional option to purchase 3,000,000 shares on January 1, 2021.

Pursuant to the Original Hombeck Agreement, upon termination of Dr. Hombeck’s employment without “cause” (as defined in the Original Hombeck Agreement), or by Dr. Hombeck for “good reason” (as defined in the Original Hombeck Agreement) or upon non-renewal by us of the term of the Original Hombeck Agreement, in addition to any accrued but unpaid base salary, expense reimbursements and vested and accrued benefits and subject to Dr. Hombeck’s execution and the effectiveness of a release of claims in a form acceptable to us, he would have been entitled to receive (i) an amount equal to the sum of (x) his annual base salary at the rate in effect as of the termination date, plus (y) other than in the case of a termination due to non-renewal of the term, an amount equal to the greater of his actual or target annual performance bonus for the year in which the employment terminated and (ii) an amount equal to our share of the premium paid by Dr. Hombeck while he was an active employee for medical insurance coverage under our health care plan (the “Healthcare Subsidy”) for 12 months following termination.

If Dr. Hombeck’s employment had been terminated by us without cause, or by him for good reason, in each case with one year following a “change in control” (as defined in the Original Hombeck Agreement), and subject to Dr. Hombeck’s execution and the effectiveness of a release of claims in a form acceptable to us, in lieu of the severance payments and benefits described in the preceding paragraph, he would have been entitled to receive (i) an amount equal to one and a half times the sum of (x) his annual base salary at the rate in effect as of the termination date, plus (y) his target annual performance bonus for the year in which the employment terminated and (ii) the Healthcare Subsidy for 18 months following termination. If the payments or benefits payable to Dr. Hombeck in connection with a change in control would have been subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, those payments or benefits would have been reduced if such reduction would result in a higher net after-tax benefit to Dr. Hombeck.

Determining Compensation

Our board of directors and compensation committee review compensation annually for our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our shareholders, and a long-term commitment to us.

Our compensation committee is primarily responsible for determining the compensation for our executive officers. Our compensation committee typically reviews and discusses management’s proposed compensation with our Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, taking into account the factors noted above, the compensation committee then sets the compensation for each executive officer other than the Chief Executive Officer and recommends the compensation for the Chief Executive Officer to our board of directors for approval. Our board of directors discusses the compensation committee’s recommendation and ultimately approves the compensation of our Chief Executive Officer without members of management present.

In 2024, our compensation committee utilized the services of Amplify Strategy & Consulting LLC (“Amplify”), an independent compensation consultant. During 2024, Amplify did not provide material services to us other than the services to our compensation committee. Based on its evaluation, our compensation committee has determined that Amplify’s work has not raised any conflict of interests.

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Elements of Compensation

The compensation of our NEOs generally consists of three primary components, consisting of base salary, annual cash incentive awards, and long-term incentive-based compensation in the form of stock-based awards.

Base Salary

In 2024, Dr. Hombeck received an annual salary of $300,000, and prior to her departure in May 2024, Ms. Jacques received an annual salary of $615,750. Ms. DiCicco is a non-employee consultant and received a monthly fee of $40,000 from January 1, 2024 through November 30, 2024 prior to her departure.

Annual Cash Incentives

Annual cash incentive awards provide an opportunity for additional compensation to employee NEOs if pre-established annual performance goals are attained. The annual cash incentive award targets are based on a target percentage of each employee NEO’s salary. The compensation committee generally links cash awards to the achievement of the annual corporate goals; however, the compensation committee may take into consideration unexpected corporate performance outside of the corporate goals and individual performance. The amount of the bonus paid, if any, may vary among the employee NEOs depending on individual performance, individual contribution to the achievement of our annual corporate goals.

Annual cash incentive awards for 2024 for employees, including our NEOs, were based on corporate goals related to financing, pipeline advancement, reputation, and strengthening our capabilities. For 2024, the annual cash incentive award for Ms. Jacques was targeted at 50% of base salary and the annual cash incentive award for Dr. Hombeck was targeted at 100% of his base salary. However, Ms. Jacques was not eligible to receive an incentive bonus because her employment terminated in May 2024 and Dr. Hombeck was not eligible to receive an incentive bonus because he had recently joined our Company. After reviewing Company performance against the corporate goals, the compensation committee determined not to award cash bonuses to the employee NEOs for the year ended December 31, 2024.

Pursuant to the Original DiCicco Agreement, Ms. DiCicco was eligible for performance bonuses in the aggregate amount of $70,000 upon achievement of certain milestones, including (i) $25,000 upon achievement of a specified guaranteed cash flow target by August 23, 2023, (ii) $25,000 upon resolving NASDAQ non-compliance on minimum bid price and shareholders’ equity by October 23, 2023, and (iii) $20,0000 upon achievement of internal finance capability improvements by December 31, 2023. In 2024, Ms. DiCicco received total bonuses of $15,000 for the achievement of milestone (iii).

Equity-Based Awards

Equity grants are intended as both a reward for contributing to our long-term success and an incentive for future performance. Additionally, the vesting feature of our equity awards is intended to further our goal of executive retention by providing an incentive to our NEOs to remain in our service during the vesting period. The compensation committee typically makes initial stock option awards to our employee NEOs upon commencement of employment and annual equity awards in the form of either stock options, RSUs, or a combination of stock options and RSUs, thereafter.

In 2024, prior to their separation, we awarded equity compensation under the 2023 Plan to Dr. Patel in accordance with the Patel Agreement. We also awarded Ms. Jacques and Ms. DiCicco in the form of equity compensation of time-vesting stock options and/or time-based RSUs. However, unvested RSUs granted to Ms. DiCicco were forfeited in connection with her separation. No awards of equity compensation were made to Dr. Hombeck.

We determine equity award amounts based on contractual obligations, competitive market factors in our industry, and the judgment of the compensation committee of the board of directors, taking into account information and recommendations provided by our independent compensation consultant. With respect to our NEO’s other than our Chief Executive Officer, the compensation committee also considers recommendations provided by our Chief Executive Officer. For the 2024 awards of stock options and RSUs to our NEOs, the primary consideration was the award amounts included in the applicable NEO’s employment and/or consulting services agreements.

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Other Compensation and Benefits

We have established various employee benefit plans, including medical and 401(k) plans, in which employee NEOs are eligible to participate on the same basis as other employees. It is generally our policy not to extend perquisites to our executives that are not available to our employees generally.

401(k) Plan and Defined Contribution Pension Scheme

We have adopted an employee benefit plan under Section 401(k) of the Code for our U.S.-based employees. The 401(k) plan allows employees to make salary deferral contributions up to the statutorily prescribed annual limit under the Code. We provide matching contributions to the 401(k) plan in an amount equal to 100% of each participant’s contribution up to a maximum of 5% of the participant’s annual eligible cash compensation, subject to certain other limits.

Additionally, we have adopted a defined contribution pension scheme which allows for U.K.-based employees to make salary deferral contributions and we contribute 10% of employee compensation to the pension plan, subject to U.K. law.

Clawback Policy

In November 2023, our compensation committee adopted a formal clawback policy, which applies in the event we are required to prepare an accounting restatement due to any material noncompliance with any financial reporting requirement under the U.S. federal securities laws. This policy requires us to (subject to certain limited exceptions set forth in the clawback policy and permitted under the final clawback rules) recover from any of our current or former executive officers who receive incentive-based compensation (including stock options and RSUs) after the effective date of the clawback policy and during the three-year period preceding the date on which we are required to prepare an accounting restatement, the excess of what would have been paid to such executive officer under the accounting restatement.

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table sets forth information regarding the outstanding equity held by our NEOs as of December 31, 2024.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares, Units or Other Rights that have Not Vested (#)	Market or Payout Value of Shares, Units or Other Rights Not Vested ($)(1)
Samir R. Patel	1,666,667	3,333,333	(2)	0.0012	12/29/2033
	175,080,000	-		0.0015	9/30/2034
	79,684,000	-		0.0013	10/31/2034
	162,604,000	-		0.0006	11/30/2034

Torsten Hombeck(3)	-	-

Rachelle Jacques(4)	103,817,200	-		0.0124	5/1/2025
	14,881,150	-		0.0124	5/1/2025
	19,086,338	-		0.0016	5/1/2025

Wendy DiCicco(5)(6)	5,000,000	-		0.0017	12/6/2025	158,473,915	96,669

(1) Market Value is calculated based on a price per ADS of $1.22 (equivalent to $0.00061 per ordinary share), which was the closing price of our ADSs on December 31, 2024.

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(2) Represents the unvested portion of a stock option award that vests in three equal installments of 1,666,667 ordinary shares on the annual general meeting anticipated to be held on June 30, 2025 and June 30, 2026, subject to Dr. Patel’s continued employment with us through the applicable vesting date.

(3) All options (vested and unvested) previously held by Dr. Hombeck were either forfeited as of, or expired subsequent to, the date of Dr. Hombeck’s termination of employment with us on June 30, 2023. No new awards were granted in 2024.

(4) All options (vested and unvested) held by Ms. Jacques on her employment termination date of May 1, 2024 were allowed to expire on May 1, 2025. No new awards were granted to Ms. Jacques in 2024. In connection with Ms. Jacques’s termination, she received accelerated vesting on RSUs representing 276,000,000 ordinary shares, while a portion of RSUs representing 482,250,000 ordinary shares were forfeited.

(5) In connection with Ms. DiCicco’s departure in December 2024, her stock option award was allowed to expire on the one-year anniversary of her departure date, December 6, 2025.

(6) On March 3, 2025, we signed a Settlement Agreement and Mutual Release with Ms. DiCicco. In connection with the settlement, Ms. DiCicco’s RSU award will continue to vest through the first anniversary of the grant date (i.e., the award will vest 100% on May 1, 2025).

Equity Grant Timing

Our compensation committee has generally granted equity awards on an annual basis. During 2024, our compensation committee did not take into account any material nonpublic information when determining the timing and terms of equity incentive awards, and we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During fiscal year 2024, we did not grant stock options to our named executive officers during any period beginning four business days before and ending one business day after the filing or furnishing of a Form 10-Q, 10-K or 8-K that discloses material nonpublic information.

Pay Versus Performance Disclosure

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our PEOs and Non-PEO NEOs and certain Company financial performance measures for the fiscal years listed below. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the compensation committee view the link between the Company’s performance and NEO compensation.

Year	Summary Compensation Table Total for PEO 1¹ ($)	Summary Compensation Table Total for PEO 2¹ ($)	Compensation Actually Paid to PEO 1[1,2,3] ($)	Compensation Actually Paid to PEO 2[1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment based on:[4] TSR($)	Net Income($ Millions)
2024	435,767	1,401,173	435,767	1,268,305	436,672	417,922	4.00	(19.8)
2023	N/A	1,560,141	N/A	979,796	222,585	192,449	10.40	(10.0)

1.	Samir R. Patel was our PEO from May 1, 2024 to December 31, 2024 (“PEO 1”). Rachelle Jacques was our PEO from March 28, 2022 to May 1, 2024 (“PEO 2”). Our Non-PEO NEOs for each year presented are listed below.

39

2023	2024
Torsten Hombeck	Wendy DiCicco
Wendy DiCicco	Torsten Hombeck

2. The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total for the PEOs and the Average Summary Compensation Totals for the Non-PEO NEOs with certain adjustments as described in footnote 3 below.

3. Compensation Actually Paid reflects the exclusions and inclusions of certain amounts from the Summary Compensation Table Totals for the PEOs and the average for the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns of the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO 1 ($)	Exclusion of Stock Awards and Option Awards for PEO 1 ($)	Inclusion of Equity Values for PEO 1 ($)	Compensation Actually Paid to PEO 1 ($)
2024	435,767	(435,767)	435,767	435,767

Year	Summary Compensation Table Total for PEO 2 ($)	Exclusion of Stock Awards and Option Awards for PEO 2 ($)	Inclusion of Equity Values for PEO 2 ($)	Compensation Actually Paid to PEO 2 ($)
2024	1,401,173	(658,216)	525,348	1,268,305
2023	1,560,141	(927,891)	347,546	979,796

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	436,672	(70,125)	51,375	417,922
2023	222,585	(3,240)	(26,896)	192,449

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The amounts in the Inclusion of Equity Values or Average Inclusion of Equity Values, as applicable, in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO 1 ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO 1 ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO 1 ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Equity Awards that Vested During Year for PEO 1 ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO 1 ($)	Total - Inclusion of Equity Values for PEO 1 ($)
2024	—	—	435,767	—	—	435,767

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO 2 ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO 2 ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO 2 ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Equity Awards that Vested During Year for PEO 2 ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO 2 ($)	Total - Inclusion of Equity Values for PEO 2 ($)
2024	—	—	517,500	7,848	—	525,348
2023	741,153	(305,976)	63,708	(151,339)	—	347,546

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	48,335	—	—	3,040	—	51,375
2023	2,771	(1)	—	(1,624)	(28,042)	(26,896)

4. Assumes $100 was invested in the Company for the period starting December 31, 2021 through the end of the listed year. Historical stock performance is not necessarily indicative of future stock performance.

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Description of Relationship Between PEOs and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the two most recently completed fiscal years.

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Description of Relationship Between PEOs and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the two most recently completed fiscal years.

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REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act.

The Audit Committee has reviewed the audited consolidated financial statements of Akari Therapeutics Plc (the “Company”) for the fiscal year ended December 31, 2024 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Members of the Audit Committee

Sandip I. Patel, Chair
James Neal
Robert Bazemore

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DELIVERY OF PROXY MATERIALS

Our Annual Report on Form 10-K accompanies this Proxy Statement. Copies of our Annual Report and the exhibits thereto are available from the Company without charge upon written request of a shareholder. Copies of these materials are also available online through the SEC at www.sec.gov. The Company may satisfy SEC rules regarding delivery of proxy materials, including this Proxy Statement and our Annual Report, by delivering a single set of proxy materials to an address shared by two or more Company shareholders or ADS holders, a practice known as “householding.” This delivery method can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company may deliver only a single set of proxy materials to multiple shareholders or ADS holders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another shareholder or ADS holder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a shareholder or ADS holders at a shared address to which a single copy of the proxy materials was delivered. If you are an ordinary shareholder of record and prefer to receive separate copies of proxy materials either now or in the future, please contact Prism Cosec Limited, Company Secretary, by mail at Akari Therapeutics, Plc, Highdown House, Yeoman Way, Worthing, West Sussex BN99 3HH or by telephone at +44 20 3048 1996. If you hold ADSs and you prefer to receive separate copies of proxy materials either now or in the future, please contact our depositary, Deutsche Bank, or your brokerage firm or bank, as applicable.

EACH SHAREHOLDER IS URGED TO COMPLETE, DATE, SIGN
AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY.
EACH ADS HOLDER IS URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN
THE ADS PROXY CARD TO DEUTSCHE BANK, THE DEPOSITARY FOR THE ADSs.

ADDITIONAL INFORMATION

U.K. Statutory Annual Accounts and Reports of the Board of Directors and Auditors of Akari Therapeutics, Plc for the financial year ended December 31, 2024

Consistent with its obligations under the U.K. Companies Act 2006, our Board of Directors will present at the AGM our U.K. statutory annual accounts and reports for the financial year ended December 31, 2024, which have been approved by and, where appropriate, signed on behalf of our Board of Directors and will be delivered to the Registrar of Companies in the United Kingdom following the AGM. A copy of our U.K. statutory directors’ remuneration report, including the annual report on remuneration, is included as Annex A to this Proxy Statement. A complete copy of our U.K. statutory annual accounts and reports, including the statutory Board of Directors report, strategic report, and auditor’s report on our U.K. accounts are available for download on the Company’s website (http://investor.akaritx.com/). In addition, hard copies may be obtained by contacting the Registrars. You will be provided an opportunity to raise questions in relation to such accounts and reports at the AGM. Full accounts and reports will be available for inspection prior to and during the AGM.

Shareholders’ Rights to Call a General Meeting

Our shareholders have the right to call a meeting of our shareholders. The U.K. Companies Act 2006 generally requires the directors to call a general meeting once we have received requests to do so from shareholders representing at least 5% of our paid-up shares entitled to vote at a general meeting. The U.K. Companies Act 2006 generally prohibits shareholders of a U.K. public limited company from passing written resolutions. However, significant shareholders would, in any case, still have the power to call a general meeting and propose resolutions. These provisions are mandatory under the U.K. Companies Act 2006 and cannot be waived by our shareholders.

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Shareholder Resolutions for 2026 Annual General Meeting

Pursuant to Rule 14a-8 under the Exchange Act, in order to be considered for inclusion in our Proxy Statement for our 2026 annual general meeting of shareholders, shareholder resolutions must be received by the Company at the office of the Company Secretary, Highdown House, Yeoman Way, Worthing, West Sussex BN99 3HH no later than 120 days before the anniversary of the date on which we sent our proxy materials for the AGM, or February 6, 2026. However, if the date of such annual general meeting is more than 30 calendar days from the date of the anniversary of the AGM, then the notice must be received by our Company Secretary a reasonable time before we begin to print and send our proxy materials.

If a shareholder wishes to present a proposal at an annual general meeting but does not wish to have the proposal considered for inclusion in our Proxy Statement and proxy card, such shareholder proposal must be received by the Company at the office of the Company Secretary, Highdown House, Yeoman Way, Worthing, West Sussex BN99 3HH no later than 45 days before the anniversary of the date on which the Company first mailed its proxy materials for the prior year’s annual general meeting, or no later than April 22, 2026. However, if the date of the annual general meeting is changed by more than 30 calendar days from the date of the anniversary of the prior year’s annual general meeting, the notice must be received by our Company Secretary within a reasonable time before we begin to print and send our proxy materials with respect to such annual general meeting. If a shareholder does not timely provide notice as described above, proxies solicited on behalf of our management for such annual general meeting will confer discretionary authority to vote with respect to any such matter, as permitted by the proxy rules of the SEC.

Under section 338 of the U.K. Companies Act 2006, shareholders representing at least 5% of holders entitled to vote on a resolution at an annual general meeting may require the Company to include such resolution in its notice of an annual general meeting. Provided the applicable thresholds are met, notice of the resolution must be received by the Company at the office of the Company Secretary, Highdown House, Yeoman Way, Worthing, West Sussex BN99 3HH at least six weeks prior to the date of the annual general meeting, or, if later, at the time notice of the annual general meeting is delivered to shareholders.

In addition to satisfying the forgoing requirements under our articles of association and the Companies Act, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 1, 2026.

Shareholder Rights

Under section 527 of the U.K. Companies Act 2006, members meeting the threshold requirement set out in that section have the right to require us to publish on a website a statement setting out any matter relating to: (i) the audit of our accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the AGM; or (ii) any circumstance connected with our auditor ceasing to hold office since the previous meeting at which annual accounts or reports were laid in accordance with section 437 of the U.K. Companies Act 2006. We may not require the shareholders requesting any such website publication to pay our expenses in complying with sections 527 or 528 of the U.K. Companies Act 2006. Where we are required to place a statement on a website under section 527 of the U.K. Companies Act 2006, we must forward the statement to our auditor not later than the time when we make the statement available on the website. The business which must be dealt with at the AGM includes any statement that we have been required, under section 527 of the U.K. Companies Act 2006, to publish on a website.

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single set of proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are our shareholders will be “householding” the proxy materials. A single set of proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, please notify your broker or us. Direct your written request to Akari Therapeutics, Plc, Highdown House, Yeoman Way, Worthing, West Sussex BN99 3HH, Attn: Prism Cosec Limited, Company Secretary. Shareholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Questions?

If you have any questions or need more information about the AGM please write to us at:

Prism Cosec Limited

Company Secretary

Akari Therapeutics, Plc

Highdown House

Yeoman Way, Worthing

West Sussex BN99 3HH

46

ANNEX A

AKARI THERAPEUTICS, PLC

BOARD OF DIRECTORS’ REMUNERATION REPORT

FOR THE PERIOD ENDED 31 DECEMBER 2024

ANNUAL STATEMENT FROM THE CHAIR OF THE COMPENSATION COMMITTEE

PART I - ANNUAL REPORT ON REMUNERATION

Single Total Figure of Remuneration for Each Director

The following table shows the compensation paid or accrued during the fiscal year ended 31 December 2024.

Name of Director	Salary and/or Fees ($)	Other compensation ($)	Bonus ($)	RSU Awards ($)(1)	Option Awards ($)(2)	Pension Benefits ($)(3)	2024 Total ($)	2024 Total Fixed ($)	2024 Total variable ($)
Executive Director
Samir R. Patel, M.D. (4)	15,138	127,497	-	-	308,270	-	450,905	15,138	435,767
Rachelle Jacques (5)	207,582	523,812	-	-	-	11,563	742,957	207,582	535,375
Non-Executive Director
Hoyoung Huh, M.D. (6)	13,770	-	-	-	529,857	-	543,627	13,770	529,857
Ray Prudo, M.D.(7)	93,059	-	-	-	10,853	-	103,912	93,059	10,853
Robert Bazemore (8)	15,104	-	-	-	6,527	-	21,631	15,104	6,527
James Neal (9)	7,868	-	-	-	220,774	-	228,642	7,868	220,774
Sandip I. Patel (9)	8,511	-	-	-	176,619	-	185,130	8,511	176,619
Abizer Gaslightwala (10)	1,796	-	-	-	-	-	1,796	1,796	-
Michael Grissinger (11)	63,203	-	-	-	-	-	63,203	63,203	-
Mohamed Wa’el Ahmed Hashad (11)	47,609	-	-	-	-	-	47,609	47,609	-
Donald Williams (11)	66,425	-	-	-	-	-	66,425	66,425	-

(1) Represents the aggregate grant date fair value of time-based restricted stock units (“RSUs”) issued under our 2014 Equity Incentive Plan (the “2014 Plan”) and/or our 2023 Equity Incentive Plan (the “2023 Plan”) in accordance with IFRS 2, Share-based payment.

(2) Represents the aggregate grant date fair value of options to purchase ordinary shares issued under our 2014 Plan, our 2023 Plan and the assumed options from the Peak Bio 2022 Long Term Incentive Plan, in accordance with IFRS 2, Share-based payment.

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(3) Consists of company contributions to the U.K. pension scheme or the U.S. 401k Plan.

(4) Dr. Patel served as our interim President and Chief Executive Officer from 1 May 2024 to 15 December 2024, our President and Chief Executive Officer from 16 December 2024 to 21 April 2025 and as a member of our compensation committee since 30 January 2024. He continues to be a member of our board of directors (since 29 November 2023). Dr. Patel’s renumeration package of $50,000 per month was paid in the form of fully vested ordinary shares and valued based on the closing price of our ordinary shares on the Nasdaq Capital Market on the last day of each month (or partial month). Beginning on 16 September 2024, his monthly remuneration of $50,000 was paid in the form of fully vested non-qualified stock options to purchase ordinary shares, with the number of ADSs underlying each monthly grant to be equal to two times the number determined by dividing (i) $50,000 by (ii) the closing price of our ADSs on the Nasdaq Capital Market on the last day of each month (or partial month). The Other Compensation amount represents the fair value of the ordinary shares issued to Dr. Patel on the last day of the relevant month.

(5) Ms. Jacques stepped down as our President and Chief Executive Officer, effective 1 May 2024. On 19 August 2024, we entered into a separation agreement with Ms. Jacques, which included a one-time lump sum payment in the amount of $450,000, (ii) vesting of a portion of RSUs held by Ms. Jacques representing 276,000,000 ordinary shares and (iii) forfeiture of a portion of RSUs held by Ms. Jacques representing 482,250,000 ordinary shares. Ms. Jacques also was paid $22,500 for earned and unused vacation.

(6) Effective 14 November 2024, Dr. Huh began serving as the Chairman of our board of directors with a remuneration package of $100,000 per annum, paid in equal monthly installments.

(7) Dr. Prudo served as the Chairman of our board of directors from 1 January 2023 through 14 November 2024, with a renumeration package of $100,000 per annum, paid in equal monthly installments. Effective 14 November 2024, Dr. Prudo began serving as a director.

(8) Mr. Bazemore has served as a member of our board of directors since 17 September 2024 and serves as a member of our audit committee and compensation committee.

(9) Mr. Neal and Mr. Sandip have served as members of our board of directors since 14 November 2024, following our merger with Peak Bio. They both serve as members of our audit committee and compensation committee.

(10) Mr. Gaslightwala has served as a member of our board of directors since 16 December 2024. Effective 21 April 2025, Mr. Gaslightwala became our President and Chief Executive Officer.

(11) Former director, who resigned during the year ended 31 December 2024. Stock option awards granted to these directors in 2024 were also forfeited in 2024 and are not presented in the table.

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The following table shows the compensation paid or accrued during the fiscal year ended 31 December 2023.

Name of Director	Salary and/or Fees ($)	Other compensation ($)	Bonus ($)	RSU Awards ($)(1)	Option Awards ($)(2)	Pension Benefits ($)(3)	2023 Total ($)	2023 Total Fixed ($)	2023 Total variable ($)
Executive Director
Rachelle Jacques	615,750	-	-	729,393	198,498	16,500	1,560,141	615,750	945,391
Non-Executive Director
Ray Prudo, M.D.(4)	100,000	-	-	-	13,000	-	113,000	100,000	13,000
Michael Grissinger	60,350	-	-	-	6,500	-	66,850	60,350	6,500
Samir Patel, M.D(5)	3,704	-	-	-	6,103	-	9,807	3,704	6,103
Mohamed Wa’el Ahmed Hashad(6)	28,684	-	-	-	6,500	-	35,184	28,684	6,500
Donald Williams	65,280	-	-	-	6,500	-	71,780	65,280	6,500
James Hill, M.D.(7)	29,343	-	-	-	-	-	29,343	29,343	-
Stuart Ungar, M.D.(7)	23,645	-	-	-	-	-	23,645	23,645	-
David Byrne(7)	49,170	-	-	-	-	-	49,170	49,170	-

(1) Represents the aggregate grant date fair value of time-based restricted stock units (“RSUs”) issued under our 2014 Equity Incentive Plan (the “2014 Plan”) and/or 2023 Equity Incentive Plan (the “2023 Plan”) in accordance with IFRS 2, Share-based payment.

(2) Represents the aggregate grant date fair value of options to purchase ordinary shares issued under our 2014 Plan and/or 2023 Plan in accordance with IFRS 2, Share-based payment.

(3) Consists of company contributions to U.K. pension scheme or the U.S. 401k Plan.

(4) Dr. Prudo served as our Executive Chairman from September 2015 through December 2022. Effective January 1, 2023. Dr. Prudo began serving as the Chairman of our board of directors with a renumeration package of $100,000 per annum, paid in equal monthly instalments.

(5) Dr. Patel was appointed to our board of directors effective November 29, 2023. Dr. Patel has served as a member of our compensation committee since January 30, 2024.

(6) Mr. Hashad was appointed to our board of directors effective June 30, 2023, at our 2023 annual general meeting, and resigned from our board of directors on November 14, 2024.

(7) Served as a director until our 2023 annual general meeting on June 30, 2023.

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Incentive Plan Awards

Akari has three compensation plans under which our equity securities are authorized for issuance (the 2014 Equity Incentive Plan, the 2023 Equity Incentive Plan and the Peak Bio Inc. Long Term Incentive Plan) under which directors receive options to acquire ordinary shares in Akari. Upon effectiveness of the 2023 Plan Incentive Plan in June 2023, no further awards are available to be issued under the 2014 Plan and the Peak Bio Inc. Long Term Incentive Plan. As of December 31, 2024, the Company had 253,434,688 ordinary shares underlying outstanding equity awards under the 2014 Plan, consisting of stock option awards.

Options and restricted stock units granted during the fiscal year ended 31 December 2024 are as follows:

Name of Director	Award Type	Number of Awards (1)	Grant Date	Exercise Price ($)	Face Value ($) (2)	Vesting Date	Expiry Date
Samir Patel, M.D.	Option	175,080,000	30/09/2024	0.001490	258,243	(3)	30/09/2034
	Option	79,684,000	31/10/2024	0.001255	95,621	(3)	31/10/2034
	Option	162,604,000	30/11/2024	0.000615	98,375	(3)	30/11/2034
Rachelle Jacques	RSU	479,569,892	26/04/2024	N/A	284,145	(4)	(4)
Hoyoung Huh, M.D.	Option	704,400,000	24/09/2024	0.001363	961,506	(5)	24/09/2034
James Neal	Option	293,500,000	24/09/2024	0.001363	400,628	(5)	24/09/2034
Sandip I. Patel	Option	234,800,000	24/09/2024	0.001363	320,502	(5)	24/09/2034
Robert Bazemore	Option	5,000,000	17/09/2024	0.001655	8,300	(6)	17/09/2034
Ray Prudo, M.D.	Option	10,000,000	28/06/2024	0.001395	13,500	(7)	28/06/2034
Mohamed Wa’el Ahmed Hashad	Option	5,000,000	28/06/2024	0.001395	6,750	(8)	(8)
Michael Grissinger	Option	5,000,000	28/06/2024	0.001395	6,750	(8)	(8)
Donald Williams	Option	5,000,000	28/06/2024	0.001395	6,750	(8)	(8)

(1) Option and restricted stock unit awards are subject to time-based vesting conditions without performance measures or targets other than continued service until the date of vesting.

(2) These amounts represent the face value for options awards, calculated as the number of shares awarded (assuming full vesting) multiplied by the price per share implied by the market price per ADS, which is equal to the stated exercise price.

(3) Stock option awards granted to Dr. Patel are 100% vested on the date of grant.

(4) In connection with Ms. Jacques’s separation agreement dated 19 August 2024, this RSU award was forfeited.

(5) The stock option awards were assumed by Akari in connection with the acquisition of Peak Bio. Subject to the filing of a Form S-8 Registration Statement with the SEC, the stock option awards for Dr. Huh, Mr. Neal and Mr. Patel shall vest two thirds (2/3) on the filing of Form S-8 with the SEC and one third (1/3) on 31 December 2025.

(6) The stock option awards vests one third (1/3) on each of our 2025, 2026 and 2027 annual general meetings, which take place in June.

(7) The stock option award vests and becomes exercisable on the date of our 2025 Annual General Meeting, or by 30 June 2025.

(8) The stock option award’s vests and becomes exercisable on the date of our 2025 Annual General Meeting, or by 30 June 2025. However, because Mr. Hashad, Mr. Grissinger and Mr. Williams resigned as directors during the year ended 31 December 2024, this award was forfeited in 2024.

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Directors’ shareholdings

The table below shows, for each director, the total number of ordinary shares owned (by the director and connected persons), the total number of unvested restricted stock units held, the total number shares issuable upon exercise of outstanding warrants, and the total number of share options that were held and the number of share options vested as at 31 December 2024. All unvested restricted stock units and share options are subject to time-based vesting without performance measures or targets other than continued service until the date of vesting. No director exercised any share options or warrants during the year ended 31 December 2024.

Name of Director	Ordinary Shares Owned(1)	Unvested Restricted Stock Units	Share Warrants	Share Options	Vested Share Options
Executive Director
Samir Patel, M.D.(2)	5,340,699,500	-	2,260,918,000	422,368,000	419,034,667
Rachel Jacques	306,146,000	-	-	137,784,688	137,784,688
Non-Executive Director
Hoyoung Huh, M.D.(3) (5)	7,824,908,000	-	103,482,000	704,400,000	-
Ray Prudo, M.D.(4)	4,916,600,800	-	1,932,587,500	20,000,000	10,000,000
James Neal (5)	24,216,000	-	19,570,000	293,500,000	-
Sandip I. Patel (5)	1,024,214,000	-	-	234,800,000	-
Robert Bazemore	-	-	-	5,000,000	-
Abizer Gaslightwala	70,000,000	-	-	-	-
Mohamed Wa’el Ahmed Hashad	-	-	-	5,000,000	5,000,000
Michael Grissinger	20,000,000	-	-	16,500,000	16,500,000
Donald Williams	-	-	-	19,850,000	19,850,000

(1) Our shareholders, named executive officers and directors may hold ordinary shares, ADSs or a combination of both. This column shows each holder’s ownership assuming all shares were held as ordinary shares or ADSs, based on information provided to the Company by directors or its transfer agent. Our ADSs are listed on The Nasdaq Capital Market under the trading symbol “AKTX.” Ordinary shares are convertible to ADSs at a 2,000 to one ratio.

(2) Dr. Patel is the manager of PranaBio Investments, LLC (“PranaBio”) and may be deemed the beneficial owner of shares held of record by PranaBio. Consists of (i) 91,396,000 shares held of record by Dr. Patel, (ii) 5,249,303,500 shares held of record by PranaBio, (iii) 419,034,667 options exercisable granted to Dr. Patel, (iv) 96,774,000 shares underlying prefunded warrants to PranaBio and (v) 2,164,144,000 shares underlying warrants issued to Dr. Patel. The principal office address of PranaBio is 1701 Chicon Street, Austin, TX 78745.

(3) Consists of (i) 7,824,908,000 shares held of record by Dr. Huh, (ii) 464,904,000 shares underlying options exercisable granted to Dr. Huh, (iii) 103,482,000 shares underlying warrants exercisable and (iv) 218,914,000 shares held of record by Hannol Ventures LLC (“Hannol”). Dr. Huh is the sole member of Hannol and exercises voting and dispositive power over the shares held of record by Hannol and may be deemed the beneficial owner of such shares. The principal office address of Hannol is 16703 Early Riser Avenue, Suite 563, Land O Lakes, FL 34638.

(4) Amounts include holdings of RPC Pharma Limited (“RPC Pharma”), together with Ray Prudo, M.D. and Praxis Trustees Limited as trustee of The Sonic Healthcare Holding Company (“Praxis”). Consists of (i) 4,077,124,600 shares held of record by Dr. Prudo, (ii) 10,000,000 shares underlying options exercisable granted to Dr. Prudo, (iii) 1,932,587,500 shares underlying warrants issued to Dr. Prudo, (iv) 800,766,600 shares held of record by RPC Pharma and (v) 38,709,600 ordinary shares held of record by Praxis. Voting and investment decisions with respect to shares owned by RPC Parma and Praxis are controlled by Dr. Prudo.

(5) Stock option awards for Dr. Huh, Mr. Neal and Mr. Patel were assumed by Akari in connection with the acquisition of Peak Bio. Subject to the filing of a Form S-8 Registration Statement with the SEC, these stock option awards shall vest two thirds (2/3) on the filing of Form S-8 with the SEC and one third (1/3) on 31 December 2025.

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Illustration of Total Shareholder Return

The following graph compares the cumulative total shareholder return on Akari’s ADSs, each representing 2,000 ordinary shares, with that of the NASDAQ Biotech Index (^NBI) from the period that Akari’s ADSs were publicly traded on The Nasdaq Capital Market through 31 December 2024. Akari selected the NASDAQ Biotech Index because Akari’s ADSs trade on The NASDAQ Capital Market and Akari believes this indicates its relative performance against a group consisting of more similarly situated companies.

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Chief Executive Total Remuneration History

The table below sets out total remuneration details for the Chief Executive Officer.

Period	Single total figure of remuneration ($)	Bonus ($)		Short-term incentive payout against maximum (1)		Option and restricted stock awards ($)		Option Awards against maximum (2)
2024 Samir Patel, M.D.	-	-		-		435,767		-
2024 Rachelle Jacques (3)	207,582	-		-		-		-
2023 Rachelle Jacques	615,750	-		-		927,891	(12)	-
2022 Rachelle Jacques (3)	4,147,808	875,000	(3)	-		2,799,224	(4)	-
2022 Clive Richardson (5)	802,373	657,764	(5)	-		-		-
2021 Clive Richardson	612,047	206,826		-		-		-
2020 Clive Richardson	503,941	214,960		-		-		-
2019 Clive Richardson (6)	432,408	177,028		-		-		-
2018 (David Solomon) (7)	173,611	-		-		-		-
2017 (Gur Roshwalb and David Solomon) (7)	1,338,253	119,041	(8)	100	%(9)	-		-
2016 (Gur Roshwalb)	581,250	187,500		125	%(10)	-		-
2015 (Gur Roshwalb)	7,306,951	86,625		100	%(11)	6,863,034		-

(1)	All cash bonuses to Rachelle Jacques and Clive Richardson were awarded on a discretionary annual basis, except Ms. Jacques’s sign-on bonus.

(2)	All options were awarded on a discretionary basis.

(3)	Rachelle Jacques stepped down as our President and Chief Executive Officer effective 1 May 2024 (the “Separation Date”). On 19 August 2024, we entered into a separation agreement with Ms. Jacques (the “Separation Agreement”). The Separation Agreement, in exchange for a release of claims and other agreements, acknowledgements and representations of Ms. Jacques set forth therein, provides for: (i) a one-time lump sum payment in the amount of $450,000; (ii) vesting of a portion of RSUs held by Ms. Jacques representing 276,000,000 ordinary shares; and (iii) forfeiture of a portion of RSUs held by Ms. Jacques representing 482,250,000 ordinary shares. Ms. Jacques was appointed as Akari’s Chief Executive Officer on 28 March 2022; Ms. Jacques’s 2022 bonus included a $650,000 sign-on bonus.

(4)	In addition to Ms. Jacques’s stock option awards granted during 2022, Ms. Jacques received a restricted stock award whose grant date fair value was $253,410.

(5)	Mr. Richardson resigned as Akari’s Chief Executive Officer and Chief Operating Officer in March 2022. Mr. Richardson received a termination payment of $657,746.

(6)	Clive Richardson was appointed Interim Chief Executive on 8 May 2018 and Chief Executive Officer on 18 July 2019.

(7)	Dr. Roshwalb resigned as Akari’s Chief Executive Officer on 29 May 2017 and David Solomon was appointed as Akari’s Chief Executive Officer on 28 August 2017 and resigned 8 May 2018.

(8)	Includes a $50,000 signing bonus.

(9)	Bonus was awarded in 2017 but calculated from Dr. Solomon’s appointment on 28 August 2017.

(10)	Bonus was awarded in 2016 but calculated for a 15-month period from the date of the acquisition of Volution Immuno Pharmaceutical SA on 18 September 2015.

(11)	Bonus was awarded in 2015 but calculated for a 9-month period until the date of the acquisition of Volution Immuno Pharmaceutical SA on 18 September 2015.

(12)	In addition to Ms. Jacques’s stock option awards granted during 2023, Ms. Jacques received a restricted stock awards with a grant date fair value of $729,393 in the aggregate.

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Directors’ Remuneration Compared to Other Employees

The table below shows the percentage change in remuneration of each director and the parent company’s non-executive directors on a full-time equivalent basis between the year ended 31 December 2023 and the year ended 31 December 2024.

	Change in Remuneration in year ended 31 December 2023 compared with remuneration in the year ended 31 December 2024
	Salary and/or Fees		Taxable Benefits	Annual Bonus
Executive Director
Samir Patel, M.D.	309	%(1)	-	-
Rachelle Jacques	-66	%(2)	-	-
Non-Executive Director
Hoyoung Huh, M.D.	-		-	-
Ray Prudo, M.D.	-7	%(3)	-	-
Robert Bazemore	-		-	-
James Neal	-		-	-
Sandip I. Patel	-		-	-
Abizer Gaslightwala	-		-	-
James Hill, M.D.	-		-	-
Stuart Ungar, M.D.	-		-	-
David Byrne	-		-	-
Donald Williams	2	%(4)	-	-
Mohamed Wa’el Ahmed Hashad	66	%(5)	-	-
Michael Grissinger	5	%(6)	-	-
Other Employees	10%		-	-

(1) Dr. Patel served as our interim President and Chief Executive Officer from 1 May 2024 to 15 December 2024, our President and Chief Executive Officer from 16 December 2024 to 21 April 2025 and as a member of our compensation committee since 30 January 2024. He continues to be a member of our board of directors (since 29 November 2023). Dr. Patel’s remuneration as President and Chief Executive Officer was paid in the form of our ordinary shares. Dr. Patel is paid in cash for his service as a director. The increase is due to a full year of service as a director during the year ended 31 December 2024.

(2) Ms. Jacques stepped down as our President and Chief Executive Officer, effective 1 May 2024.

(3) Dr. Prudo served as the Chairman of our board of directors from 1 January 2023 through 14 November 2024, with a renumeration package of $100,000 per annum, paid in equal monthly installments. Effective 14 November 2024, Dr. Prudo began serving as a director.

(4) Mr. Williams resigned from our board of directors on 16 December 2024.

(5) Mr. Hashad was appointed to our board of directors effective 30 June 2023 and resigned from our board of directors on 14 November 2024. Accordingly, the increase is due to a longer service period for the year ended 31 December 2024.

(6) Mr. Grissinger was appointed as chairman of our nominating and governance committee on 30 June 2023. He resigned from our board of directors on 14 November 2024.

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Directors’ Remuneration Compared to Other Employees (continued)

The table below shows the percentage change in remuneration of each director and the parent company’s non-executive directors on a full-time equivalent basis between the year ended 31 December 2022 and the year ended 31 December 2023.

	Change in Remuneration in year ended 31 December 2022 compared with remuneration in the year ended 31 December 2023
	Salary and/or Fees		Taxable Benefits	Annual Bonus
Executive Director
Ray Prudo, M.D.	-76	%(1)	-	-100%
Rachelle Jacques	34	%(2)	-	-100%
Non-Executive Director
James Hill, M.D.	-52	%(3)	-	-
Stuart Ungar, M.D.	-52	%(3)	-	-
David Byrne	-16	%(3)	-	-
Donald Williams	15	%(4)	-	-
Mohamed Wa’el Ahmed Hashad	-		-	-
Michael Grissinger	45	%(5)	-	-
Samir Patel, M.D.	-		-	-
Other Employees	1%		-	-100%

(1) Dr. Prudo served as our executive chairman from 2015 September through 2022 December. Effective 1 January 2023, Dr. Prudo began serving as the Chairman of our board of directors with a renumeration package of $100,000 per annum, paid in equal monthly installments.

(2) Rachelle Jacques was appointed as Akari’s Chief Executive Officer on 28 March 2022. Accordingly, the increase is primarily due to renumeration during the year ended 31 December 2023 being for twelve months versus nine months for the year ended 31 December 2022.

(3) Served as a director until our 2023 annual general meeting on 30 June 2023. Accordingly, the decrease is primarily due to a partial year of service for the year ended 31 December 2023.

(4) Mr. Williams was appointed chairman of the compensation committee on 30 June 2023 which increased his annual retainer.

(5) Mr. Grissinger was appointed to the compensation and audit committees on 1 November 2022 and our as chairman of the nominating and governance committee on 30 June 2023 which increased his annual retainer.

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Directors’ Remuneration Compared to Other Employees (continued)

The table below shows the percentage change in remuneration of each director and the parent company’s non-executive directors on a full-time equivalent basis between the year ended 31 December 2021 and the year ended 31 December 2022.

	Change in Remuneration in year ended 31 December 2021 compared with remuneration in the year ended 31 December 2022
	Salary and/or Fees		Taxable Benefits	Annual Bonus
Executive Director
Ray Prudo, M.D.	0%		-	0%
Rachelle Jacques		(1)	(1)		(1)
Clive Richardson	-78	%(2)	-3%	-100	%(2)
Non-Executive Director
James Hill, M.D.	-		-	-
Stuart Ungar, M.D.	-		-	-
David Byrne	-		-	-
Donald Williams	-		-	-
Peter Feldschreiber	-		-	-
Michael Grissinger	-		-	-
Other Employees	2%		76%	-34%

(1) Rachelle Jacques was appointed as Akari’s Chief Executive Officer on 28 March 2022; there is no comparison.

(2) Mr. Richardson resigned as Akari’s Chief Executive Officer and Chief Operating Officer in March 2022. Mr. Richardson received three months of salary in 2022; he did not receive a 2022 bonus.

The table below shows the percentage change in remuneration of each director and the parent company’s non-executive directors on a full-time equivalent basis between the year ended 31 December 2020 and the year ended 31 December 2021.

Change in Remuneration in year ended 31 December 2020 compared with remuneration in the year ended 31 December 2021
	Salary and/or Fees	Taxable Benefits	Annual Bonus
Executive Director
Ray Prudo, M.D.	0%	-	0%
Clive Richardson	4%	5%	-4%
Non-Executive Director
James Hill, M.D.	-	-	-
Stuart Ungar, M.D.	-	-	-
David Byrne	-	-	-
Donald Williams	-	-	-
Peter Feldschreiber	-	-	-
Michael Grissinger	-	-	-
Other Employees	11%	44%	25%

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Directors’ Remuneration Compared to Other Employees (continued)

The table below shows the percentage change in remuneration of each director and the parent company’s non-executive directors on a full-time equivalent basis between the year ended 31 December 2019 and the year ended 31 December 2020.

Change in Remuneration in year ended 31 December 2019 compared with remuneration in the year ended 31 December 2020
	Salary and/or Fees	Taxable Benefits	Annual Bonus
Executive Director
Ray Prudo, M.D.	3%	-	3%
Clive Richardson	17%	19%	21%
Non-Executive Director
James Hill, M.D.	-	-	-
Stuart Ungar, M.D.	-	-	-
David Byrne	-	-	-
Donald Williams	-	-	-
Peter Feldschreiber	-	-	-
Michael Grissinger	-	-	-
Other Employees	23%	-9%	8%

Relative Importance of Cash Position

The following table sets forth the cash amounts as at 31 December 2024 and 31 December 2023.

Period	31 December 2024 ($)	31 December 2023 ($)	Change (%)
Cash	2,599,000	3,845,000	(32)%

Implementation of remuneration policy for year ending 31 December 2024

Our director remuneration, comprised of annual cash retainers and equity grants, is administered by our board of directors with the assistance of the compensation committee. The compensation committee conducts an annual review of director remuneration and makes recommendations to the board with respect thereto. The shareholders approved our Directors Remuneration Policy on 30 June 2023 to provide a framework for the Directors’ remuneration packages.

On December 12, 2024, our board of directors approved the appointment of Dr. Patel to Chief Executive Officer and principal executive officer, effective December 16, 2024. There were no changes to Dr. Patel’s revised compensation as provided for under the September 16, 2024 Interim CEO Amendment Agreement, described below, following Dr. Patel’s appointment as President and Chief Executive Officer on December 16, 2024.

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On May 31, 2024, the Company and Dr. Patel entered into an Interim Chief Executive Officer Agreement, effective as of May 1, 2024 (the “Interim CEO Agreement”). Pursuant to the Interim CEO Agreement, Dr. Patel served as the Company’s Interim President and Chief Executive Officer as an independent contractor on an at-will basis. The Interim CEO Agreement could be terminated by the Company immediately for any reason. As the sole compensation for services provided under the Interim CEO Agreement, Dr. Patel was paid $50,000 per month in the form of fully vested ordinary shares. On September 16, 2024, the Company entered into an amendment to the Interim CEO Agreement (the “Amendment”), effective July 1, 2024, to revise Dr. Patel’s compensation in connection with the services as Interim President and Chief Executive Officer. Pursuant to the Amendment, in lieu of receiving the stated monthly compensation of $50,000 in the form of fully vested ordinary shares, Dr. Patel is paid in the form of fully vested non-qualified stock options to purchase ordinary shares (“NQSO”), with the number of ADSs underlying each such monthly NQSOs grant to be equal to two times the number determined by dividing (i) $50,000 by (ii) the closing price of the Company’s ADSs on the Nasdaq Capital Market on the last day of each month (or partial month) Dr. Patel serves as the Company’s Interim President and Chief Executive Officer.

Rachelle Jacques stepped down as our President and Chief Executive Officer, effective May 1, 2024 (the “Separation Date”). On August 19, 2024, we entered into a separation agreement with Ms. Jacques (the “Separation Agreement”). The Separation Agreement, in exchange for a release of claims and other agreements, acknowledgements and representations of Ms. Jacques set forth therein, provides for: (i) a one-time lump sum payment in the amount of $450,000 to be paid to Ms. Jacques on the earlier of (a) within 30 days of the closing date of our anticipated merger with Peak Bio, Inc. and (b) December 2, 2024; (ii) vesting of a portion of RSUs held by Ms. Jacques representing 276,000,000 ordinary shares; and (iii) forfeiture of a portion of RSUs held by Ms. Jacques representing 482,250,000 ordinary shares.

In addition, the Company has a non-executive director remuneration policy, which was amended and restated on 19 November 2015, and was subsequently amended on 29 June 2016, 26 January 2017, 23 January 2018, 8 January 2019, and on 9 January 2020. On 1 February 2023, our board resolved that the annual cash retainers would be increased by 5%, as compared to 2022. For the year ended 31 December 2024, our non-executive directors were compensated for service on our board of directors as follows, unchanged from 2023:

☐	an annual retainer for service on the board of directors of $41,305;

☐	an annual retainer for service as a member of the compensation committee and nominating and governance committee of $5,570;

☐	an annual retainer for service as a member of the audit committee of $7,875;

☐	for the chairman of the compensation committee, and nominating and governance committee, an annual retainer of $11,139; and

☐	for the chairperson of the audit committee, an annual retainer of $18,375.

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The following table presents the increases in compensation (board fees and/or salaries) agreed for the upcoming fiscal year (with the agreed increases for the year ended 31 December 2024 presented as comparative information):

Director	31 December 2023	31 December 2024	Increase/ (Decrease) %(1)	31 December 2024	31 December 2025(2)	Increase/ (Decrease) %(3)
Executive Director
Samir R. Patel, M.D. (4)	$3,704	$15,138	309%	$15,138	$40,000	164%
Rachelle Jacques(5)	$615,750	$207,582	(66)%	$207,582	N/A	N/A
Non-Executive Director
Hoyoung Huh, M.D.(6)	-	$13,770	N/A	$13,770	$85,570	521%
Ray Prudo, M.D. (7)	$100,000	$93,059	(7)%	$93,059	$45,570	(51)%
James Neal	-	$7,868	N/A	$7,868	$59,875	661%
Sandip I. Patel	-	$8,511	N/A	$8,511	$60,570	612%
Robert Bazemore	-	$15,104	N/A	$15,104	$63,445	320%
Abizer Gaslightwala	-	$1,796	N/A	$1,796	$40,000	2127%
Michael Grissinger	$60,350	$63,203	5%	$63,203	N/A	N/A
Mohamed Wa’el Ahmed Hashad	$28,684	$47,609	66%	$47,609	N/A	N/A
Donald Williams	$65,280	$66,425	2%	$66,425	N/A	N/A
James Hill	$29,343	-	N/A	N/A	N/A	N/A
Stuart Ungar	$23,645	-	N/A	N/A	N/A	N/A
David Byrne	$49,170	-	N/A	N/A	N/A	N/A

(1)	The fees for our non-executive directors remained unchanged during the year ended 31 December 2024 as compared to same period in 2023. All directors are eligible to receive reimbursement for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors, and our non-executive directors are also eligible to receive reimbursement, upon approval of the board of directors or a committee thereof, for reasonable out-of-pocket expenses incurred in connection with attendance at various conferences or meetings with our management.

(2)	All figures are estimates. Additional discretionary bonuses may be awarded in accordance with contractual entitlement and the remuneration policy.

(3)	There were insignificant changes to annual retainers for our executive and non-executive directors in 2025. Changes primarily represent the timing of appointment or termination of service on our board, or sub-committee thereof.

(4)	Dr. Patel served as our interim President and Chief Executive Officer from 1 May 2024 to 15 December 2024, our President and Chief Executive Officer from 16 December 2024 to 21 April 2025 and as a member of our compensation committee since 30 January 2024. He continues to be a member of our board of directors (since 29 November 2023).

(5)	Ms. Jacques was appointed as our Chief Executive Officer in March 2022. Ms. Jacques received an annual base salary of $615,750 until her departure, effective May 1, 2024.

(6)	Effective 14 November 2024, Dr. Huh began serving as the Chairman of our board of directors with a remuneration package of $100,000 per annum, paid in equal monthly installments. He also serves on our nominating and governance committee.

(7)	Dr. Prudo served as the Chairman of our board of directors from 1 January 2023 through 14 November 2024, with a renumeration package of $100,000 per annum, paid in equal monthly installments. Effective 14 November 2024, Dr. Prudo began serving as a director. He also serves on our nominating and governance committee.

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Compensation Committee Approach to Remuneration Matters

Our board of directors and compensation committee review compensation annually for our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our shareholders, and a long-term commitment to our Company.

Our compensation committee is primarily responsible for determining the compensation for our executive officers. Our compensation committee typically reviews and discusses management’s proposed compensation with our Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, taking into account the factors noted above, the compensation committee then sets the compensation for each executive officer other than the Chief Executive Officer and recommends the compensation for the Chief Executive Officer to our board of directors for approval. Our board of directors discusses the compensation committee’s recommendation and ultimately approves the compensation of our Chief Executive Officer without members of management present.

During 2024, prior to our merger with Peak Bio, Inc., our compensation committee consisted of three members, appointed by the Board of Directors: Mr. Donald Williams (Chair), Mr. Michael Grissinger, and Dr. Samir R. Patel. Our compensation committee currently consists of three members, appointed by the Board of Directors: Mr. James Neal (Chair), Mr. Robert Bazemore, and Mr. Sandip I. Patel, each of whom are independent within the meaning of SEC corporate governance rules of independence for purposes of the compensation committee.

The compensation committee did not use any consultants to provide advice or services in relation to directors’ remuneration during the year ended 31 December 2024.

In respect of the last resolution to approve the Directors’ Remuneration Report (excluding the Directors’ Remuneration Policy) at the 2024 AGM, of the 15,847,391,523 votes cast in respect of the above resolution 6,303,638,728 votes were in favour of this resolution, 36,882,000 votes were against and 142,904,000 votes abstained.

In respect of the last resolution to approve the Directors’ Remuneration Policy at the 2023 AGM, of the 5,361,634,466 votes cast in respect of the above resolution, 4,233,987,156 votes were in favour of this resolution, 983,560,110 votes were against and 144,086,200 votes abstained.

2025 implementation

A summary of how the Committee intends to operate the Policy during 2025 is set out below.

Base salaries

Mr. Gaslightwala joined us on 21 April 2025, while Dr. Hombeck joined us on 16 December 2024. Their base salaries were established as of their start dates and are expected to remain constant until their annual performance review in 2026.

Pension and benefits

Pension provision will continue to be offered at 5% of salary in line with our Section 401(k) U.S. employee benefit plan. Benefits to Mr. Gaslightwala and Dr. Hombeck will be limited to private healthcare, paid vacation days and reimbursement of reasonable business expenses.

Variable pay

Maximum annual bonus potential for Mr. Gaslightwala and Dr. Hombeck will remain at 50% of salary (prorated) and 100% of salary, respectively, for 2025. Performance targets will comprise personal and strategic objectives as established with the Committee. During 2025, both Mr. Gaslightwala and Dr. Hombeck have been granted (i) a stock option award with time-based vesting, and (ii) a stock option award with performance-based vesting based on specific performance criteria.

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PART II - DIRECTORS’ REMUNERATION POLICY

This section provides information about the Directors’ Remuneration Policy (the “Policy”) of Akari. The Policy was approved at the 2023 Annual General Meeting of Shareholders (“AGM”) and will remain in effect for a period of three years thereafter, unless changes to the Policy are required earlier and a new Policy is put to shareholder vote.

The Policy seeks to provide compensation packages which will attract, motivate, reward and retain an executive team with the right caliber of talent, experience, and skills to lead a successful future for Akari. Akari’s compensation framework is designed to provide a competitive package in comparison to companies of similar size, complexity, maturity profile and geographic presence. Elements of compensation packages which are subject to performance conditions as noted in the Policy may include key performance indicators (KPIs), both financial and non-financial, which are an important component of the information needed to explain a company’s progress towards its stated goals. Other elements which are not subject to performance measures are considered an important component of attracting and retaining UK resident employees, including Executive Directors.

The table below sets out the main elements of the Policy for its Executive Directors and seeks to explain how each element of the compensation package operates:

Policy Table – Executive Directors

Element	Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics and Recovery Provisions
Base Salary	Support the recruitment and retention of Executive Officers

●       Base salary levels are set taking into account the role, responsibilities and individual’s experience in the position, performance of the individual and Akari. Market competitiveness within the Company’s peer benchmarks are utilized to “price” a job.

●      Base salaries are typically reviewed annually.

●       There is no prescribed maximum increase nor any requirement to increase salary at any time. The Company uses established salary ranges for annual merit increases

●       By exception, higher increases may be made to reflect individual circumstances. These may include significant changes in the job size or complexity and/or promotion.

● None, although overall performance of the individual is considered when setting and reviewing salaries. ● No provisions for recovery or withholding of sums as this is not performance-related.
Pension and other retirement plans	Encourages and enables executives to build savings for their retirement	● Akari typically makes contributions to pension plans (or retirement savings plans) to match prevailing local market practices.	● Currently up to 10% of salary per annum.	● None. ● No provisions for recovery or withholding of sums as this is not performance-related.

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Element	Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics and Recovery Provisions
Other Benefits	Provide market competitive benefits in a cost-effective way

●       Provisions include medical insurance, life insurance, permanent health insurance, etc.

●        In exceptional circumstances, such as the relocation of an executive or for a new hire, additional benefits may be provided in the form of relocation allowance and benefits.

●       Other benefits may be offered if considered appropriate and reasonable by the Compensation Committee.

			● No prescribed maximum. The cost of benefits will vary from year to year in accordance with the cost of insuring such benefits.	● None. ● No provisions for recovery or withholding of sums as this is not performance-related.

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Element	Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics and Recovery Provisions
Bonus	To reward the delivery of annual targets as well as to recognize individual contributions towards our key strategic achievements

●       Any bonus is paid in cash typically within 60 days after the end of the financial year to which it relates.

●        Performance objectives and targets are either fixed contractually or set annually and actual payout levels are determined after the year end, based on performance against targets subject to overriding discretion of the Compensation Committee.

● The maximum annual bonus payable for any financial year is 100% of target bonus, although the Compensation Committee reserves the right to vary this amount in exceptional circumstances and based on assessment of Company and individual performance and goals achievement.

●       Where performance conditions are attached to a bonus payment, targets are either fixed contractually or selected by the Compensation Committee and set annually and can include key financial, operational and/or individual objectives.

●       All assessments of performance against target is made by the Compensation Committee in its sole discretion.

●       No provisions for recovery or withholding of sums as the performance measures are considered adequate.

Equity Incentive Plan (2014 Equity Incentive Plan & 2023 Equity Incentive Plan)	To motivate and reward long-term performance in alignment with the shareholder interests and value- creation

●       Awards may be made periodically to Executive Officers in the form of options or in shares including stock appreciation rights, phantom stock awards or restricted stock units.

●      Awards typically vest over two or four years and may be subject to incremental vesting.

●       There is no specific maximum set for annual equity awards.

●       When making awards, the Compensation Committee will take into account internal grant guidelines, which have been set in reference to local market norms.

●       Where performance conditions are attached to an award, these typically include key financial, operational and/or individual objectives subject to overall Compensation Committee discretion.

●       No provisions for recovery or withholding of sums as the performance measures are considered adequate.

CSOP (UK resident employees and directors only)		● Executives are eligible to participate in the all- employee CSOP Plan under the same conditions as all other employees.	● Grant value of £30,000 or local market rules as amended from time to time.	● None. ● No provisions for recovery or withholding of sums as this is not performance-related.

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Policy Table – Non-Executive Directors

Akari’s non-executive compensation policy is administered by its Board of Directors (the “Board”) with the assistance of the Compensation Committee. The Compensation committee periodically reviews the non-executive director compensation policy and makes recommendations to the Board.

Non-Executive Directors typically receive an annual retainer paid in cash for their service (depending on their additional membership and chairman responsibilities) and an annual grant of stock options but do not participate in the bonus plan to which Executive Officers are eligible, nor do they typically receive any other performance related payment. There are no elements of the non-executive director compensation policy which are subject to performance conditions given the necessity to maintain directors’ independence and board effectiveness in corporate governance, and accordingly there are no provisions for recovery or withholding of sums.

The table below sets out some of the features of Akari’s current non-employee director compensation policy:

Element	Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics
Annual Cash Retainer Fee	Support the recruitment and retention of Non- Executive Directors

•        Each Non-Executive Director serving on the Board receives an annual cash retainer, with additional amounts payable for acting as a chairman or a member of various committees.

•        In addition, the Chairman receive an additional cash retainer.

•        Annual cash retainers are typically payable on a quarterly basis with the exception of the Executive Chairman who is paid monthly.

•        A Non-Executive Director may elect to receive annual cash payments in the form of fully- vested ordinary shares.

			• There is no prescribed maximum increase nor any requirement to increase salary at any time.	• None.

A-18

Element	Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics
Share Options	Strengthens the alignment to shareholders’ interests through share ownership

•        Directors typically receive an annual grant of options in the form of market value options under the Company’s Equity Incentive Plan then in effect.

•        These awards typically vest in full on the date of the next AGM following the date of grant, subject to the Non-Executive Director’s continued service on the Board, have a term of 10 years from date of grant, and vesting accelerates in the case of a change of control.

			• Normal initial grant and annual grant of share options will be equal to 5,000,000 (or equivalent value of ADS) but the Committee reserves the discretion to review and amend this amount.	• None.

The foregoing is qualified in its entirety by Akari’s current non-executive director compensation policy, as may be amended from time to time

A-19

Approach to Recruitment Compensation

Akari’s policy is to pay a fair remuneration package for the role being undertaken and the experience of the individual to be appointed. Akari expects remuneration packages for Executive Directors to include base salary, targeted level of annual cash incentive, initial and ongoing equity-based awards, standard benefits and special provisions tailored to the recruiting situation, such as: sign-on bonus, reasonable relocation support and make-whole awards for remuneration forfeited from a prior employer (whether on account of cash bonuses, share awards, pension benefits or other forfeited items). The Compensation Committee retains the discretion to provide additional cash, share-based payment, benefits and other remuneration where necessary or useful to recruit new Executive Directors or to secure the ongoing service of existing Executive Directors. The remuneration package for any new non-Executive Director will be set in accordance with the terms of Akari’s nonemployee director compensation policy then in effect. Akari expects remuneration packages for non-Executive Directors to include an annual retainer paid in cash for their service (depending on their additional membership and chairman responsibilities) and an annual grant of stock options. Non-Executive Directors do not participate in the bonus plan to which Executive Officers are eligible, nor do they typically receive any other performance-related payment.

Director’s Service Contracts

Akari’s board of directors is divided into three classes for purposes of election (Class A Directors, who serve a one year term before being subject to re-election at Akari’s annual general meeting; Class B Directors, who serve a two year term before being subject to re-election at the annual general meeting; and Class C Directors who serve a three year term before being subject to re-election at the annual general meeting, provided also that in any two year period, a majority of the board must stand for re-election).

It is the Company’s policy that executive Directors should have contracts with an indefinite term. Directors’ notice periods are set by the compensation committee, having regard to the need to attract and retain talent, ensure an orderly succession and enable the company to manage its personnel while avoiding excessive costs. Service contracts are available for inspection at Akari’s registered office or 75/76 Wimpole Street London W1G 9RT.

Policy on Payments for Loss of Office

Akari’s approach to payments to Executive Directors in the event of termination is to take account of the individual circumstances including the reason for termination, individual performance, contractual obligations and the terms of any option award.

Generally, Akari employment arrangements for Executive Directors include a notice provision and continuing payment obligations as per the individual Executive Director service contracts following termination by Akari of an Executive Director without cause or termination by the Executive Director for good reason or change of control. Payment obligations, if any, include base salary, benefits, and all or some portion of target annual cash remuneration. Akari may offer payment in lieu of notice if it is considered to be in the best interests of Akari.

Treatment of unvested outstanding equity awards will be determined according to the specific nature of termination, individual contracts, and plan rules.

The Compensation Committee reserves the right to make payments it considers reasonable under a compromise or settlement agreement, including payment or reimbursement of reasonable legal and professional fees, and any payment or compensation (in whatever form) in respect of statutory rights under employment law in the US, UK or other jurisdictions. Payment or reimbursement (in whatever forms) of reasonable outplacement fees may also be provided.

Other Relevant Information Considered

As appropriate, the Compensation Committee considers the pay and conditions of the broader employee workforce, as well as the Consumer Price Index and Retail Price Index, when making compensation related decisions for the directors. The Compensation Committee does not consult employees, other than Executive Directors, when drafting the Policy.

The Compensation Committee also considers shareholder feedback, so far as it relates to compensation, when reviewing the appropriateness of the Policy. In addition, the Compensation Committee considers potential conflicts of interest and directors do not have sole discretion over their own remuneration.

This report was approved by the Board on 5 June 2025 and signed on its behalf.

Abizer Gaslightwala

Director, President and Chief Executive Officer

A-20

ANNEX B

AMENDMENT NO. 2 TO THE

AKARI THERAPEUTICS, PLC

2023 EQUITY INCENTIVE PLAN

WHEREAS, Akari Therapeutics, plc (the “Company”) maintains the Akari Therapeutics, plc 2023 Equity Incentive Plan (the “Plan”) which was previously adopted by the Board of Directors of the Company (the “Board”) and approved by the Company’s shareholders;

WHEREAS, the Board believes that the number of shares of Common Stock (as defined in the Plan) remaining available for issuance under the Plan has become insufficient for the Company’s anticipated future needs under the Plan;

WHEREAS, the Board has determined that it is advisable and in the best interest of the Company and its stockholders to amend the Plan to increase the aggregate number of shares of Common Stock reserved for issuance under the Plan by 11,026,000,000 shares;

WHEREAS, Section 16 of the Plan provides that the Administrator (as defined in the Plan) may amend the Plan at any time, subject to certain conditions set forth therein; and

WHEREAS, this Amendment will become effective upon approval by the Company’s shareholders at the Company’s next general meeting and if, for any reason, the Company’s shareholders fail to approve this Amendment, the existing Plan shall continue in full force and effect.

NOW, THEREFORE, the Plan is amended as follows:

1. The first paragraph of Section 3 of the Plan is hereby deleted in its entirety and replaced with the following:

“The number of Shares as to which Stock Rights (including ISOs) may be issued from time to time pursuant to this Plan shall be the sum of: (i) 19,806,000,000 shares of Common Stock and (ii) any shares of Common Stock that are represented by awards granted under the Company’s 2014 Stock Option Plan that are forfeited, expire or are cancelled without delivery of shares of Common Stock or which result in the forfeiture of shares of Common Stock back to the Company on or after June 30, 2023, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 22 of this Plan; provided, however, that no more than 855,637,300 Shares shall be added to the Plan pursuant to subsection (ii).”

3. Effective Date of Amendment. This Amendment to the Plan shall become effective upon the date that it is approved by the Company’s shareholders in accordance with applicable laws and regulations.

4. Other Provisions. Except as set forth above, all other provisions of the Plan shall remain unchanged.

Date of approval by the Board of Directors: May 22, 2025

Date of approval by the Shareholders:

B-1

AKARI THERAPEUTICS, PLC

PROXY FORM
For use at the Annual General Meeting
to be held at 75/76 Wimpole Street, London W1G 9RT at 2.30pm local time on June 30, 2025.

I/We____________________________________________________________________________________________

(Name in full block capitals please)

of______________________________________________________________________________________________

being (a) member(s) of Akari Therapeutics, Plc (“Akari” or the “Company”) hereby appoint the Chairman of the meeting or

________________________________________________________________________________________________

as my/our proxy to attend, speak and vote for me/us and on my/our behalf as identified by an “X” in the appropriate box below at the annual general meeting of the Company to be held at the above time and at any adjournment of the meeting. This form of proxy relates to the resolutions referred to below.

I/We instruct my/our proxy to vote as follows:

No.	Resolutions	For	Against	Abstain (see note 2)
Ordinary Resolutions
1.	To receive the report of the Board of Directors and the accounts for the year ended December 31, 2024, together with the report of the statutory auditor and the strategic report.
2.	To approve, on an advisory-basis, the Board of Directors’ Remuneration Report (excluding the Board of Directors’ Remuneration Policy), as set out in the Company’s annual report and accounts for the financial year ended December 31, 2024.
3.	To re-elect Hoyoung Huh as a director of Akari, as a Class A Director as stated in Article 18.2.1 of the Company’s articles of association (the “Articles”).
4.	To re-elect Robert Bazemore as a director of Akari, as a Class A Director as stated in Article 18.2.1 of the Articles.
5.	To re-elect James Neal as a director of Akari, as a Class A Director as stated in Article 18.2.1 of the Articles.
6.	To re-elect Sandip I. Patel as a director of Akari, as a Class A Director as stated in Article 18.2.1 of the Articles.
7.	To re-elect Samir R. Patel as a director of Akari, as a Class A Director as stated in Article 18.2.1 of the Articles.
8.	To re-elect Abizer Gaslightwala as a director of Akari, as a Class A Director as stated in Article 18.2.1 of the Articles.
9.	To ratify the appointment of BDO USA, P.C. as independent registered public accounting firm of Akari for the year ending December 31, 2025.
10.	To re-appoint HaysMac LLP as statutory auditors of Akari to hold office until the conclusion of the next annual general meeting at which accounts are laid before Akari shareholders.
11.	To authorize the audit committee of the Board of Directors of Akari to fix the statutory auditors’ remuneration.

No.	Resolutions	For	Against	Abstain (see note 2)
12.	To generally and unconditionally authorize an increase in the number of shares available for the grant of awards under the Company’s 2023 Equity Incentive Plan (the “2023 Plan”) by 11,026,000,000 ordinary shares (the equivalent of 5,513,000 American Depositary Shares (“ADSs”)) to 19,806,000,000 ordinary shares (the equivalent of 9,903,000 ADSs) plus such additional number of ordinary shares (up to 855,637,300 ordinary shares) subject to awards granted under the Celsus Therapeutics PLC 2014 Equity Incentive Plan (the “2014 Plan”), to the extent such awards are forfeited or cancelled, or expire unexercised.
13.	To approve, on a non-binding, advisory basis, the compensation of our named executive officers (“NEOs”) as disclosed in the Proxy Statement.
14.	To approve the time-vested one time grant stock option awards over 225,000 ADSs (representing 450,000,000 ordinary shares) granted, conditional on shareholder approval, to each of certain of the Company’s directors (being Hoyoung Huh, Raymond Prudo-Chlebosz, Robert Bazemore, James Neal, Sandip I. Patel and Samir R. Patel) on March 20, 2025 (the “Stock Option Awards”), which would represent, in aggregate, time-vested one time grant options over 1,350,000 ADSs (representing 2,700,000,000 ordinary shares) (4.2% of the Company’s current issued share capital) with each of the Stock Option Awards vesting 25% on March 20, 2025, 25% at December 31, 2025 and the remaining 50% vesting monthly over the next 24 months thereafter.
15.	That, in accordance with section 551 of the U.K. Companies Act 2006, our directors or any duly authorized committee of the directors be generally and unconditionally authorized to allot shares in Akari and to grant rights to subscribe for or to convert any security into shares in Akari up to an aggregate nominal amount of $20,000,000 for a period expiring (unless otherwise renewed, varied or revoked by Akari at a general meeting) on June 30, 2030, save that Akari may, before such expiry, make offers or agreements which would or might require such shares to be allotted or such rights to be granted after such expiry and the directors may allot such shares or grant such rights in pursuance of such offers or agreements notwithstanding that the authority conferred by this resolution has expired; and this resolution revokes and replaces all unexercised authorities previously granted to the directors to allot shares or grant rights to subscribe for or convert any security into shares, but without prejudice to any allotment of shares or grant of rights already made, offered or agreed to be made pursuant to such authorities.

Special Resolutions
16.	That, conditional on resolution 15 above (the “General Allotment Proposal”) being duly passed, in accordance with section 570 of the U.K. Companies Act 2006, the directors of Akari (or any duly authorized committee of the directors of Akari) be generally empowered to allot equity securities (as defined in section 560 of the U.K. Companies Act 2006) for cash pursuant to the authorization conferred on them by the General Allotment Proposal as if section 561 of the U.K. Companies Act 2006 and any pre-emption provisions in the Articles (or howsoever otherwise arising) did not apply to the allotment for a period expiring (unless previously renewed, varied or revoked by Akari prior to or on that date) five years after the date on which this resolution is passed save that Akari may, before such expiry, make an offer or agreement which would or might require shares to be allotted after such expiry and the directors may allot shares in pursuance of any such offer or agreement notwithstanding that the power conferred by this resolution has expired (the “Pre-emption Rights Proposal”).

Dated _________________ 2025.

Signature(s): ____________________________________

Name(s): ________________________________________

Notes:

1.	Please indicate with an “X” in the appropriate box how you wish the proxy to vote. In the absence of any indication, the proxy will exercise his/her discretion as to whether and how he/she votes; if the Chairman of the meeting is appointed, he will exercise this discretion to vote FOR each resolution. The proxy may also vote or abstain from voting as he/she thinks fit on any other business which may properly come before the meeting.

2.	If you mark the box “abstain”, it will mean that your proxy will abstain from voting and, accordingly, your vote will not be counted either for or against the relevant resolution. It should be noted that an abstention is not a vote in law.

3.	This form of proxy should be signed and dated by the member or his attorney duly authorized in writing. If the appointer is a corporation this proxy should be under seal or under the hand of an officer or attorney duly authorized. Any alteration made to the form of proxy should be initialed.

4.	To be valid, this form of proxy, together with a duly signed and dated power of attorney or any other authority (if any) under which it is executed (or a notarially certified copy of such power of attorney or other authority) must be signed and dated and lodged at the Company’s registrars at the address below (or by email at the email address below), so as to be received by 2.30 pm local time on June 26, 2025 (or, if the meeting is adjourned, not less than 48 hours before the time of the adjourned meeting) (excluding weekends and bank holidays).

5.	A proxy need not be a member of the Company. A member may appoint a proxy of his/her own choice. If you wish to appoint someone else, please delete the words “the Chairman of the meeting” and insert the name of the person whom you wish to appoint in the space provided. The Chairman of the meeting will act as your proxy, whether or not such deletion is made, if no other name is inserted. A member may appoint more than one proxy in relation to the meeting provided that each proxy is appointed to exercise rights attached to different shares.

6.	In the case of joint holders, signature of any one holder will be sufficient, but the names of all the joint holders should be stated. The vote of the senior holder (according to the order in which the names stand in the register of members in respect of the holding) who tenders a vote in person or by proxy will be accepted to the exclusion of the vote(s) of the other joint holder(s).

7.	Pursuant to Regulation 41 of the Uncertificated Securities Regulations 2001, as amended, the Company specifies that entitlement to attend and vote at the meeting, and the number of votes which may be cast at the meeting, will be determined by reference to the Company’s register of members at 6.30 p.m. (London time) on June 26, 2025 or, if the meeting is adjourned, at 6.30 p.m. (London time) two working days before the time of the adjourned meeting. In each case, changes to the register of members after such time will be disregarded.

8.	Completion and return of a form of proxy will not preclude a member from attending the meeting and voting in person.

9.	The Company has retained Equiniti Limited to hold and maintain its register of members. Equiniti Limited will take delivery of completed proxy forms posted to it in accordance with the details above. Persons who own ordinary shares through a brokerage firm, bank or other financial institution, including persons who own ordinary shares in the form of American Depositary Receipts (“ADRs”) evidencing American Depositary Shares (“ADSs”) through the Depositary, Deutsche Bank AG, London Branch, as custodian of Deutsche Bank Trust Company Americas (“Beneficial Owners”), must return a voting instruction form to have their shares or the shares underlying their ADSs, as the case may be, voted on their behalf. Brokerage firms, banks or other financial institutions that do not receive voting instructions from Beneficial Owners may vote at their discretion. ADS holders are not entitled to vote directly at the meeting, but a Deposit Agreement, as amended, exists between the Depositary and the holders of ADRs pursuant to which registered holders of ADRs as of May 23, 2025 are entitled to instruct the Depositary as to the exercise of voting rights pertaining to the Ordinary Shares so represented. The Depositary has agreed that it will endeavour, insofar as practicable, to vote (in person or by delivery to the Company of a proxy) the ordinary shares held for its custodian, Deutsche Bank AG, London Branch, in accordance with the instructions of the ADR holders. Instructions from ADR holders must be sent to the Depositary so that the instructions are received by no later than June 18, 2025, at 1.00 p.m. New York time.

Address for lodgment of hard-copy forms of proxy: Equiniti Limited, at Aspect House, Spencer Road, Lancing, BN99 6DA, United Kingdom. Alternatively a completed, signed and dated copy of this form of proxy (and any accompanying evidence of authority) may be scanned and emailed to adr@equiniti.com.

0

# AKARI THERAPEUTICS, PLC

## Proxy for the Annual General Meeting of Shareholders on June 30, 2025

## 2:30 PM BST (9:30 AM EST)

## (Continued and to be signed on the reverse side)

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Alternatively you can provide us with your email address in the below section entitled "ELECTRONIC SHAREHOLDER COMMUNICATIONS" to receive future materials electronically when available.

**Electronic Shareholder Communications** Please join the growing number of shareholders who receive emails instead of hard copy shareholder communications. Register online at https://equiniti.com/us/ast-access or supply your email address below.

1.1

14475

# ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

# AKARI THERAPEUTICS, PLC

**June 30, 2025**

**2:30 PM BST (9:30 AM EST)**

**This proxy is being solicited on behalf of the Board of Directors**

**ADD YOUR EMAIL ADDRESS ONLINE**
Add your email address to your online account at AST for 24/7 access to your account and enroll in eConsent to receive future materials electronically. Update your account today at: https://equiniti.com/us/ast-access (see reverse side for instructions) or provide us with your email address in the section entitled "ELECTRONIC SHAREHOLDER COMMUNICATIONS" at the bottom right side of this card or on the reverse side to receive future materials electronically when available.

Please vote, sign, date and mail your proxy card in the envelope provided so that your vote is received on or before June 18, 2025 at 1:00 p.m. EST

↓ Please detach along perforated line and mail in the envelope provided. ↓

063025

**THE AKARI BOARD OF DIRECTORS RECOMMENDS THAT AKARI SHAREHOLDERS VOTE "FOR" RESOLUTIONS 1-16.**
**PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE** ☒

**Ordinary Resolutions**

**Special Resolution**

| | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| 16. To approve the Pre-emption Rights Proposal. | ☐ | ☐ | ☐ |

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Please indicate your new address in the address space above. Please note that changes

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

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